Prospectus Supplement (Sales Report) No. 6 dated March 2, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 69990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
69990	$15,500	$15,500	7.88%	1.00%	February 25, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 69990. Member loan 69990 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Diageo North America	Debt-to-income ratio:	7.05%
Length of employment:	< 1 year	Location:	Stamford, CT

Home town:
Current & past employers:	Diageo North America
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with high rates that I would like to refinance at a lower rate. One card is with Citibank the other with American Express. Borrower added on 02/13/10 > I have one credit card with a high rate I want to refinance to a lower rate with American Express.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,931.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Diageo North America and what do you do there?	Diageo is an international Beer, Wine & Spirits company (the largest in the world in fact). Check it out at www.diageo.com for more information. I am a Marketing Director in the Customer Marketing Department and manage "Bar Marketing" across our portfolio of Beer & Spirits Brands.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history before Diageo? These answers will definitely help lenders lend.	no mortgage school loan @ 6% = $5k Amex @ 16% = $16K Citi card @ 4%-11% = $16K Auto loan @ 6% = $9k Bank savings at $3K Retirement Investments & Stocks (not 401K) @ $60K 401K @ $40K Living with my fiance who is a student making $15-$20k. Her only debts are student loans.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Thank you	My position within Diageo is very secure. I am the lead and tenured Director on my team of 5. Diageo has an excellent "package" should they eliminate your position including 6 months full pay and benefits. In addition in the event that I lost my position I have approximately $75K in stocks & investments that I would liquidate before risking my excellent credit rating.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (rent, car, utilities, student loans etc)? Thanks for answers to both Qs...	I'm planning on paying off one credit card with this loan that has a variable APR (currently at 16%). I'm currently paying $800-$1,000/month to this one credit card. Other major monthly costs include: 1 other credit card: $300/month Auto loan + Insurance: $400 Student loan: $120 Rent: $1850 Utilities, Cable: $200 All other income is disposable. I'm getting married next year and looking for every possible way to reduce my debt and save money.
Can you list your work history before Diageo?	Sorry I missed that one! 1999-2001: Marketing Manager, National Beverage Corp. 2001-2003: Marketing Manager, Diageo NA 2003-2007: Operations Director, MKTG (formerly US Concepts) 2008-Present: Marketing Director, Diageo NA I oversaw Diageo's business during my time at MKTG/US Concepts. I have been gainfully employed for the past 10 years with no gaps in work history.
Ok. I'm in. I suggest you have Lending Clubr verify your income b/c that attracts more lenders which means you'll have a greater chance of getting this loan. You'll need to contact Lending Club for that. Good Luck!	Thanks, and thanks for the tip. They called me today actually to verify a number of things.

Member Payment Dependent Notes Series 370866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370866	$15,000	$15,000	14.22%	1.00%	February 25, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 370866. Member loan 370866 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Excel Construction & Development, Inc.	Debt-to-income ratio:	3.48%
Length of employment:	10+ years	Location:	Mountain View, CA

Home town:
Current & past employers:	Excel Construction & Development, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am a general contractor and need the loan for the following purpose: 1- Pay off two credit cards total $5,000 2- Pay off a loan for $5000 3- Cash flow for the current construction contract. I have a design build construction contract and I will use the balance of the loan for cash flow of the project. I expect to pay off the loan in 12 months. Borrower added on 02/08/10 > I will use the funds to pay off the current high interest rate credit cards. I have sufficient income to make the payment which will be my only monthly payment. I have no other loans.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,628.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for providing the detailed description! Would you please list all of your debts (type/balance/APR's/minimum payments) and indicate with of them you will be paying off with this loan? Thank you in advance!	Capital One $2500 20% Credit Card Chase $2500 20% CC Best Buy $500 20% CC Personal Loan $6500 Loan
I see some recent credit inquiries - what were they for, and did any of them result in new credit cards or loans? Thank you in advance.	No new credit cards. Funds used for operating expenses.
Hi. Is Excel Development your own company? How long has it been around? (No obvious hit for it on Google or Bing...) Thanks.	Excel Construction & Development, Inc. was incorporated in CA on 9/1/1995
I don't the recent loans in the list of debts that you provided... please clarify? Thank you in advance.	Your question is not clear. Repeat it.
I'm sorry. Typo - it should have read, "I don't see the recent loans in the list of debts that you provided..." You said that you obtained funds for operating expenses recently - which I would think would show up in the list of your debts. I hope that makes the question more clear.	I have two credit cards and one personal loan. I have use them on as need basis. CC's were opened few years ago.
When asked about the recent credit inquiries, you replied, "Funds used for operating expenses." Please elaborate? Thanks!	Operating expenses are office overhead, wages, ext.

Member Payment Dependent Notes Series 453021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453021	$7,400	$7,400	7.88%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 453021. Member loan 453021 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,900 / month
Current employer:	The Dow Chemical Co.	Debt-to-income ratio:	10.22%
Length of employment:	4 years	Location:	Pearland, TX

Home town:
Current & past employers:	The Dow Chemical Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > This loan will provide a part of the funding I need in order to obtain the shares of my company at a discount price through the employee stock purchase plan (ESPP). The other part of the money will come from my savings. My company (Dow Chemical) will issue me shares at a price of $18.09. The current market price is ~$29 so the profit is already there. I'm a very reliable person and never been late with any payment as you can see from my credit score and report. As a scientist in my company I have a very stable job and enough money to make all the payments on time. Borrower added on 02/25/10 > Thank you for looking into this loan and I hope you will make an investment!!!

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How much of your own money will you be investing? If a need arises, are you able to sell stock in your ESPP plan? Do you have money set aside for a rainy day? If the stock takes a big dive, will you still payoff this loan? Your answers are appreciated. Wishing you the best with your investment plan.	Thanks for asking. I'll be investing ~$5000 of my own money. The stock can be sold at any time after they are issued to my name and everything can be done via Morgan Stanley's website in real time. I do have money on the side and even if the stock goes down I will be able to pay off this loan solely through my salary. Thanks again for taking an interest in this loan.
Hello. Thank you for answering my questions. I have made an investment in your loan. I would have preferred a stronger answer to my last question. Like so many other Americans you are using leveraging with someone else's money. I would have liked to have heard you make a clearer acknowledgement about your responsibility to pay back the loan. Wishing you well.	Stop sell order on the stock will be set up at $25 so if the value goes below this mark all stocks will be sold and loan payed back in full. I appreciate your investment. Thank you.
Hello, Do you intend to pay off this right after the stock issues or do you intend to pay on it for a while? Thanks.	Not right away. Only if the stock drops below $25 then I will. My goal is to hold it for at least 12 months so that it is considered a long capital gain. So my intent is to pay this loan on for at least a year. Thanks for asking.
Sounds good to me. I'm going to invest in your loans. Thanks.	Thanks...
What are the terms of your ESPP? I went on a crusade to get people to sign up for the ESPP at my work. Ours was 15% discount every 6 months up to 10% of your paycheck no min. holding time. Will be investing in your loan.	We can buy stocks at any time between March 1st and November 15th at predetermined price. This can be done in two ways: lump sum or paycheck deductions. We don't have any holding time requirements as well. Total value that you can buy depends from year to year and goes from 10% to 20% of your annual salary. I hope this answers your question.

Member Payment Dependent Notes Series 460256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460256	$25,000	$25,000	14.96%	1.00%	February 26, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 460256. Member loan 460256 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:		Debt-to-income ratio:	17.24%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I would rather pay some one else the interests than the credit card companies. Borrower added on 02/13/10 > I am a software engineer who does consulting work. I currently pay about 1000$ per month, with most of it going towards the interests on balances. I just want to get rid of all my credit cards.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,438.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income?	I am a software engineer currently doing consulting work on a billing system for a debit card company.
RE: $25,000 DC loan questions: (1)-Source(s) $8,333 pm gross income is/are?. Occupation? If self-employed business person provide detail about your business. (2)-TrasUnion Credit Report reflects $30,438 revolving credit debt balance. Monthly $$ payments paid on revolving debt is $$? (Total per month actually PAID and NOT minimum payments DUE per month.) Please answer BOTH questions. Member 505570 Retired-USMC-Investor 02.13.2010 @ 7:54 AM ET.	I am a software engineer currently doing consulting work on a billing system for a debit card company. I am currently paying 1000$ per month, and most of it's going towards financial charges. :)

Member Payment Dependent Notes Series 462706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462706	$20,000	$20,000	13.48%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 462706. Member loan 462706 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	First Investors Financial Serv	Debt-to-income ratio:	4.29%
Length of employment:	10+ years	Location:	HOUSTON, TX

Home town:
Current & past employers:	First Investors Financial Serv
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,040.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at First Investors Financial Serv?	I am a Senior Loan Officer.
Can you tell us what you plan to use this loan for? To understand how this will fit into your budget, can you provide info on your monthly costs (e.g. mortgage, utilities, car, credit cars/loan payments, etc)? Thanks for your answer to these 2 Qs...	I plan to buy a small home for rental property. I already have 1 other home that I get an add'l $810 mos on top of my salary. Total monthly debt is around $2500 mos

Member Payment Dependent Notes Series 465730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465730	$10,000	$10,000	11.36%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 465730. Member loan 465730 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	JCG	Debt-to-income ratio:	20.19%
Length of employment:	2 years	Location:	Denver, CO

Home town:
Current & past employers:	JCG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I have an excellent job, a solid credit history, and am using this loan to consolidate and lower the interest rate on some loans I took during graduate school (these were not federal student loans, they were personal loans will fairly high interest rates).

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	67
Revolving Credit Balance:	$10,288.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JCG and what do you do there?	It's a global asset management company. My role there is an internal consultant to a number of different departments. Prior to this job I worked in management consulting for about 4 years.

Member Payment Dependent Notes Series 467043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467043	$14,000	$14,000	13.48%	1.00%	February 26, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 467043. Member loan 467043 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	City Publication (aka Pride of the City)	Debt-to-income ratio:	9.17%
Length of employment:	4 years	Location:	Smyrna, GA

Home town:
Current & past employers:	City Publication (aka Pride of the City)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,163.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at City Publication (aka Pride of the City)?	Senior Designer

Member Payment Dependent Notes Series 472309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472309	$11,000	$11,000	15.33%	1.00%	March 2, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472309. Member loan 472309 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	GTA/Travel Bound	Debt-to-income ratio:	21.68%
Length of employment:	3 years	Location:	Kew Gardens, NY

Home town:
Current & past employers:	GTA/Travel Bound
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I plan to pay off a couple of credit cards and some unexpected medical bills that I incurred in 2009. I am an extremely conscientious and professional guy who works hard and always gets my bills out as soon as they arrive. It has been a challenging period right now and I just need a little help to get back on track. Thank you

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	4
Revolving Credit Balance:	$16,231.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GTA/Travel Bound and what do you do there?	We are a wholesale tour company that work specifically with travel agents. We do not work directly with the general public. The travel agents contact a company like us when they need to book custom group tours for their clients. We are a global company with corporate HQ in London, offices throughout Europe, Asia, and Australia. Here in North America, Travel Bound is a division of our parent company Gullivers Travel Associates. Please let me know if you need further information. Thank you, Gennaro
RE: $11,000 DC loan questions: (1) Position (JOB/What you do) @ GTA/Travel Bound? (2)-TransUnion Credit Report reflects credit 1 payment delinquncy 4 months ago. Explanation? (Credit Report does NOT identify creditor by name.) Thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 02.23.2010 @ 05:58 AM ET.	To be perfectly honest, I am not sure what that one delinquent payment is about. I try so very hard to stay on top of all my bills. I pay them as soon as they arrive. I am pretty sure that my credit reports from the 3 major reporting bureaus will attest to that fact. Please let me know if you need more information. Thank you.

Member Payment Dependent Notes Series 472551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472551	$12,800	$12,800	12.73%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472551. Member loan 472551 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,700 / month
Current employer:	Tradition Energy	Debt-to-income ratio:	12.30%
Length of employment:	3 years	Location:	Stamford, CT

Home town:
Current & past employers:	Tradition Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	37
Revolving Credit Balance:	$15,598.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tradition Energy and what do you do there?	Tradition Energy is the 3rd largest Energy Brokerage firm in the world. I broker Natural Gas and Electricity.

Member Payment Dependent Notes Series 473701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473701	$4,625	$4,625	10.62%	1.00%	February 24, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473701. Member loan 473701 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Northeast Georgia Health Systlems	Debt-to-income ratio:	19.94%
Length of employment:	2 years	Location:	Cornelia, GA

Home town:
Current & past employers:	Northeast Georgia Health Systlems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > Greetings - I am trying to pay off some credit card debt. I have a good credit history and a good, secure job. I appreciate your consideration on this loan. Thank you.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	31
Revolving Credit Balance:	$34,299.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your last delinquency? Thanks!	Are you referring to the Pier One account ? If so, I had purchased a table for $200 and charged it. (My previous balance on this account was $0.) I was on assignment as a traveling nurse and moved - the Pier One statement was not forwarded (I HAD left a forwarding address with the USPO), and the debt slipped my mind. I was never contacted by Pier One, either by phone, snail mail, or e-mail. When I realized that it had not been paid, it was 30 days past due. I paid it in full as soon as I realized that it was deliquent. It was an honest mistake. Thanks.
Lenders are not provided a lot of the info you submitted with your application. There will be more interest in funding your loan if you answer the following Qs- 1) What is you job/position? 2) What is the debt you are consolidating including amount, interest rates and current $ monthly payments currently MADE not minimum due? 3) What are your other itemized $ monthly costs including mortgage, car, utilities, other debt/student loans (not covered by the requested loan) and other recurring household expenses (eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	I am a registered nurse - I work full time in ICU. My annual salary is $65,000. I am trying to pay off 2 credit cards - one $2250 and one $2600. The Lending Club came highly recommended to me. I am using the Dave Ramsey TMM plan, and am using YNAB for budgeting. I have already paid off 2 smaller credit cards and decided that the LC would be a smart way to pay off the 2 debts sooner with less interest. I have a monthly mortgage of $1039. Thank you for your interest. This site is, of course, new to me.

Member Payment Dependent Notes Series 473722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473722	$10,000	$10,000	10.25%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473722. Member loan 473722 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,750 / month
Current employer:	Sanofi Aventis	Debt-to-income ratio:	2.71%
Length of employment:	4 years	Location:	DANIELSON, CT

Home town:
Current & past employers:	Sanofi Aventis
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	33
Revolving Credit Balance:	$9,612.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sanofi Aventis and what do you do there?	3rd largest pharmaceutical company in the US and I am a Senior Specialty Sales Professional for almost 5 years
Please explain the last delinquency?	That was 3 years ago-not even sure what it was. Was probably a day late paying a credit card or something. Honestly no idea...

Member Payment Dependent Notes Series 477339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477339	$8,500	$8,500	9.88%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477339. Member loan 477339 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	IBM	Debt-to-income ratio:	21.19%
Length of employment:	2 years	Location:	LAKE MARY, FL

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > This loan is intended to replace an existing loan at at a lower interest rate and shorter term. Borrower added on 02/24/10 > Hello. My purpose in seeking this loan is to pay down an existing loan, as I mentioned previously, while obtaining a shorter loan period (36 mos) and a lower interest rate. I am an extremely responsible and conscientious individual, and take my obligations very seriously. I am (and have been) gainfully employed, and plan on paying off this loan as quickly as possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,178.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at IBM?	I am a Software Education Consultant. I have a Masters Degree in Instructional Design and I assess and create training (both instructor led and e-learning) for large organizations implementing business-wide software programs, such as SAP or Oracle.
Please explain what all the recent inquiries were for, and did any of them result in new credit cards or loans? Thanks!	Hi. As you can see on my credit report, I have a personal loan in the amount of $34,000.00. This is the sum total of personal loans taken during my 2 year graduate study period. Recently, I have been checking around to see if I can get a better rate for the loan, or break it into two smaller loans with better interest rates. Most, if not all, recent inquiries are related to these efforts. No new loans have been generated from these inquiries. In fact, this loan will be paid directly to an existing lender. If you have any further questions, please let me know.

Member Payment Dependent Notes Series 478234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478234	$24,000	$24,000	16.45%	1.00%	February 26, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478234. Member loan 478234 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ernst and Young	Debt-to-income ratio:	21.78%
Length of employment:	1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Ernst and Young
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,819.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing	Consolidation loan. I haven't missed one payment on my cards in my 12 year credit history. Now because the law is about to change for CC companies they have raised min payments even for people with spotless credit history like myself. So now my minimum payments are as much as I used to pay when I paid minimum payment+. My minimum payments are now $957, and as you know min payments won't take you anywhere. I still pay more than minimums (1200-1500 a month) but the amount of interest is just ridiculous. With this loan, paying the same amount a month I'll pay it off in less than 36 months and save myself a ton of money on interest in the process.
RE: $24,000 DC loan: (1)-Position (JOB/ROLE) is @ Ernest and Young Accounting firm? (2)-TransUnion Credit Report reflects $35,819 revolving credit debt balance. Total monthly CC debt payments is $? (Total actually PAID and not minimum payments DUE.) Member 505570 Retired-USMC-Investor 02.13.2010 @ 7:18 AM ET.	(1) financial planner, EY is one of the Big Four - four biggest accounting firms on the planet, Fortune 100 company. (2) Minimum payment is $957 which is almost double of what it used to be a few months ago. I pay $1200-$1500 a month depending on a month. Never missed a payment even once in my 12 year credit history but because of what's happening with new law for CC companies even people like myself are affected. I wouldn't look for a loan if that wasn't the case and just pay it off in about the same time anyway. Now with new and much higher APRs the amount of extra interest I have to pay is just crazy. This loan will let me still pay it off in less than three years and save a bundle on interest in the process.
Please list all your debts (types/balances/new APR's) and then identify which ones on the list you will be paying off with this loan. Thanks!	I have about $25k on credit cards with rates from 26.24% to 32.70% (i didn't even know it was legal to raise your APR above 30% until now but apparently it is). That'd be the use of this loan And I have about $11k on Amex with 15.25% the only card that didn't raise its APR on me.
Please list all of your monthly expenses. -Thank you in advance for your response.	After tax income +$3,750 ____________________ Rent -$733 Utilities/phone/internet etc -$300 transportation -$200 food/everyday living -$300 cc min payments -$957 ____________________ Net: +$1,260
Hi, Above in the profile shows you worked at Ernst and Young for a one year. Where was your previous job, title of position and length of employment? -thanks	I didn???t work at EY as in past tense ??? I AM working at EY presently. I worked for a small firm in similar capacity for about 3 years (although in all due respect I don???t see how does it correlate with my ability to pay my current obligations). My position with EY is stable, it???s a great Fortune 100 company that offers plenty of opportunities for growth and my intentions are to stay with the firm for a very long time.
In light of the cc changes you mentioned, what actions have you taken, moving forward, to stabilize your debt at a lower level? Thank you in advance.	I tried to negotiate with them, stressing my spotless record but so far all I hear is that it was a ???business decision??? to raise my APRs. Amex was the only company that didn???t raise its APR and when I spoke with them they said they had no intention of doing so. I don???t know if you???re aware but by February 22nd the new law will be in effect which will prevent credit card companies from doing just that so before that happens they do all they can to raise money. That???s why people like myself are forced to take loans in the first place. They cannot raise my APRs any higher than I already have so I???m not in danger of not being able to pay my bills but I simply don???t want to pay twice the interest that I was supposed to pay. For now I???m just trying to pay as much as I can on top of minimum payments to knock out the cards with highest APRs first. If I can get this loan I???ll more than likely will pay it in less than 3 years which will save me a ton in interest that I would have otherwise paid to credit card companies.
I am well aware of the new laws concerning credit cards. My personal concern with the changes is the new annual fees and inactivity fees. As a financial planner, perhaps you could provide some insight on what actions can be taken to mitigage the damages in that respect?	Annual fees are easier to fight than APRs and inactivity fees could be bypassed by using the cards for everyday purchases and just paying the amount that you used in full before the next month. These days when virtually nobody offers balance transfers it's a good idea to concentrate on one card at a time starting with highest APR and once it's paid off and then applying the amount that was usually paid for it on the next one to snowball the effect. I also believe that although conventional wisdom tells you not to close credit cards (reduces your limit, reduces your credit score etc) this day and age sometimes it's worth to take a little hit on your score if it rids you from a card with a high annual fee and high APR
Actually I always pay my cc balances in full whenever I use them, so I don't have to pay any interest. The inactivity fees are not as simple as the phrase sounds, and there are specific definitions of what "inactivity" means, as far as length of inactivity as well as $ amount of usage, depending on which cc it is. Life seemed a lot less complicated before *plastic!* ~So it goes~	well, so do I but sometimes life throws you a curveball and you have to spend a chunk of money whether you want to do it or not. you're right about inactivity fees as far as it's more complicated than it sounds. I haven seen very few cards that have those (I don't have any), those that have them usually have low enough level that your everyday grocery bill could do it. My philosophy these days is 'if you don't use them - lose them'. Especially if they charge you anything.
Me again. $24K DC loan 15 percent funded. MY QUESTION: Has Lending Club Home Office, Redwood City, CA, Credit Verification Team contacted you to commence employment and/or income verification process(es)? If not already contacted by Home Office you should contact Home Office ASAP. Refer to "CONTACT US" @ bottom Lending Club Home Page. Listed there is email address/toll free telephone number for Member Support Department open ONLY Monday - Friday regular business hours PT Zone. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) reflects Credit Review status and/or Income Verified status(es) updated. Completed verification process(es) are beneficial to borrower (you) for several reasons: (1)-Your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until process(es)completed. (2)-After verification process(es) completed loan's funding pace will quicken considerably. (3)-When loan 100 percent funded loan's proceeds (net of Lending Club Managment loan origination fee) can be deposited next day into your bank account. BEST TIME UTILIZATION IS TO COMMENCE/COMPLETE VERIFICATION PROCESS(ES) DURING LOANS LISTING (FUNDING) INSTEAD OF COMMENCING PROCESS AT- OR NEAR- END OF LISTING-THAT CAN CREATE DELAYS. Hope this information to be helpful. Member 505570 USMC-Retired-Investor 02.19.2010 @ 2:12 AM ET.	Yes they have. They confirmed my employment with my HR and I submitted my last two pay stubs to them as well. I'm assuming it's going to show up on my profile shortly.

Member Payment Dependent Notes Series 478762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478762	$10,000	$10,000	7.51%	1.00%	February 25, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478762. Member loan 478762 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Intent Media, Inc.	Debt-to-income ratio:	2.93%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Intent Media, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > I left my super-cushy Google job to work for a start-up that I really believe in! This is great, and I love my new job, but the 401K loan I took when I bought my first apartment now has to be paid in a lump sum, and I don't have the money to pay it all right now. I'd like to pay it back now, instead of paying the 10% fee - ouch! Borrower added on 02/20/10 > I have made well over $100K per year for the last 5 years, and I will be able to pay the loan back in full in about 6 months. My credit is excellent. Thanks for considering lending to me!

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,757.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses so we can see how the loan payment will fit into your budget. Thanks!	Hi there, My monthly expenses are as follows: mortgage: 2005.00 phone payment: 78.00 student loan: 92.74 ConEd (energy): 70.00 Laundry: 40.00 Credit Card payment: 120.00 Food and Pharmacy: $350.00 That adds up to 2860.74, and my monthly net income is 4835.00. That gives me an additional $1,974.26 each month to pay this loan off. Thanks!

Member Payment Dependent Notes Series 479412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479412	$18,500	$18,500	15.33%	1.00%	February 25, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479412. Member loan 479412 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Maxim Integrated Products	Debt-to-income ratio:	11.20%
Length of employment:	2 years	Location:	San Jose, CA

Home town:
Current & past employers:	Maxim Integrated Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,978.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello- You currently only show about $4,978.00 revolving credit balances. Can you please answer the following questions for me: 1) Please list ALL credit cards you have that you intend to pay off with this loan, their balances, APRY's (Or interest rates), and payments you make on average each month. 2)Your position at Maxim Integrated Products? 3) Does your income include your spouses? (If not, what is it?) 4) Good luck on the 100% funding of your loan! -Thank you in advance for your answers.	The open account is with Wells Fargo Bank. I closed 3 Capitol One accounts a year ago because they were going to raise the interest rates. The terms of the closures were that I continued making payments at the existing rate until the balances were paid off. I want to pay off those balances as well as the Wells Fargo account.
Please describe what you will do to prevent additional debt accumulation while paying this loan off. thanks	All credit card accounts are closed with the exception of Wells Fargo, which will be paid off if I get the loan.
Can you explain what you will do with this $18,500 loan? Your listing shows a revolving credit balance of only $4978.	I had 3 Capitol One accounts that I closed because they were going to raise the interest rates. I kept the same rate, and am making payments on those accounts. The loan will be used to pay those balances and the balance that on a Wells Fargo account that is the $4978. I just want to have one payment and get the credit cards paid off in 3 years instead of multiple years.
Your cc debt is $5k but you are seeking to borrow $18.5k. What do you plan to do with the balance of the money?	All credit cards accounts with the exception of a Wells Fargo account were closed. There were 3 account with Capitol 1. I closed them January a year ago because they were going to raise the interest rate. The terms of closing the accounts were that I continued to make the payments until the balances were paid off.

Member Payment Dependent Notes Series 481122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481122	$20,000	$20,000	9.88%	1.00%	February 28, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481122. Member loan 481122 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Carroll Burdick & McDonough	Debt-to-income ratio:	8.25%
Length of employment:	5 years	Location:	Rohnert Park, CA

Home town:
Current & past employers:	Carroll Burdick & McDonough
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,835.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Carroll Burdick & McDonough?	I supervise the Document Design Department, which provides document preparation & graphic services for the firm.
Could you please provide more details regarding the purpose of this loan? Would you please verify your employment and income with Lending Club? Could you please provide more information about the company you work for and what you do for them? Thank you	The purpose of the loan is for home improvement, particularly kitchen remodel, flooring & new roof. I work for a mid-size lawfirm based San Francisco, with offices in LA and Europe, and is doing very well in spite of the recession. I am the supervisor of the Document Design department which provides document and graphic support for the entire firm. Happy to provide employment verirfication. I'll check the Lending Club website to see to provide that.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, utilities, credit card payments, car and student loans (if applicable)? Thanks for your answer to this Q...	Type your answer here. Monthly - Mortgage/ins/taxes: $1100; Food/Utilities: $1200; Credit cards $500; no car payments; auto insurance $100; commute/gas: $300; total around $3200 month. Net monthly income: 4800.
Can you list your debt (the $16k) along w/ interest rates?	Off the top of my head: $2000 (school loan) 8.1% $9500 4.9% $4500 4.9%

Member Payment Dependent Notes Series 481202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481202	$23,450	$23,450	11.36%	1.00%	February 28, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481202. Member loan 481202 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,833 / month
Current employer:	Nielsen	Debt-to-income ratio:	17.76%
Length of employment:	1 year	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	Nielsen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > Husband and I have highly stable positions. Have never been unemployed in our 20+ year careers. Have significant cashflow influxes several times a year - have balances on flexible debt instruments for relatively short periods. Dealing with a short-term interest rate hike on a balance that we had counted on keeping out there for more than 12 months due to borrowing costs (only reason for higher interest rate was consolidated checking accounts and forgot to change info on auto payment - with credit card rules [before recent changes], didn't matter - rate went from 3.99% to 24%... Just being proactive and managing interest impact of a debt.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	26
Revolving Credit Balance:	$72,623.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Nielsen and what do you do there?	Nielsen Company (a $5B market research company - people best know us as the "ratings" people.) I am the Global Real Estate Director.
What do you do in your role as the Global Real Estate Director?	Make all strategic decisions and manage all projects throughout the globe as it relates to real estate.
Could you please outline the following: 1) Credit Card debt (rates, amount owed, current monthly payment) 2) List out all current monthly expenses 3) Do you have a secondary source of income or are you the sole wage earner? Also, make sure you get your and contact LC about getting your income verified, it will help get investors much more quickly! Thanks!	I will answer in a different order... 3) I am not the sole wage earner - my husband and my combined income last year was $263K 1) the debt that I would like to pay-off (and could do that with the loan requested and a $10K distribution I am getting next week) is for Juniper/Barclays [the interest rate went from 3.99% to 23% because an auto payment was attempted from my checking account (was set up to the same account for years) and I actually closed the account. Realized what happened the day after the payment was attempted, but no mercy. Called numerous times. 2) Debt to income ratio is 36%
is there any verification of your income?	I gave instructions related to how to obtainall this information from my company and provided both 2007 and 2008 tax returns.

Member Payment Dependent Notes Series 481633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481633	$10,000	$10,000	10.25%	1.00%	February 26, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481633. Member loan 481633 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	RWJUH Rahway	Debt-to-income ratio:	9.30%
Length of employment:	4 years	Location:	Rahway, NJ

Home town:
Current & past employers:	RWJUH Rahway
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > These will be use for investment. I have continually been employed for 5 years now as a staff nurse. I have never failed to pay credit I have which I think reflect on my credit score.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,543.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is RWJUH Rahway a hospital?	Type your answer here. Yes it is, its Robert Wood Johnson University Hospital At Rahway
Your listing is very confusing. What do you plan to use the loan for - "A project", wedding, or investment? Also, can you describe where you work?	Type your answer here. It will be for an investment. I am a registered nurse at Robert Wood Johnson University Hospital at Rahway. I currently work on a Orthopedic-Medical Surgical floor.
Please elaborate on the investment? Thank you in advance.	I'm trying to buy this small property that I'm planning to start a business on it.
What kind of business? What have you already planned and done toward starting it?	I'm just about to buy the small property. Me and my fiance are planning on it but I just need to buy it as soon as possible. Still deciding on what best to do with the property since we want to make sure we do good with it so we can use the money for our other future plan like our wedding.
From my experience investing in real estate, I strongly recommend that you plan first before you buy. What seems to be an opportunity you can't pass up, may be a headache later if you don't do your due diligence and develop a Plan A, a Plan B, and an exit strategy. How much does the property cost?	Its just that I have to buy the property now or somebody will...the property will only actually cost 9,000 dollars and i dont want the opportunity pass me by. Its still not a lost for me because by any chance real estate value always mostly goes up and in itself an investment for us. I have done this in the pass and the value of the property i bought before has almost doubled actually. Its just that I'm short of money for now because I just came from my vacation.
Have you done any due diligence? Is the property land alone, or is there a structure on it? What are the potential liabilities of owning the property? Yes, as a general rule of thumb due to supply and demand and the exponentially increasing population, real estate values go up. That is a rule of thumb *only* and there are many properties that go down in value, and also properties that end up *costing* their owners big bucks. I fund many loans for real estate - but not unless/until I am fairly confident that the Borrower is going to benefit from the loan. The "deal of a lifetime" in real estate, comes around every week. The key is to know how to identify it. What have you done as far as due diligence?	Its simply a land alone, its a good price thats why we are very interested in it. We have already did the pros and cons of buying it. And so far it would for our advantage if we get now since of its good price.

Member Payment Dependent Notes Series 481667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481667	$4,400	$4,400	11.36%	1.00%	February 25, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481667. Member loan 481667 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Mount Sinai Medical Center	Debt-to-income ratio:	18.22%
Length of employment:	2 years	Location:	Staten island, NY

Home town:
Current & past employers:	Mount Sinai Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > Debt Consolidation loan, Have Never Been Late on a payment! Borrower added on 02/22/10 > I am receiving $11,000 from income tax refund... will need the 4,400 loan to completely absolve revolving debt Borrower added on 02/23/10 > As with viewing other loans, it seems effective to list monthly expenses: Mortgage: 1169.00 Student Loans: 570.00 Utilities: 200.00 +/- Car: 0.00 Current Credit Card payments: 300.00 +/- Interest Rates vary from 14 - 24 % Federal Income Tax Refund (processed & guaranteed): 11000 Expected Loan: 4400 Will elimate the revolving debt payment of 300 +/- for a payment of 144/mo. Borrower added on 02/23/10 > As with viewing other loan descriptions, here are my monthly expenses: Mortgage: 1169.00 Student Loans: 550.00 Utilities: 220.00 +/- Car: 0.00 (own) Current Credit Card payments: 300 +/- Interest Rates range from 13-24% Guaranteed Federal Income Tax Refund: 11,000 Expected Loan: 4,400 Will eliminate revolving debt monthly payments of 300+ in favor of this loan for 150/mo. Employment status: very stable; working for a top 20 nation wide hospital implementing a universal electronic medical record (that has been government mandated and nationally required by 2015). The company is hiring 4-5 people a month for work on this project alone. Borrower added on 02/23/10 > my apologies for the duplicate description, I did not see the first one post.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,878.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Mount Sinai Medical Center?	I am an application analyst for MSMC within their Information Technology specializing in EPIC EMR transformation.
You should change your exemptions on your W-4 at work. It makes no sense to give the government an interest free $11k loan. You could have paid down your credit cards with that money if you had changed your exemptions. Just a thought.	The real income tax refund is 3k, the other 8k is from the first time homebuyer credit

Member Payment Dependent Notes Series 481938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481938	$4,750	$4,750	7.14%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481938. Member loan 481938 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:		Debt-to-income ratio:	18.10%
Length of employment:	< 1 year	Location:	Tacoma, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > This loan is for the sole purpose of paying off a higher interest credit card.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,944.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I retired as of May 8th, 2009. Social Security and a 401k are my source of income. My home and car are paid for.
Please list your monthly living expenses so we can see how the loan payment will fit into your budget? Thanks!	I have utility bills: Water= $60.00 Electricity = $125.00 Garbage = $35.00 Phone/internet/cable = $50.00 Visa bill (I always pay more than the minimum) = $200.00

Member Payment Dependent Notes Series 482368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482368	$10,000	$10,000	14.96%	1.00%	February 24, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482368. Member loan 482368 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Miami-Dade County Public Schools	Debt-to-income ratio:	16.42%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	Miami-Dade County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > I am an underpaid Miami-Dade county public school teacher who is drowning in credit card debt. I purchased a home three years ago and my renter moved out in October and I am trying to get it rented again. But mortgage payments and other home expenses are taking its toll on my paycheck. I would like this loan to consolidate my debt so I can payoff my credit cards and not use them to pay my bills. Ten thousand dollars would go a long way towards helping me climb out of this hole. I'll be glad when the economy is fixed. I would appreciate any financial help I can get from this club.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	4
Revolving Credit Balance:	$16,591.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What specific steps have you taken to rent out the property so far?	Well, I have been advertising my property online with my property management company, and I am getting the interior fully painted and adding some new lighting fixtures, closet doors , and window blinds. Some ceiling repairs needed to be done and I'm having the lawn landscaped bi-monthly. My property manager says this has to be done to make the house "show ready." We've had a few people interested but no one has committed yet. After the interior painting and repairs, hopefully someone will be interested seriously. We keep getting calls and we're having showings, but after the paint job, I'm sure someone will say yes. My house rented immediately three years ago when I first put it on the market for rent. So I know I can get it done. The repairs and painting will cost me at least $1,725 total. But it's worth it if I can get a renter.
RE: $10,000 DC loan: (1)-Any viable financialy qualified prospects on horizon to rent house? (2)-TransUnion Credit Report reflects 1 delinquency 4 months ago. Reason is? Member 505570 Retired-USMC-Investor 02.15.2010 @ 08:41 AM ET.	1. Well, so far my property manager has gotten a few calls. I need to send her a check this week to pay for the $160 advertising fee, to keep the ad up. She's had a few showings, but no one has committed yet. I'm getting the interior fully painted and doing some ceiling repairs, and getting some new lighting fixtures, closet doors, and window blinds. This will cost $1,725 for the total job. But if it makes the house "show-ready" it's worth it. 2. Was this delinquency on house payment? I've paid on time ever since I bought the house with my sister three years ago. My original mortgage company TBW went bankrupt about six months ago, and there was a period of three months they did not take any payments. My new mortgage company AHMSI took over and my payment schedule got altered and didn't coincide with my pay days so I have been paying them a week after the due date, but it's not late as long as they get it two weeks within the first of the month. The bankruptcy of my original mortgage company messed up my payment schedule. But I've never missed a payment. Thank God. I've got too much invested in it so far and I really like the house. I feel it's a worthwhile investment. I hope the economy turns around and I can get a renter so the rent will alleviate half my payment.
This is just a comment, not a question. The rental market has changed quite a bit since you bought the place 3 years ago, especially in Florida. Many have had to lower the rents to keep the occupancy rates up. Another thing that helps is to offer something "extra" with your rental - something that no other landlord offers. It could be anything - you can ask the people that look at the place, what changes would they like to see in the place if they were living there, offer free tutoring for their child, give them $ off on the rent in December for the holidays, use your imagination. If they passed background check, and you want to rent to them, give them what they want - within reason of course. One thing that I know helps, is to be the *best* landlord in the area, the one that takes care of problems immediately, that puts in the extra effort to make the tenant know how important they are. Something as simple as making them homemade bread once in a while, with a simple "Thank you for being my tenant" note does wonders. You may also want to consider doing the property management yourself, at least for a while - you will learn a lot by doing that, which will save you money short term as well as long term. I'm sorry this is so long-winded - I am concerned that in your situation a loan in and of itself is not going to resolve things for you long term, and I would like to help.	Those are all good suggestions. I will keep those in mind. I have decided to lower the rent to be competitive in the area. I live in Miami, the house I bought is in Orlando. I bought up there, because there's no way I could afford my own home on my salary as a teacher in Miami. I have a property manager because I live out of town and she had a great relationship with my tenant. I would send gift cards to my favorite restaurants as a token of my appreciation for renting the home. I would consider managing it myself if I were to move to Orlando. The loan would be to consolidate my debt so I don't need to use high interest credit cards to pay my bills.
Me again. Thanks for answers to Member 365664 (CriticalMiss)and my questions. Lending Club provides investors (lenders) highly condensed TransUnion Credit Report "snapdhot" that in your case currently reflects Credit Score range 679 - 713, and TOTALS of various items, e.g., credit lines 34, open credit lines 24, percentage available credit utilized 15.30 percent, revolving credit balance $16,591, most recent payment delinquency 4 months ago, total payment delinquencies within past 24 montths are 1, etc. Suggest that you obtain FREE copy Transunion Credit Report to identify specific payment delinquency that is currently reflected on TransUnion Credit Report. It would be beneficial to obtain FREE copies Equifax and Experian Credit Reports also. Items may be reflected on one or both of them that are not reflected on TransUnion Credit Report and vice verse. Different subject: Even if you spend $5,000 fixing current house eyesores it would be $$ well spent- especially if impoved product actually rents. Currently 100 percent of ZERO per month rental income equals entire 50 percent of house payment responsibility coming out of your checking account. Hope credit report info helps. Member 505570 Retired-USMC-Investor 02.15.2010 @ 12:05 PM ET.	Thanks for the info. I will do that. I have not seen my most recent credit report, but I will ask for one from Transunion. I didn't know I had that many credit lines, although it explains why I have so many monthly bills. That's why I want the loan, to consolidate my credit card debt and get it paid off so I can focus mainly on the home I bought. But I would like to get a renter soon, especially after all the home improvements I'm making. You're right. No rent equals my sisterand I paying the full amount and when you're a school teacher, that's a tough road to hoe.

Member Payment Dependent Notes Series 482570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482570	$8,000	$8,000	15.33%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482570. Member loan 482570 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	U.S. House of Representatives	Debt-to-income ratio:	8.47%
Length of employment:	4 years	Location:	Clovis, CA

Home town:
Current & past employers:	U.S. House of Representatives
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > This loan is for wedding expenses. Thank you for checking this loan out!

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,618.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
when is the wedding scheduled for?	A summer wedding! Thank you!

Member Payment Dependent Notes Series 482613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482613	$12,000	$12,000	10.99%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482613. Member loan 482613 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,542 / month
Current employer:	South Coast Systems	Debt-to-income ratio:	14.14%
Length of employment:	2 years	Location:	Hermosa Beach, CA

Home town:
Current & past employers:	South Coast Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is South Coast Systems and what do you do there?	The loan is for credit card debt consolidation. South Coast Systems is a systems integrator specializing in automated control systems. I am an engineer there.
Revolving Credit Balance $0.00 Amount Requested $12,000 Loan Purpose Refinancing credit card at a better rate What CC? Please describe with details.	Not sure what Revolving Credit Balance is, but I have ~$6500 on a 19% card and ~$5500 on a 13% card...loan is to consolidate at a lower rate
The 0 RCB is on TransUnion. Info normally varies somewhat on different CB reports. Do you have any debts other than the 2 cards you are paying off with this loan? Thank you in advance.	Student Loans and a Vehicle loan
What are your monthly expenses including all loan payments and rates?	Monthly expenses are ~$2500...vehicle loan:$475@8%, student loan:$140@5%, student loan:$400@3%

Member Payment Dependent Notes Series 482918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482918	$25,000	$25,000	11.36%	1.00%	February 25, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482918. Member loan 482918 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	E1 Entertainment	Debt-to-income ratio:	20.51%
Length of employment:	5 years	Location:	PORT WASHINGTON, NY

Home town:
Current & past employers:	E1 Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,567.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at E1 Entertainment? Thank you in advance.	Vice President, Digital & Business Development is my job at E1 Entertainment.
Your loan is titled "F Chase" yet you are rated at a "B5" loan, can you detail the descrepency for us? More importantly do you know when your income will become verified by the lending club? :*)	I have no idea about the discrepancy. I did not title the loan--Lending Club did. Also not sure when income will be verified--i sent them pay stubs last week.

Member Payment Dependent Notes Series 483056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483056	$25,000	$25,000	15.33%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483056. Member loan 483056 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Athens-Clarke County	Debt-to-income ratio:	13.96%
Length of employment:	10+ years	Location:	WATKINSVILLE, GA

Home town:
Current & past employers:	Athens-Clarke County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Until last week, I had a credit rating of over 700 and my payments were always on time and more than the minimum payment. The financial institution that issued my credit cards, lowered my limit to within a few hundred dollars of my balance, thus adversely affecting my credit rating. I would like to get all of my payments combined into one and get rid of most of my cards. Thank you for your consideration. Borrower added on 02/12/10 > I would also like to add my job is very stable and secure. I have been a firefighter for over 30 years and currently hold the rank of Chief. Borrower added on 02/17/10 > Big thanks to everyone who has helped out so far. I really appreciate it I sent my info. for employment verification in today (2/17). Hopefully this will speed up the process. Best wishes to all and stay safe out there. Borrower added on 02/19/10 > Everything is verified and approved!! Now the long wait to see if I will be chosen to be funded so I can start my new life and pay it forward. Thanks to all who have contributed so far. You won't regret it.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	14
Revolving Credit Balance:	$26,018.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the last delinquency for?	The last delinquency was for a missed credit card payment due to the marriage separation I was going through at the time. My ex was in control of bill payment at that time and she missed that payment.
Hi Athens-Clarke County Government Fire Department Chief; RE: $25,000 DC loan questions: (1)-TransUnion Credit Report reflects $26,018 revolving credit debt balance. Per you narrative you are paying off this entire revolving credit balance. Correct? Or am I missing something? (2)-Currently you are paying $$ (amount) per month on revolving debt? (Total $$ actually paid per month and not minimum $$ payments due per month.) (3)-TransUnion Credit Report reflects 1 payment delinquency 14 months ago. Explanation is? (Note: On-line version TransUnion Credit Report relects summary total and not individual instances. Consequently you should obtain FREE copy TransUnion Credit Report to identify vendor specifics.) Thanks in advance for answers to all T-H-R-E-E questions. Member 505570 Retired-USMC-Investor 02.13.2010 @ 8:12 AM ET.	Hi Retired USMCInvestor, Yes, I wish to pay off my entire revolving credit balance. I am currently paying around $900 per month towards this debt. The delinquency on my credit report was a missed payment on an account due to a marriage separation I was going through at the time. My ex was still in control of the bills at that time. Thank you for your consideration.
Hi Chief, me again. MY QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process(es)? If not already contacted by Home Office you should contact Home Office NEXT business day. Monday is Presidents Day; Home Office probably will be closed; but Home Office definitley will be open Tuesday. Refer to "CONTACT US" @ bottom Lending Club Home Page. Listed there is email address/toll free telephone number for Member Support Department open only Monday - Friday regular business hours Pacific Time Zone. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status(es) being updated. Completed verification process results are beneficial to borrower (you) for several reasons: (1)-Your loan will then attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until these required processes were completed. (2)-After verification process(es) completed loan's funding pace will quicken considerably. (3)-When loan 100 percent funded loan's proceeds (net of Lending Club Managment loan origination fee required deduction) can be deposited next day into your bank account. BEST TIME UTILIZATION IS TO COMMENCE/COMPLETE VERIFICATION PROCESS(ES) DURING LOANS 14 DAY LISTING (FUNDING) PERIOD INSTEAD OF COMMENCING VERIFICATION PROCESS NEAR OR AT VERY END OF LISTING BECAUSE THAT CAN CREATE UNNECESSARY DELAYS. Hope this information to be helpful. FYI: I'll be combining with many other individaul small investors (lensers) and together fully-fund your requested loan. Semper Fidelis (USMC Motto), Member 505570 Retired-USMC-Investor 02.13.2010 @ 10:05 AM ET.	I have not been contacted yet to verify income but I will definitely take that step on Tuesday to expedite the process. Thanks for the information and the help. I need to get these debts consolidated as soon as possible. Thank you for your service to our country. Semper Fi
Hi Fire Chief - Great description, and replies to USMC-Investor. I also will be happy to assist with your loan. Be safe and thank you as well for your service to our country. Signed, TaZ Investments	Thank you for your help and well wishes. I appreciate the sentiment. You take care as well.
Can you describe the lenders/balances/interest rates you are trying to pay off? Thanks	I wish to pay off the balances of 4 credit cards. Two are with Chase, and two are Bank of America. The B of A cards have balances of $11,752 and $3,200. The APR is 14-17%. The Chase cards have balances of $7,100 and $4,439 and the APR is again 14-17%.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including rent, utilities, phone, internet, car, childcare/support costs and student loans as applicable? Thanks for your answer to this Q...	The breakdown of my bills is as follows: rent: $850, utilities: $200, cable/internet: $150, auto: $376 (3 payments left), Insurance: $250 (will drop $100 in 3 months), alimony: $740. Let me know if you need any additional information. Thank you.

Member Payment Dependent Notes Series 483174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483174	$11,000	$11,000	7.88%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483174. Member loan 483174 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,881 / month
Current employer:	Sacramento Police Department	Debt-to-income ratio:	10.14%
Length of employment:	8 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Sacramento Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,687.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the Sacramento Police Department?	Police Officer.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, other household costs, student loans, food etc)? Thanks for answers to both Qs...	I am looking to pay off a Wells Fargo credit card which recently went from a 10% interest rate to 14% (which is outrageous in my opinion). I currently try to pay anywhere from $300-$500 a month on this card. My mortgage is $1650, no car payment, no student loans, and I would average $500-$1000 for other monthly costs (food, utilities etc).

Member Payment Dependent Notes Series 483238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483238	$8,000	$8,000	10.25%	1.00%	February 26, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483238. Member loan 483238 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Mercer Transport & Bluewater Fitness	Debt-to-income ratio:	20.04%
Length of employment:	< 1 year	Location:	NICEVILLE, FL

Home town:
Current & past employers:	Mercer Transport & Bluewater Fitness
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I'm looking to consolidate debt. I realize that you look at debt to income ratio. Paying the individual bills I pay total more per month than the load repayment amount. It's with that understanding that I hope to receive this loan in order to pay down debt and get back on top of things again. Thank you.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,586.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Mercer Transport & Bluewater Fitness?	At Mercer I work in dispatch. Due to the economic conditions I was laid off in September 2009 from my accounting position of five years with a Civil Engineering company. I began working two weeks later with Mercer. Even though it was completely different from what I normally would do, it paid better than any other job I applied for yet I went from $25 per hour to $15 per hour. Because of the salary reduction from my last position, I obtained a second job in the evenings at Bluewater Fitness working at the desk with member contracts, etc. I am currently studying for my personal trainer's certification so I can earn better money at the fitness facility. Between working very hard and scaling down, I've done so much to try to balance what comes in compared to what I pay out monthly. I've been promised an increase in wages at Mercer when business picks up by the end of March. I see a light at the end of the tunnel yet need a little assistance in the meantime. It's been a difficult time to say the least.

Member Payment Dependent Notes Series 483247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483247	$10,000	$10,000	9.88%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483247. Member loan 483247 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,232 / month
Current employer:	Ruckus Wireless	Debt-to-income ratio:	14.32%
Length of employment:	3 years	Location:	boulder Creek, CA

Home town:
Current & past employers:	Ruckus Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$31,844.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	consolidation of credit card debt.
Can you contact Lending Club and verify your income?	yes, I can verify.

Member Payment Dependent Notes Series 483549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483549	$6,600	$6,600	17.93%	1.00%	February 25, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483549. Member loan 483549 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Massachusetts General Hospital	Debt-to-income ratio:	2.34%
Length of employment:	10+ years	Location:	BOSTON, MA

Home town:
Current & past employers:	Massachusetts General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > I want to consolidate all current credit card payments into one easy to manage monthly payment. Borrower added on 02/08/10 > My credit worthiness is extremely important to me, and I would like to pay off my pending credit card balances - which I always pay on time - so that I can close out some accounts and improve my credit score.

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$7,261.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Massachusetts General Hospital? Thank you in advance.	I am a registered nurse working in the area of Neuro ICU
Re: $20,000 DC loan: Position (J-O-B/ROLE) @ Mass General Hospital is what? Member 505570 Retired-USMC-Investor 02.08.2010 @ 5:34 AM ET.	I am a registered nurse at Massachusetts General Hospital
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	they indicated that they would be doing that automatically as part of the application process I submitted yesterday. I gave authorization for them to do that
I notice 3 recent credit inquiries - did any of them result in new credit cards or loans? Thank you in advance.	No they did not. I turned the offers down because i was misled into thinking they were consolidation loan request when in fact they were just credit cards...which Im trying to eliminate
Thank you. Would you please list your debts (types/balances/APR's) and indentify which ones on the list will be paid off with this loan? Thank you in advance.	Hi. I will pay off Harvard Univ Employee CU Visa Balance 13,363...Chase Balance 3200...Household bank Balance 3100...they are all credit cards and the APR's are 18.9 percent..thank you for your questions.
A couple more questions -- 1) will the loan payment here, of ~723 per month, be more or less than the total amount you currently pay each month for those 3 debts? 2) Do you have any debts that will not be paid off with this loan? Thank you for your answers and your patience with my questions!	The loan payment will actually be about 200 per month less than what I pay now, and I will still have 2 very small (less than 500 dollars) debts that will remain after paying off these. Thank you for your questions and your interest.
What was your delinquency 32 months ago?	Honestly, Im not sure.
Last question, I promise! Have you stopped using your credit cards? Thank you in advance.	I have. Ive cut them up!!! : )
: ) I am funding part of your loan. This is not a question, just a word of caution - even though you have cut them up, still read everything you get in the mail from them, because they have been adding new fees like annual fees on cards that did not have annual fees before, and so forth. I used to shred all my CC mail without reading it, because I normally have zero balances, but now I read them first!	Thank you for the advice and I do plan to follow it. Credit card companies have developed so many hidden charges and ways that they can increase your interest rate its frightning. Thank you again.

Member Payment Dependent Notes Series 484006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484006	$12,500	$12,500	14.22%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484006. Member loan 484006 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	12.75%
Length of employment:	2 years	Location:	BRONX, NY

Home town:
Current & past employers:	Whole Foods Market
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > Wedding loan

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	33
Revolving Credit Balance:	$6.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Wedding loan
What is the "other" purpose of this loan, please? Thank you.	Wedding loan
What is this loan for? $12,000 is a lot to ask for without a stated reason.	Wedding loan

Member Payment Dependent Notes Series 484085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484085	$10,800	$10,800	10.99%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484085. Member loan 484085 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,625 / month
Current employer:	Landmark College	Debt-to-income ratio:	10.68%
Length of employment:	3 years	Location:	Brattleboro, VT

Home town:
Current & past employers:	Landmark College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Hello, Like thousands of others, I have recently had finance rate increases; available amounts lowered, etc. at will by both Chase and Capital One. I debated for months as to the best way to pay these cards off and be done with corporate banking once and for all. I had 5 cards, four of them are closed. I keep one open only to book hotels and renting cars if needed. The limit on it is 700.00. Anyway, I finally decided to follow Mom's advice and be responsible and pay my debts. Mom instilled a strong work ethic and the importance of being responsible for your own actions. Mom was right, aren???t they always! I do not mind paying my debts since I am the one who incurred them. I do mind paying exorbitant interest fees to the banks that decided they would change the rules in the middle of the game. I have put my money into our local community savings bank and local credit union and that is where it will stay, never again will I give a penny to any large corporate bank, other than the funding you and I gave them in the bailout. I have done the numbers and funding thru Lending Club will be about 35.00 more per month then I am currently paying to Chase and Capital, but I will be saving thousands and thousands of dollars in interest fees but have all paid in three years. I work as a Network Specialist in Information Technology for a very well known college and I am one of the very lucky ones who have survived layoffs and job cutting. As a matter of fact we have increased enrollment of our current students and there is also a very promising enrollment already underway for our next semester. Anyway, feel free to ask me any questions you feel you need answered in order to consider funding my loan. Thanks all for taking the time to read this and please whatever you do...move your money to your local community banks and credit unions.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,349.00	Public Records On File:	1
Revolving Line Utilization:	77.70%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Landmark College and what do you do there?	Landmark College is a premier college devoted to teaching students who have learning disabilities and AD/HD. I am a Network Specialist working in the IT department. Working as a Network Specialist, my primary function is to help the Network Mgr, setup and maintain all of the college's Servers that provide all of the applications in use at the college.
Greetings - Could you please describe your public record from about 7 years ago (bankruptcy, lien,)? Regards; Art	Thank You for your question and interest. I had worked and this is really ironic "for a bank" for close to fourteen years. Bank merged and lost my position. Found another position at a large ???medical retreat organization; worked there for 2 years, lost that position due to ???downsizing???. Prior to the bank employment I worked for 10 years for an Office machine and supply company. My wife and I really enjoyed the ???quality of living??? here in Vermont so after I lost the position due to downsizing, I started months of job searching with no decent offers. I was looking for a way to be able to afford to stay where we have been living for 30 years, and I came up with the idea to start my own ???computer repair business???. I grew and kept the business for close to three years; but ran into financial difficultly due to the economy and some family personal health issues. I had to file bankruptcy at that time in order to survive. I am proud of the fact that I fought my way back, took my medicine and have been able to get my credit ratings up to an average of ???Good??? even with the Bankruptcy. I was told that the Bankruptcy would be removed from records after 7 years but so far I have run against a wall trying to have records corrected. I still do some part time computer repair work on the side and that extra money goes to paying ???credit card payments???. I guess you could say I have two jobs; I put in about 15 extra hours a week on the computer repair work.

Member Payment Dependent Notes Series 484122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484122	$13,050	$13,050	14.59%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484122. Member loan 484122 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Energy Transfer Partners	Debt-to-income ratio:	11.07%
Length of employment:	5 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	Energy Transfer Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > We our consolidating our high interest credit card debts so that we may save for our Family's future. Thank you for all of your help! Borrower added on 02/21/10 > We are consolidating our high interest credit card debts to save for our family's future. Thank you for all of your help!

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	70
Revolving Credit Balance:	$4,954.00	Public Records On File:	1
Revolving Line Utilization:	82.20%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Energy Transfer Partners?	Manager - Business Development
http://www.ehow.com/how_5987184_borrow-peer-peer-lending-sights.html This is a free blog and a great start on what lenders are looking for in your loan description. Thanks in advance.	Thanks!
Hi, please detail the debt you are refinancing with this loan, (amts, rates & pmts). Also, please explain the public record. Thanks, good luck with your loan	The debts that are being refinanced total 7 Credit Cards of $13,050, Avg. APY 24.23%, and Monthly Payments of $486+. The public record is an old disputed bill that was settled in full. Thanks!

Member Payment Dependent Notes Series 484286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484286	$24,250	$24,250	10.62%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484286. Member loan 484286 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,433 / month
Current employer:	The Johns Hopkins University Applied Physics Laboratory	Debt-to-income ratio:	0.28%
Length of employment:	3 years	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	The Johns Hopkins University Applied Physics Laboratory
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Personal Loan for Private School Tuition

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$633.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at The Johns Hopkins University Applied Physics Laboratory?	Electrical Engineer by profession. Title: Senior Professional Staff I
Can't you get a lower rate than this elsewhere with your credit? Maybe I'm missing something. Thanks for answering.	I've shopped around. I could get lower rates. But those options were LOC's and revolving credit lines with variable APR's. I prefer a fixed rate loan, which is what this loan offers.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Also, what is the purpose of the loan? Thank you.	My position at APL is secure-- very secure. I'm not at liberty discuss how I know this, but I can say that APL has made it clear to me that I'm in it for the long haul. Job loss is not an issue. But if it comes to that, I can liquidate my Retirement Savings to continue repayment of the loan. In addition to this, please note that I have had an active credit file for two decades. I have NEVER been delinquent on any payment - mortgages, credit cards, car loans, you name it. My score is well above 780 (I put it in the 800's). You don't get that kind of score by just paying on time for 2 or 3 years-- you get it after having established a LONG history of timely payments and honoring ALL debts. The purpose of this loan is for private school tuition for my kids. It's their last year and then public school from then on.
Johns Hopkins doesn't pay for education? Or reimburse for education?	Yes, they do. I'm taking advantage of that as I work on my MSEE. But this loan is for private school tuition for my kids. It's their last year and then public school from then on. The school only offers a 10-month plan, which gives me little breathing room for anything else (like saving for the family summer vacation and paying for the kids' summer camp). The 3-yr loan offered here gives me plenty of breathing room to repay the loan and still plan (and save) for future activities.
I have invested in your loan, but you may get fully funded more quickly once approved. I suggest contacting LC and asking what else they need to approve you, which they will quite easily by the looks of it. Good luck.	Will do. Thanks for the suggestion.

Member Payment Dependent Notes Series 484291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484291	$5,600	$5,600	7.14%	1.00%	February 26, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484291. Member loan 484291 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	University of Texas at Austin, HRC	Debt-to-income ratio:	12.32%
Length of employment:	8 years	Location:	Austin, TX

Home town:
Current & past employers:	University of Texas at Austin, HRC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > I plan to use the funds to pay off two credit card balances. The amount I am paying on the credit cards now is the same as the monthly payment for this loan, so I have no issues making the payment. This loan would help me pay the balance off faster. My credit card companies have been changing their terms and rates, I would like to stop giving these big banks my money. My job is very stable, I have been with the Harry Ransom Center at the University of Texas at Austin for over 8 years.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,373.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at University of Texas at Austin, HRC? Loan Description?	Visual Materials Circulation Assistant at the Harry Ransom Humanities Research Center, at the University of Texas at Austin.

Member Payment Dependent Notes Series 484353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484353	$6,850	$6,850	7.14%	1.00%	February 26, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484353. Member loan 484353 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	CA Inc	Debt-to-income ratio:	13.94%
Length of employment:	1 year	Location:	IRVING, TX

Home town:
Current & past employers:	CA Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I need the loan to pay my Federal Income Tax for 2009 by April 2010. I have full time employment with Fortune 500 company as IT Support Engineer.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$800.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan cover the entire amount owed for taxes?	Yes, this will cover the entire amount.
How is it that you did not anticipate the taxes?	I cashed out my pension plan and 401K to pay off credit card debts. I thought that all taxes were levied for these transactions but I was taxed again for these when I filed with IRS. An honest mistake on my part.

Member Payment Dependent Notes Series 484482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484482	$16,000	$16,000	11.36%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484482. Member loan 484482 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	the broadmoor	Debt-to-income ratio:	8.83%
Length of employment:	1 year	Location:	colorado springs, CO

Home town:
Current & past employers:	the broadmoor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > consolidating debts for college food science continued education.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,142.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the broadmoor and what do you do there?	the broadmoor is a 5 star five diamond resort in colorado springs colorado, i am a sous chef at a fine dining restaurant

Member Payment Dependent Notes Series 484981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484981	$10,000	$10,000	7.88%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484981. Member loan 484981 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Riverside County Sheriff	Debt-to-income ratio:	15.12%
Length of employment:	9 years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	Riverside County Sheriff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Consolidate loans, pay taxes.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,368.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Riverside County Sheriff?	Deputy. On Patrol.
What are the balances and interest rates on the debts you're refinancing ? THANKS	about $9500.00.

Member Payment Dependent Notes Series 485070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485070	$5,000	$5,000	13.48%	1.00%	February 28, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485070. Member loan 485070 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Wayne Developers	Debt-to-income ratio:	6.52%
Length of employment:	10+ years	Location:	Milford, MA

Home town:
Current & past employers:	Wayne Developers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Financing my wifes career

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,281.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 485072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485072	$12,000	$12,000	9.88%	1.00%	February 26, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485072. Member loan 485072 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	RED ROBIN	Debt-to-income ratio:	5.16%
Length of employment:	3 years	Location:	MENTOR ON THE LAKE, OH

Home town:
Current & past employers:	RED ROBIN
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	70
Revolving Credit Balance:	$1,117.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RED ROBIN and what do you do there?	Red Robin is a gourmet burger family style restaurant and I'm the kitchen mananger there.
What are the balances and interest rates on the debts you're refinancing ? THANKS	I refinanced my mortgage not too long ago, owe about 111K at 4.875% Only other debt is my truck and I have 2.5 yrs left to pay, around $2400, $127 a month. Starting school, but seeking financial aid.
why don't you take out a stafford loan	I am doing that. This money would help with other things while I'm in school and working.

Member Payment Dependent Notes Series 485083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485083	$14,500	$14,500	9.88%	1.00%	February 25, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485083. Member loan 485083 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NKG Productions	Debt-to-income ratio:	24.40%
Length of employment:	2 years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	NKG Productions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > High Interest Rate Credit Card Consolidation

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,752.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NKG Productions and what do you do there? Thank you in advance.	They provide entertainment and music for weddings, radio promotions, charity events etc... I'm contracted as a musician/composer. I arrange music and choreography.
I have the following questions: 1.Are there any other income producing members in your household? If so what is your monthly household income? 2.Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3.What are the balances and rates ($ and %) of the debt you are trying to pay off? 4.You are looking for 14K, but your credit report shows only +10K in revolving balance. What is the extra 4K for? Thank you!	Girlfriend lives with me. Rent - $800 (divided by two) Util - $150 Car expenses - $550 (payments/gas/insurance) Misc (food, fun) - $200 Debts credit card (Macys)- 15,500 (APR 25%) credit card (AMEX)- 7,500 (APR 17%) Care Credit line - 2,600 (APR 28%) I plan on paying off the care credit and putting the rest on the Macys account. I would prefer to pay off all three but would be fine with getting the higher interest ones down.

Member Payment Dependent Notes Series 485096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485096	$11,000	$11,000	13.11%	1.00%	February 25, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485096. Member loan 485096 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Johnson and Johnson	Debt-to-income ratio:	11.88%
Length of employment:	4 years	Location:	EVERETT, WA

Home town:
Current & past employers:	Johnson and Johnson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Hello all and thanks for looking at (and possibly funding) my loan. I have a very similar offer from a bank but I love the idea of peer to peer lending and am looking forward to see it work first hand.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	33
Revolving Credit Balance:	$9,637.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Johnson and Johnson? Thank you in advance.	pharmaceutical sales and marketing rep
Since you are consolidating debt, would you please list all your debts (types/balances/APRs) and indicate which ones on the list you will be paying off with this loan? Thank you in advance.	Debts to be Paid off with this loan: Visa 1: 5000 APR 14.24 Capital One: 3000 APR 19.99 Visa 2: 1500 APR 15.99 Department Store Card: 900 APR 23.9 Other Debts: House: 225000 Car: 30000 Student Loans: 20000
Hello, can you please let us know the details behind the delinquency you had 33 months ago? Thanks you.	I made a small purchase with a store card I rarely use. Completely forgot about it and bills must have been being sent to an old address. Found the problem when I pulled my credit to prepare for the purchase of a home. Paid the amount in full immediately.

Member Payment Dependent Notes Series 485098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485098	$25,000	$25,000	10.99%	1.00%	February 25, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485098. Member loan 485098 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	North Central College	Debt-to-income ratio:	17.88%
Length of employment:	4 years	Location:	Naperville, IL

Home town:
Current & past employers:	North Central College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > I work full-time at a private college. Loan repayment is not dependent on the success of the business. My salary can cover it. We will have no problem making payments on time. My wife & I are starting a DVD rental machine business. She is working on her MBA and will run the business full time. We have done our due diligence, and will respond to questions as quickly as possible. Thank you so much for considering our loan request!

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,947.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at North Central College? Thank you in advance.	I am the Production Manager of the Fine Arts Department. I oversee all the daily operations of the four performance venues on the campus.
Hello there. Sounds like a you have a great idea. My question is about your business in general. What is it that will separate your business from your competitors?	One big advantage that we have over the competition is that our machines were designed based on customer feedback & complaints about the Redbox machines & process. Our machines can rent and sell DVDs, BluRays & video games in their original packaging. They also have a clear front panel so customers can see what's inside and they have a quicker checkout process. Also, the main competitors are focusing on locating their machines in large, national chain stores. There are thousands of privately owned stores that have been turned down by Redbox and are actively seeking to host a machine. Blockbuster was one of the leaders in the video game rental industry and with them closing hundreds of stores, they are creating a demand which we hope to fill. I hope this answers your question, if you have more, please ask. Thank you for your interest.
Do you have machines and inventory already?	No we do not. This loan will help fund the start up to obtain the machines and inventory. We have already been approved by the kiosk distributor application process, and will be working with a locating agency to only put our machines in what are called "tier 1" or high traffic locations. Inventory will be acquired through disc media distributors. Our plan is to finish securing all financing in the next 2 weeks, order the machines and inventory, and be up and running by the beginning of April.
Is this a franchise-type business that you will be running, with a larger corporation creating the machines, marketing, etc.? What geographical area are you anticipating this business will cover?	This business is not technically a franchise because we will not have to answer to a corporate office, however like a franchise, the company that we are purchasing the machines from has put together a network that covers technical support, access to DVD distributors, a location agency, as well as training to help promote our success. We will start out in Chicago suburbs, since that is where we are currently located. As we progress we would like to expand to other areas of the United States. Thank you for you question, please let me know if you have any more.

Member Payment Dependent Notes Series 485099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485099	$14,000	$14,000	15.33%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485099. Member loan 485099 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,358 / month
Current employer:	General Dynamics	Debt-to-income ratio:	23.55%
Length of employment:	4 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Hello Lenders - I'll try to get back to you with answers to any questions you might have in a timely manner. Here are a few details on the purpose of this loan and my ability to repay it. Purpose: Consolidate high interest credit card debt - Card 1 - $6,652.70 - 24.24% - $207/min. - Card 2 - $1,123.55 - 17.9% - $20/min. - Card 3 - $5,612.60 - 14.99% - $123/min. Why lend to me? 1. I have never missed a loan/credit payment (this includes a peer to peer loan from Prosper.com that I will finish payments on in May). 2. My income is sufficient to repay this loan (in addition to the income from my job as a Software Engineer, I also make $430/month in rental income) 3. My job is secure (my program's largest contract was just extended for 3 years, our particular line of business is booming despite the recession) 4. This loan's payments will be less than I currently pay on my credit card debt (minimums + $200, about $550/month) 5. My Prosper.com loan ending in May, mentioned above has monthly payments of $506.19 that will free up some additional income for debt repayment (alternatively...I may pay this off instead of the entirety of that last credit card as this loan is at a higher rate) All of my current monthly debt payments: 1. Mortgage - $617.16 2. Credit Total - $550 (minimums $350, break down above) 3. Prosper.com - $506.19 4. Student Loans - $323.59 Total - $1,996.94 Monthly Income - $4,100 (after tax)

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,515.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the recent inquiries for, and did any of them result in new credit cards or loans?	I've periodically been looking for consolidation loans to transfer my credit card debt to, also, my wife and I recently opened a checking, savings and credit card account with a local credit union. I haven't taken out any new loans or credit cards recently other than that credit card that we pay off every month.
RE: $14,000 DC loan: Narrative generically says you are software engineer @ General Dynamics. Specially, what is your JOB/What you work on for GD? Member 505570 USMC-Retirred-Investor 02.24.2010 @ 08:15 AM ET.	USMC Retired Investor - Glad to hear from you, I originally found LendingClub as an investor, so I've read a lot of questions that you have asked. As a Software Engineer at GD, I work on development and maintenance of a suite of software that is utilized on unmanned aerial vehicle missions. Unfortunately the project is small enough that I'd rather not mention it by name in this public forum.
What have you been doing to get out of debt? And have you been successful up to this point in reducing your debt?	First, have I been successful? Yes and no. :) I've done a generally good job of reducing my debt over the last 4 years with a couple of major exceptions. The first was getting married...unfortunately that was not a cheap endeavor, from rings to wedding to honeymoon. I chalk that up to an emotionally correct decision that unfortunately had a poor side effect on my overall debt. The second major exception was unexpected house repairs. Along with a couple of issues that we knew about when we purchased our house, we also had to replace our main sewer line in the summer of 2009. As for the steps I'm taking to reduce my debt, beside attempting to move my debt to fixed installment type loans instead of revolving credit, I've also periodically set up payment plans that involve paying off more than the minimums on my highest interest rate credit card. I've been good at sticking to these plans, and I generally re-evaluate every 6 months or so to determine if I can afford the amount I'm putting towards these debts and if the amount is adequate to work towards paying off the debt in a reasonable amount of time. I've tried to ensure that I still leave a little bit of cushion in my budget to avoid unexpected expenses.
You mentioned you have a prosper loan. Would you mind telling us what your prosper.com borrower id is?	Not at all, I believe you're asking for my Screen Name at Prosper. It's Sir_Ice. I wasn't able to tell if there was some way for you to see my payment history or that the loan is current on their site. Hopefully you can get some useful information out of it.
$17K in revolving debt is a pretty high number, why? and what are you doing to avoid that?	Why do I have so much revolving debt? Three reasons: poor financial choices while in college and graduate school, a wedding and related expenses, and a house that has required unexpected and expensive repairs. As far as what am I doing to avoid keeping my revolving debt as high as it is, please see my answer to Member_608819's question. Additionally, other than the things I have mentioned I haven't taken on any additional debt. My wife and I have a credit card that we pay off every month, and other than that, I don't use any of my available credit.
Yes there is a way to see a least see that you are current on your Prosper loan. If you search for Eric's Credit Community, the creator of that site provides some useful info.	Thanks! If anyone would like to see the status of my current Prosper loan, ending in May, check out Eric's Credit Community. My Prosper screen name is Sir_Ice. There isn't a lot of detail, but you can see that it is current.

Member Payment Dependent Notes Series 485111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485111	$20,000	$20,000	10.25%	1.00%	February 25, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485111. Member loan 485111 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Chop't Creative Salad Company	Debt-to-income ratio:	13.22%
Length of employment:	2 years	Location:	HO HO KUS, NJ

Home town:
Current & past employers:	Chop't Creative Salad Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I will be using this money to consolidate the $4000 on my credit card into a better interest rate. I will also be using $10,000 plus $5000 of my own to fund my Forex account from a Micro account up to a Standard account. From my initial investment of $500, I now have $1800 in my account from trading profits over the last three months. I would like to trade standard lots on tighter spreads in which I need more account equity. The remainder of the money will be used as a safety net. This loan will likely be paid off early.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,137.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Chop't Creative Salad Company? Thank you in advance.	I have been the General Manager for two years.
Please, elaborate on the purpose of the loan. What is the money going to be used for?	I will be using $4000 of it to pay off an 18% credit card. I will be using $10000 of it plus $5000 of my own to fund my Forex investment account. I have been trading in a Micro account and from an initial investment of $500, have raised it to $1800 over the course of the last 3 months. I would like to start trading on tighter spreads and standard lots, which require more capital, but similar strategy. The remainder of the money is going to be used as a safety net. It is likely I will pay this loan off early.
Please list all your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan? Seeing the numbers will help Lenders to make our investing decisions. Thank you in advance.	Debt to be paid off: Amex: $5000 18% Other debt (The loan will not be needed for this): Student Loans totaling ~$60,000 with monthly payments of ~$750. The interest rates of these loans range from 1.4% - 6.8 % and the interest paid is tax deductible. After that, I have a monthly cell phone, internet, cable, and gym membership for a monthly payment of ~$200. I do not own a car.
What is your contingency plan to repay this loan, if your Forex investment does not pay off the way you anticipate that it will? Thank you in advance.	After deducting my monthly expenses from my monthly salary, I am left with approximately $1000. The monthly payment is $650 on this loan. It would leave me with $350 a month to eat (I work at a restaurant concept, so $350 is actually a lot of money for my food budget). I also have $2000 in cash in an online savings account, and typically have $2000-$3000 in my checking account. Things would be tight if the worst ever happened, but I would bail out long before the account would go to zero, and use the remaining to pay down the loan.

Member Payment Dependent Notes Series 485122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485122	$8,000	$8,000	11.36%	1.00%	February 26, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485122. Member loan 485122 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,389 / month
Current employer:	Asylum Visual Effects	Debt-to-income ratio:	5.27%
Length of employment:	3 years	Location:	Sherman Oaks, CA

Home town:
Current & past employers:	Asylum Visual Effects
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > We plan to use the funds to consolidate some credit cards. We recently had a really sick kitty (he's pulling thru so far), but he has cost us way more than we anticipated. We also would like to do a couple home improvement projects that we have been putting off way too long. We are excellent borrowers... my wife's credit score is in the 800's and I am in the upper 700's (last time I checked). We always pay our bills/debts and would never consider reneging on a loan. My job is very stable, working here for almost 4 years. I work for a visual effects/computer graphics company that does effects for movies and commercials, which is a lucrative business and we all know movies will (hopefully) be around forever - which makes me have job security. Thank you so much for helping us out in this difficult time.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	60
Revolving Credit Balance:	$7,351.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Asylum Visual Effects and what do you do there?	Asylum Visual Effects is a visual effects company that does computer graphics/visual effects for movies, commercials, etc. My position is Visual Effects Artist.
Greetings - Could you please describe what you plan to use the loan for? Regards; Art	Debt consolidation, some home improvement.
Can you please explain what this loan will be used for? Can you please list your monthly expenses including housing and debt payments?	Debt consolidation, some home improvement. Mortgage = $3606.17, car payment = $510.79, credit cards = $300.00
You seem to have a pretty good income. Why are you not able to just cover it?	Cost of living in CA is very high! Monthly income is (take home) is approx. $7,600.00. Mortgage payments = $4988.98, car payment = $510.79, credit card payments = $300.00 (at least sometimes we try to pay more), utilities = $510.00 (gas, electricity, water, cell phone, cable tv), insurance for autos & home = $406.80. That leaves $883.43 left a month after expenses. That gives us approx. $200 a week for gasoline, food, etc. As I mentioned in the purpose of this loan, we recently had a really sick kitty and vet bills are astronomical in this area. We want to use the $8000 to pay off our credit cards with high interest rates and consolidate that veterinary expense.
The difference between your gross monthly income and your listed expenses is almost $9000 per month, yet your loan request is for only $8000. Can you elaborate? It seems like there is something missing if you have so much excess each month.	Cost of living in CA is very high. Monthly income is (take home) is approx. $7,600.00. Mortgage payments = $4988.98, car payment = $510.79, credit card payments = $300.00 (at least sometimes we try to pay more), utilities = $510.00 (gas, electricity, water, cell phone, cable tv), insurance for autos & home = $406.80. That leaves $883.43 left a month AFTER expenses - which works out to a little over $200 a week to cover gasoline, food, etc. As I mentioned in the purpose of the loan, we recently had a really sick kitty and vet bills are astronomical in this area. We want to use the $8000 to pay off our (2) credit cards with high interest rate and consolidate that veterinary expense.

Member Payment Dependent Notes Series 485240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485240	$15,000	$15,000	9.88%	1.00%	February 28, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485240. Member loan 485240 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,833 / month
Current employer:		Debt-to-income ratio:	4.95%
Length of employment:	8 years	Location:	Chandler, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > This loan will allow me to pay off higher interest rate credit cards. I had no credit card debit until as of late when I decided to get engaged. So the wedding planning is in full force and I would like to eliminate what I am paying to the credit card robbers. As most of you have seen they decided to up their rates before the Government slaps them down. There was no reason for them to up mine. I have great credit and have never been late or missed a payment. So I want to try something new to kind of "stick it to them" so to speak. My job is very stable.With a very solid outlook this year. My cash flow continues to rise as it has for the past five years. After expenses I usually net three to four thousand a month. I am a great candidate for this loan because I will pay it back and on time. I take my credit rating very serious and would never jeopardize any chance of it dropping. I have cash in the bank to do without this loan but would like to keep that intact for emergencies. Thank you in advance for your loan. It couldn't be in better hands. Borrower added on 02/15/10 > My job did not show up for some reason so I am adding here. I am self employed for past 8 years as a Technical Director for the meeting and events industry. My clients are all Fortune 500 companies. Although we have experienced a downturn like most industries my outlook is positive. Not quiet as good as it once was but the industry is beginning to pickup again . I have numerous contracts in place for the fall totaling in excess of 60k. As I mentioned before this loan will allow me to pay off credit card debt that was charged for my engagement and forthcoming wedding. Like most people my Credit card companies raised rates to anywhere from 19% to 22% for no apparent reason other than greed. I have never in my life been late or defaulted on any credit card or loan payments. I have just been lumped into the high interest rate game in an attempt to make them more money.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,020.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income?	I listed self employed when filling out form. Apparently that does not show up. My main source of income is from the meeting industry. I am a technical director managing sound, lights and video for corporate events. My clients are all fortune 500 companies.
Greetings - Could you please explain your employment situation? Regards; Art	See other responses. Thank you.
Let's see..you make a quarter of a million Dollars a year but list N/A as an employer and N/A as length of employment. Obviously, you have discovered a way through the system that others would envy. In your loan description you mentioned also that even after earning over $20,000 per month, you net only 3 to 4 thousand after expenses. It is those very same $16,000 monthly lifestyle expenses that would cause a rational individual to question your ability to reduce your debt by just consolidating your debts with a loan of only $15,000. I think more people might be amenable to assisting you if you could provide enough information regarding your source of income from your "job" to help other investors have a modicum of comfort that you have the ability and inclination to repay your debt with your surplus cash flow.	N/A was not an option or at least that I remember. I listed Self Employed which I am. See other answer about source of income. Never anywhere did I say I have a 16,000 monthly lifestyle expense. That was your assumption. In addition to main source of income as a technical director I have several investments. These have required start up money which I have easily funded. My personal credit card debit is approaching 15k. My last years tax return would equal out to 250k. It did not come at 20k a month. In my business there are some slow periods and busy periods. This winter was a particularly slow period. Last year 90% of my income came from August to November. So I am currently looking to lower my CC interest rate with this loan. Thanks for your consideration.
Would you please verify your employment and income with Lending Club? Thank you.	In the works. Currently on the road until Friday when I will fax all docs. Thanks for your consideration

Member Payment Dependent Notes Series 485257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485257	$15,000	$15,000	13.48%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485257. Member loan 485257 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	Homeloan Mortgage Corp	Debt-to-income ratio:	16.85%
Length of employment:	6 years	Location:	Lake Worth, FL

Home town:
Current & past employers:	Homeloan Mortgage Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$206,877.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Homeloan Mortgage Corp?	Type your answer here. I supervise and train our sales staff. Conduct quality control on all files, making sure all loan packages are in order and in compliance prior to submission. Market new lending products along with updated guidelines to customers.
Why are you requesting a loan via LC? It looks like you work in the lending industry already. Please answer the following questions: How will you pay this back? Clarify the 206K in revolving credit balance. How secure is your job? How do you set the amount you need for this loan? Thanks in advance.	Type your answer here. I do work in the lending industry, however, I am not allowed to originate my own loan. My credit balance includes two investment properties which has a rental income and pays for it self. My job is well secured, we've survived the worst. The amount need for this loan is to cover new appliances, refurbish cabinets and new countertops. (granite). Thanks

Member Payment Dependent Notes Series 485283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485283	$12,000	$12,000	7.51%	1.00%	February 28, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485283. Member loan 485283 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:		Debt-to-income ratio:	4.33%
Length of employment:	< 1 year	Location:	greenport, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > debt consolidation

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1976	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,449.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer?	retired have nys pension and social security forrmer employer village of greenport
$6,449 debt listed--the rest?	credit card
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? These answers will definitely help lenders lend.	mort 2043.00icludestaxes insur. living exp 500.00 credit cards min would beabout400.00 pay more then min funds availiable for emer.8-9thousand
http://www.ehow.com/how_5987184_borrow-peer-peer-lending-sights.html This is a free blog and a great start on what lenders are looking for in your loan description. Thanks in advance.	what is the question? itb asked ?

Member Payment Dependent Notes Series 485291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485291	$21,000	$21,000	11.36%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485291. Member loan 485291 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	MTV Networks	Debt-to-income ratio:	23.10%
Length of employment:	10+ years	Location:	Middle Village, NY

Home town:
Current & past employers:	MTV Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Have a few credit cards that I maintained for many years and I no longer use. I would like to consolidate into one monthly payment so that I could look forward to an "end date". Borrower added on 02/15/10 > I am a 56 year old married mother of two (a college student and a 18 year old autistic son). My goal is to be debt free so that I could retire at a decent age. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,377.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for MTV Networks?	Type your answer here. Executive Assistant
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (rent, car, utilities, student loans etc)? Thanks for answers to both Qs...	Type your answer here. What I would like to consolidate is: Chase Freedom - 13.24% - pay $299.80 month (on their "Blueprint" plan to have balance paid off in 4 years. Discover - 15.99% - pay $110.00 CitiFinancial Car - 7.9% - pay $320 month Chase - 3.99% - pay $110 month Amex - $15.24 - pay $60 month My others expenses are: Rent - $900 Elect - $100 Student Loan (for my daughter) - $169 My husband pays the phone, cable and car insurance. Please note that I have NEVER been late with a payment and have not used any of these cards in many months. My plan is to hopefully pay them off with a possible end date. Thanks for your time.
Thanks for the information, what are your current balances on all the cards and which ones do you plan to payoff with this loan? To reiterate, your loan will fund much more quickly when you contact Lending Club to verify your income!	Hi -- I recently scanned and emailed my W2 forms in two formats (pdf and word) Hope you received by now. Please advise if not and I will fax when I return to work tomorrow. As for my cards/loan: Chase Freedom for approx $8,000. Chase Disney for $4,783. Car Loan for approx $7,000. Amex - $1,800. Thank you for your time.
Thanks so much for the information. As a side note any questions posted here are from potential investors, not from Lending Club administration. You will have to contact Lending Club directly to make sure they have all information necessary to verify your income. Good Luck in the process!	Thank you!
Your CHASE card is only 3.99%. What will the rate be after the promotion? (Usually increases after 6 months.) If < 12%, it would make sense to pay that one directly and not refinance it here.	Honestly not sure when it expires, but recall that it would go back up to 13.99%. Thanks for your time!

Member Payment Dependent Notes Series 485313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485313	$22,000	$22,000	12.73%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485313. Member loan 485313 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Purina Mills, Inc.	Debt-to-income ratio:	12.16%
Length of employment:	10+ years	Location:	Lake City, FL

Home town:
Current & past employers:	Purina Mills, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Want to consolidate two major credit card balances, two department store card balances, one line of credit loan and one personal loan to reduce monthly payment amounts. Thank You!

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,871.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Purina Mills, Inc.?	Type your answer here. Mixer Operator - I mix the feed. It used to be manually, but know it has been computerized. Only drugs and minerals are added manually now.
What are the balances on your current loans/cards and what are the interest rates. Please tell me why you're going to be able to repay this loan in 3 years. Thanks in advance.	Type your answer here. Visa - 6658 @ 8.49 Discover - 4004 @ 15.24 and 3125 @ 22.99 Belks - 333 @ 22.50 JC Penney - 207 @ 23.99 Dell - 710 @ 21.24 Line of credit loan - 5966 @ 9.85 Personal loan - 1426 @ 10.44 Consolidate all into one payment = less worry, stress, etc.; focusing on one debt; continue reducing food and household expenses, practicing simple living.
Your credit balance is listed as $13871, but you are taking a loan out for $22000. What are your plans for the additional $8000? Thank you.	Type your answer here. Visa and Discover = 13,833 Belks and JC Penneys = 563 Line of credit loan - 5966 Personal loan - 1426 Thank you for your consideration.
What are your current payments on each of these loans?	Type your answer here. Line of credit - 119.98 Personal - 92.41
When you take the weighted average of your balances and interest rates you come up with 13%. With lending club fees, you will be paying a higher rate. Why are you doing this?	Type your answer here. Not sure what weighted average means on these - reason was because we wanted to consolidate high interest credit cards and get out from under so much debt, instead of feeling like we are sinking further and further.
Looks like you only have around 8k debt(discover,belks,jcp, dell) with interest rates greater than 12.73, which is what Lending Club is offering you. Why do you want to consolidate everything, even though you pay lesser interest on the majority of the money requested? You could probably get lower interest from LC, if you asked for smaller amount (around 9k), given your credit score!	Type your answer here. Wasn't sure of LC interest rate when initial amount requested, just thought about consolidating all credit cards and loans into one debt.
You may find yodlee.com or mint.com helpful in managing your finances/budget. I use yodlee and it saves an immense amount of time and effort. You can also link your Lending Club account to it for automatic updates. (Both sites are free) Good luck on 100% funding of your loan.	Type your answer here. Have not heard of either one, but will definitely check them out. Thank you!
If you borrow just to pay off these: Discover - 4004 @ 15.24 and 3125 @ 22.99 Belks - 333 @ 22.50 JC Penney - 207 @ 23.99 Dell - 710 @ 21.24 Then your overall savings from your LC loan would be much greater, and your overall interest and fees would be less. This loan will increase your overall total expense the way you have requested it.	Type your answer here. Yes, maybe that's the best way to go. Thanks.

Member Payment Dependent Notes Series 485314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485314	$15,000	$15,000	12.73%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485314. Member loan 485314 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Marriott Vacation Club International	Debt-to-income ratio:	21.68%
Length of employment:	9 years	Location:	Orlando, FL

Home town:
Current & past employers:	Marriott Vacation Club International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I am requesting this debt consolidation loan to pay off my existing Bloomingdales Visa credit card. The interest rate has more than doubled in the last year and I am now sitting at an interest rate of over 23%. I have called the credit card company requesting a reason for the sharp increase in my interest rate when I have never been late on a payment ever but never received a good response. My current minimum payment is approximately $500 and I have paid approximately $800 to $1,000 a month for the past 5 months with no new charges, but the balance does not seem to be moving. I would much rather fund the pockets of individual investors than the corporate banks! A little bit about myself, I have worked in accounting and finance for about 9 years since gratuating from college in 2001. I currently own a condo with my fiance and we are getting married in October 2010. We would like to be able to start a family once we are debt free so I have a huge amount of motivation to repay this loan as soon as possible. Please help me in my quest for credit card freedom! Borrower added on 02/24/10 > Thank you so much to everyone who has invested in my loan so far! To all of you thinking of investing, there is a little over 2 days left to get the remaining amount funded so if there are any questions about me or my loan please let me know. Thanks again to all the investors!!

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,135.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Marriott Vacation Club International?	Without getting too specific, as I would like to keep my debt issues private, I work in the accounting and finance department at the corporate offices of the company.
Very nice description. I wish all borrowers were as detailed as yourself. I will happily be funding your loan. Best wishes on your quest, and eventual expanded family.	Thank you for your feedback and support!!
I'm generally reluctant to fund loans without income verified, is there a reason you do not have LC verify your income?	I am not sure why LC has not verified my income. I spoke with an LC representative last week to confirm personal information in order for loan approval. I have not received any other correspondence from them requesting additional information. I could not find any information about requesting income verification on the FAQ's page but have sent an email to LC on the issue. I apologize for the inconvenience, I am new to LC.

Member Payment Dependent Notes Series 485338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485338	$9,000	$9,000	9.88%	1.00%	February 25, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485338. Member loan 485338 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	TSI CORP	Debt-to-income ratio:	10.60%
Length of employment:	3 years	Location:	KILLEEN, TX

Home town:
Current & past employers:	TSI CORP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	18
Revolving Credit Balance:	$11,250.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TSI CORP and what do you do there?	TSI Corp is a federal contractor at Fort Hood, TX. My job is a Housing Manager for the single enlisted soldier's barracks on base.

Member Payment Dependent Notes Series 485362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485362	$10,000	$10,000	10.99%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485362. Member loan 485362 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	SigmaQuest	Debt-to-income ratio:	16.10%
Length of employment:	1 year	Location:	SANTA CLARA, CA

Home town:
Current & past employers:	SigmaQuest
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,595.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SigmaQuest and what do you do there?	SigmaQuest is an application software company and I'm the Director of Sales.
Credit balance is $2500; loan requests 10,000. What else is the loan to be used for? What is the interest rate on CC.	This is a debt consolidation loan. CC interest is 23%~.

Member Payment Dependent Notes Series 485374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485374	$6,000	$6,000	13.11%	1.00%	February 26, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485374. Member loan 485374 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Luxottica Retail	Debt-to-income ratio:	2.63%
Length of employment:	2 years	Location:	Riverdale, GA

Home town:
Current & past employers:	Luxottica Retail
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > The loan is for debt consolidations and repairs for car! Borrower added on 02/13/10 > I'm never late on any payments that I have in my name! I always pay my bills ahead of time and my payment is a little more than the minimum payment requirement!

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,586.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Luxottica Retail?	I am a Customer Relations Marketing Analyst. My job is to monitor the companies monthly and yearly profits and use the data received to create new marketing strategies and send those marketing materials to our vendors and consumers.
Please list your monthly living expenses (rent/utilities/cable/internet/whatever else) so that we can see how the loan payment will fit into your budget.	I don't have any living expenses, except for the cable bill, because I'm staying with my parents. The monthly cable bill is $49.33, and the rest of my earned income I continue to save!
That's great that you are saving money! Please list all you debts (types/balances/APR's)	I have two credit cards that I'm paying off currently, both are with the same company. Both balances combined is $1524.00. Both credit cards are considered revolving credit and my APR's are 18.89% for both credit cards.
Curious how old are you? Do you have any funds in savings?	Hello, I am 23 years of age and yes I do have a savings account. I have sufficient amount of funds, if need be, to keep my payments from falling behind in any situation that might occur.
I like to see someone as young as you have little to no debt so when problems arise you can handle them and having some savings is always a plus. Ill fund your loan and good luck	Awwww! Thank u so much! God bless you!

Member Payment Dependent Notes Series 485412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485412	$24,000	$24,000	12.73%	1.00%	February 25, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485412. Member loan 485412 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$14,583 / month
Current employer:	wyndham worldwide	Debt-to-income ratio:	10.65%
Length of employment:	10+ years	Location:	N Myrtle Beach, SC

Home town:
Current & past employers:	wyndham worldwide
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > I am very stable in my job. I have been in the same company for 10+ years. I have always pay my bills. This is a great opportunity my bank only can offer me 15% or more on the personal loan.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	49
Revolving Credit Balance:	$31,973.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is wyndham worldwide and what do you do there?	Wyndham is a public trade company on NYSE "Wyn". The company works in the hospitality business. I am a Sr Manager for 2 properties at Myrtle Beach, SC. I have 2 managers under me and I have 30 sales people. I am responsable to bring $18,000,000 in revenues with NOI of 130%. I have been working with Wyndham for 10+ years.
Now that we know your employment, can you elaborate on the loans you plan to consolidate...the current amounts on each loan, balance due on each and their respective APR's?	i have a credit card with Bank of America with a balance of $23,000 and the APR is 16.99% but $10,000 is at 1.99% untill October 2010. I also have an Amex with $9,500 and APR 15.99%. When i get this loan I will pay the AMEX off and the balance i will pay the portion on the bank of america at 16.99%.
Please discuss more about your delinquency in the past. How do you plan on avoiding additional debt while paying off this loan? Thanks	this was 4 years ago a lease payment on a car. I was outside the country and the bill got lost on the suffle did not notice untill was too late. This money is to consolidate my credit cards. The payments will be lower than what i am doing now.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Also how did you get into this debt in the first place? Thank you	My job is secure. i have $172,000.00 on my 401k If i lose my job i can cash out. I had to pay about $26,000.00 cash to my ex wife attorney.
can you provide some info on your other monthly costs (mortgage/rent, utilities, car, etc)?	monthly expenses is $10,455 a month
Since you have several days left for this loan application to run and there are not many who have already committed funds I wanted to have you think about something. You brought up an excellent point in your last reply when you mentioned the $172K in your 401k; have you considered 'tapping' your 401K for a "personal needs" loan rather than using the Lending Club for your needs at this time? Think about this...if you borrow from Lending CLub it is at 12.73% and if you are able to borrow from your 401K you will be paying the interest to yourself (and into your account) over time as you replace the funds. Just a thought. Unless there is a factor that would prevent you from doing so, contact your CPA before posing the question to the HR people that administer your 401k. We can always help you if that route is exhausted but you will benefit more if that 401k option is available for you. Good luck.	thanks.
You said you have a "credit card with Bank of America with a balance of $23,000 and the APR is 16.99% but $10,000 is at 1.99% until October 2010." Then you said you plan to pay off a portion of the amount that is at 16.99%. I ust wanted to warn you that, most credit card companies will apply payments to the balance with the LOWEST rate first, in other words if you pay 10,000, they will apply it to the balance that is at 1.99%, and you will be left with the rest still at 16.99%. You may want to contact them to ask, it may be more worthwhile to pay the entire BofA balance before paying the other card. All the best.	Thanks. I will contact Bank of America.

Member Payment Dependent Notes Series 485462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485462	$25,000	$25,000	14.96%	1.00%	February 28, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485462. Member loan 485462 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	BCBSM	Debt-to-income ratio:	3.98%
Length of employment:	9 years	Location:	Troy, MI

Home town:
Current & past employers:	BCBSM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > The loan is to pay off personal loans. Borrower added on 02/15/10 > I am good with ontime payements. Also, I am working in healthcare industry for last 9 years and my job is stable. My montly budget is $2000. My monthly income after tax is $5500. Borrower added on 02/18/10 > My Income has been verified and also the loan has been approved.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	33
Revolving Credit Balance:	$12,797.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BCBSM and what do you do there?	BlueCross Blueshield of Michigan. It is a insurance company. I am working as Application developer Senior
RE: $25,000 DC loan questions are: (1) On-screen application reflects emnployer "BCB SM". Specific description of employer is what? (2)- Position (JOB-ROLE) @ BCB SM is? (3)- Reported $7,583 pm gross income is: 1 income earner? Or combination 2 income earners? Answers required for all T-H-R-E-E questions. Member 505570 Retired-USMC-Investor 02.14.2010 @ 05:49 AM ET.	1) BCBSM means - Bluecross Blueshield of MI and it is a health insurance company. 2) I am working as Application developer Sr in Computer claims processing. 3) The gross income is mine only. I didn't list my wife's income.
Please list your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan. Thanks!	I have balance on only one credit card. I will be paying off that and also I need to pay some personal loans that I need to take care.
What is the balance on the credit card? What is the APR on the credit card? What are the amounts of the personal loans that you are going to pay off? What are the APRs on the personal loans? Thank you in advance.	The APR is 29% for the credit card and the balance is around 13000. The remaining amount I need to pay tax. If I don't pay at once then I need pay with penalty and interst which is very high. I a planning on paying this loan back in less than 3 years
What is the balance that you need to pay on taxes? When is it due by?	Around 12000. I am planning on on sending as soon as I receive the funding
What is the balance due on the personal loans?	12000
So you owe 13K on CC, 12K on taxes, and 12K on personal loan. So which of these will you be paying off with this loan?	Sorry for the confusion. When I mentioned the personal loan what I meant is to pay the taxes. I only owe 13000 on CC's and I need to pay 12000 on State and Fed taxes. I should have clarified what my personal loan was. Thanks for asking.
Why are you taking out a loan to pay taxes? Was there an unexpected tax bill? Please explain the situation.	My wife is self employed and she works on 1099. When we file the combined taxes we owe $12000. We need to pay this amount when we file the tax return before April 15th. otherwise I need to go for installment agrement which will include penalty and also interest.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including rent, utilities, car, student loans and child care costs (if applicable)? Thanks for your answer to this Q...	Monthly Expenses ************** Rent - 800 Car - Paidoff Utilities - 400 Insurance - 75 Groceries/food - 400 Misc - 300 My wife is a consultanat and she makes money also I didn't list that here.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including rent, utilities, car, childcare costs and student loans as applicable? Thanks for your answer to this Q...	Monthly Expenses ************** Rent - 800 Car - Paidoff Utilities - 400 Insurance - 75 Groceries/food - 400 Misc - 300 My wife is a consultanat and she makes money also I didn't list that here.
Hi. 2 question. PLease explain why it says Months Since Last Delinquency: 33. What happen? Also if $12K is for wife's self employment, is there additional stable extra income from her to support the loan payments?	1) Yes I had a late payement 3 years back in one of the credit cards becuase I paid off the account I though it is done. What happened is that there was intrest accured after the billing cycle and I didn't realize about that. it is showing as late payement. 2) Yes. my wife is working as consultant and she gets 100K per year. Thanks
If you are unable to make payments or loose your job, would your wife be wiling to assist with payments? If not, what is your back-up plan to pay off this loan?	Yes. she will be assiting for the payments. Also, I also 401k that I can use to pay off the monthly payments.

Member Payment Dependent Notes Series 485471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485471	$25,000	$25,000	11.36%	1.00%	February 28, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485471. Member loan 485471 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:		Debt-to-income ratio:	3.60%
Length of employment:	9 years	Location:	Mill Valley, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I have had a successful sole proprietorship for 9 years (founded in 2001) providing marketing communications services (public relations, ideation and content, events/conferences, social media marketing, project management) to professional and financial service firms, small businesses, educational non-profits and large city economic development projects - with no capital loans or a business line of credit. My business has run well solely on revenue generated. It came as a surprise when the economy tanked and so did some of my biggest business. I have rebuilt the pipeline, but there is a gap in operating. I have several new clients in development and am looking now for bridge assistance for operating costs and possibly new equipment. Borrower added on 02/24/10 > Update 2/24: My income has been verified and my loan is approved. My employer is "self" - I own the business. My monthly budget is $6,000 (income approx $10,000) and my company is stable. I will likely pay off the loan much sooner than 3 years.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	29
Revolving Credit Balance:	$9,466.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Description Missing.	Hello Q - the loan description has now been posted. Thank you for you inquiry.
Since you have entered N/A as your employer, am I to assume you own the "successful marketing consultancy" to which you have made reference. If so, how many years have you been in operation and why are you asking for a bridge loan ?(salary/lifestyle, unexpected expenses, billing delays, etc) When a loan is requested at what is currently the highest level of personal loans for Lending Club, most investors would like specific information about you, your business, how you plan to use funds and why money is needed to continue your business if it is stable. If you can successfully articulate your needs and work with Lending Club to verify your income (an action that must be initiated by you) it will speed your loan request.	I have had a successful sole proprietorship for 9 years - providing marketing communications ( PR, events/conferences, social media, project management) - to professional and financial service firms, small businesses, education non-profits and city econ devp projects - with no capital loans or business line of credit. My business has run well solely on revenue generated. Have several big new clients in the pipeline - looking now for bridge assistance for operating costs and possibly new equipment.
Back again...thanks for the inital information. As a potential lender, we are unable to view most of your personal information and must draw conclusions on the scanty data that we do see. If I understand correctly, you mentioned that for 9 years of sucessful operation in your business you had never seen the need to establish a business line of credit or a loan. Now that you may have several new clients "in the pipeline" (were they not all new at one time ?) you are asking for a personal loan to cover your current operating costs and perhaps buy some equipment. Although there are several different questions one could ask in that regard, my thoughts would be that if you plan to use your personal credit with Lending Club, you might want to address the following to speed your loan process: First, explain the delinquency in your credit report of 29 months ago. Second, Why do you need to have a loan to pay your operating costs now if you have been doing well for 9 years? And third, as mentioned in my first epistle, you really should contact Lending Club and ask them the procedures for "verifying" your income with them. Once the verification process is completed, Lending Club places a note in your file that we can see which adds a certain level of confidence to lenders. The more information your provide lenders, the more comfortable they are in providing funds. Without more details, your funding will remain slow or incomplete.	Thank you. Very helpful and I will initiate the income verification process. Your questions are excellent and insightful. Yes, I have been doing well for nine years and last year was the exception - it came as a surprise when the economy tanked and so did some of my biggest business. I have rebuilt the pipeline, but there is a gap in operating. Yes, I should have established a line of credit years ago. but did not. Deliquency in report 29 months ago was change in bookeepers who lapsed a payment. I will add this info to my request at your suggestion - many many thanks.
Please explain why this is a loan risk loan and why you have the capability to pay it back.	The loan is low risk because my pipeline is full and there is no question that my cash flow will be increasing greatly by April. Meanwhile, I want to be prudent about covering my operations now and will use the loan as a line of credit. I will most likely be paying it off quite a bit sooner than 3 years.

Member Payment Dependent Notes Series 485585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485585	$5,500	$5,500	17.93%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485585. Member loan 485585 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,595 / month
Current employer:	Grand Casino	Debt-to-income ratio:	17.87%
Length of employment:	4 years	Location:	HINCKLEY, MN

Home town:
Current & past employers:	Grand Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > I would like to take a dream vacation with my family. I have been working in my current job for 4 years and worked my way up to the Supervisory position I currently hold. I am in a very secure position. In addition to my paychecks, I also receive a $650 per month per cap payment. I do not have a mortgage nor do I need to pay rent as I live with a family member. My bills are very small and I have plenty of cash flow monthly to handle this loan payment. I appreciate your time and consideration to this request.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Grand Casino?	Lead Groundskeeper. I supervise the outside grounds crew.
RE: $5,000 Vacation loan: Your actual position @ Grand Casino? (Narrative says supervisor- but supervising what?) Member 505570 USMC-Retired-Investor 02.25.2010 @ 07:12 AM ET.	I am the Lead Groundskeeper. I supervise the outdoor grounds crew.
Hi - where do you plan on taking this vacation? What are your other monthly expenses? Thanks	I would like to take my girlfriend on a cruise with my family. We are looking in to where we would like to go to. My monthly expenses are my cell phone and car insurance. I do have a small loan at my local bank which I plan to pay of with funds from this loan. Other than those, I have no further expenses as I live with a family member.

Member Payment Dependent Notes Series 485610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485610	$13,000	$13,000	10.25%	1.00%	February 28, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485610. Member loan 485610 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kidde Fenwal	Debt-to-income ratio:	13.66%
Length of employment:	10+ years	Location:	North Smithfield, RI

Home town:
Current & past employers:	Kidde Fenwal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,444.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 485624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485624	$15,000	$15,000	10.99%	1.00%	February 28, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485624. Member loan 485624 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,319 / month
Current employer:		Debt-to-income ratio:	15.97%
Length of employment:	< 1 year	Location:	Bozeman, MT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > If approved, I plan to consolidate 3 credit cards (Chase, B of A and Discover) with a balance of approx. $15,000 into one payment per month of approx. $477 for a term of 36 mos.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,142.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income?	I receive $2,673/mo. for life from the VA for combat wounds rec'd. in Vietnam. I also receive $646/mo. from Social Security retirement benefits.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs? Thanks for answers to both Qs...	(Ques. 1) Chase 23% int. $200/mo. Bal. = $4,347; (approx.) B of A 18% int. $200/mo. Bal. = $3,800; (approx.) Discover 18% int. $200/mo. Bal. = $3,900; (approx.) MilStar (PX) 11% int. $125/mo. Bal. = $2,813 (approx.) 1st. Int'st. Bk (car pymt.) 11% int. Bal. = $2,800 (approx.) Total Revolving Debt (approx.) = $14,871 plus car payment of $152/mo. (Ques. 2) Since I started rec???g. my SS retirement check ($646/mo.) in Oct. ???09 I have been paying $200/mo. on 3 major credit cards above, and $125 on the MilStar (PX) card. I also pay $285/mo. space rental for my mobile home, which I own, plus monthly living expenses of approx. $1,200. I hope this answers your questions. Thank you.
Are you still using your credit cards for anything?	I occasionally use the Chase Visa for online purchases of $20-$50, strictly for convenience. I rarely use the other two (B of A Visa & Discover) due to the high interest rate. However, if my request is funded, I plan to pay off all 3 cards and destroy all but the Chase Visa, which I will retain for car rentals, etc., since I've had that card since 1997.
Thank you for your service and your sacrifice.	Thanks for the Thank You & semper fi!

Member Payment Dependent Notes Series 485642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485642	$15,000	$15,000	11.36%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485642. Member loan 485642 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,178 / month
Current employer:	USDC	Debt-to-income ratio:	24.24%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	USDC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	32
Revolving Credit Balance:	$29,618.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is USDC and what do you do there?	Unites States District Court. I am a programmer/analyst
What is the loan for?	To pay property taxes in two houses.
How is it that you did not anticipate the property taxes?	I did, but due to an unxpected family problem had to take the money out.
what are your monthly expenses and how does this payment fit? thank you	Typical household expenses, food, utilities, gas, car payment, credit cards and miscellaneous expenses (movies, books etc). Do not anticipate any problems making this payment.

Member Payment Dependent Notes Series 485654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485654	$10,000	$10,000	7.51%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485654. Member loan 485654 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	PA Mentor	Debt-to-income ratio:	5.40%
Length of employment:	4 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	PA Mentor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > The funds will be used for wedding expenses. The money received as wedding gifts will go towards repaying a large portion of the loan.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,270.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (rent/util/ins/phone/internet/etc) so we can see how this loan payment will fit into your budget. Thanks!	Monthly living expenses are 600 (phone, student loan & car insurance)
You don't pay anything else monthly? Rent? Internet access? Food?	No I live with my parents while me and my fiance are house hunting and I paid my 5 year auto loan off in a little less than 3 years.
Good for you paying off your auto loan! So you are house hunting now? Do you have an idea about how much do you think you will be paying monthly for your new home?	Yes, house hunting now. Not exactly sure how much a month total but I will be able to do 700.

Member Payment Dependent Notes Series 485665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485665	$9,000	$9,000	12.73%	1.00%	February 28, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485665. Member loan 485665 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Best Way Home Improvement	Debt-to-income ratio:	17.12%
Length of employment:	< 1 year	Location:	Virginia Beach, VA

Home town:
Current & past employers:	Best Way Home Improvement
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Trying to reestablish my finances while saving and securing myself an even better credit history fo any future nedeavors.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,152.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your job at Best Way Home Improvement?	Its my start up business started mid 2009 that my brother in law, friends, and myself went into. Its been doing really well, so now we're looking to see if we can transition it into something bigger. I want to get all my loose personal debts paid off within 12 -18 months time so I can invest more of my own finances into it or get a business loan down the line.
Is it a franchise?	It is not a franchise but I want to get it there one day soon. Thats the plan in the long run.

Member Payment Dependent Notes Series 485666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485666	$24,250	$24,250	12.73%	1.00%	February 28, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485666. Member loan 485666 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,698 / month
Current employer:	ADP	Debt-to-income ratio:	21.13%
Length of employment:	4 years	Location:	LANSDALE, PA

Home town:
Current & past employers:	ADP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > My son was struggling in school so we decided to send him to tutoring. His grades went from D's to A's! We put the tutition onto low into rate credit cards because during this past year my husband and I were married (paid for the wedding ourselves), are going through an adoption process (my husband is adopting my son), and my husband's company closed so he's been self-employed for a year. I have a stable good paying job and we need to pay down the credit cards now that the interest rates have gone up and no low interest balance transfer options are available Borrower added on 02/16/10 > Empoyment and income verification has been sent to LendingClub.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	30
Revolving Credit Balance:	$32,628.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at ADP?	I'm a Project Manager.
Which Huntington are you sending your son to? Is your son still attending or has he graduated? If the former, how long do you expect for him to keep attending. If the latter, when did he finish? Also, please detail your monthly expenses. I've had great experience with Huntington in the past as well, so would love to assist. It's a great program.	My son will finish Huntington next month, he's been going to the HLC in Montgomeryville. Our monthly expenses are pretty basic: rent, 1 car payment (other car is paid off), utilities, and credit card payments to Huntington.
Are you in the process of getting income and other stats verified? Once you do, would be happy to fund.	Yes. I emailed all my info on 2/16 and called same day to confirm receipt.

Member Payment Dependent Notes Series 485677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485677	$16,975	$16,975	10.99%	1.00%	February 28, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485677. Member loan 485677 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Meso-scale Discovery	Debt-to-income ratio:	17.52%
Length of employment:	1 year	Location:	Damascus, MD

Home town:
Current & past employers:	Meso-scale Discovery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > It's not that I can't afford to deal with my debt, but in terms of trying to get out of it with the credit cards jacking up the APR due to 'bad economy' it's almost as if all the money I throw at reducing the bills is going towards interest.....I have an extremely steady job working for a production based biological discovery company and am NOT one to miss any payments........looking for a little help wherever I can get it. Borrower added on 02/23/10 > I really want to thank everyone that has invested in my loan as well as say thank you to those that are considering investing in me. If I can get this loan filled, by coming across this website, it will be one of the better things that has happened to me in a while! Thank you again and Thank you in advance!

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,070.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Meso-scale Discovery and what do you do there?	They are a company that makes laboratory testing equipment (sandwich based ELISA assay mainly). In the last few years the company's technology has been taking off in terms of market usability and customer satisfaction. I am in the assay development side, meaning I'm the one that performs the experiments and does the front end work designing these assays for both catalog release as well as customer specific assay development.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs (rent, car, utilities, student loans etc)? Thanks for answers to both Qs...	Hi. To answer your question 1. AT&T Universal CC - $2319 - APR-25.9% - $200/ month payment 2. Citibank CC - $12,209 - APR - 23.9% - $1000/month payment 3. Bank Of America Line of Credit - $2199 - APR 8.9% - $325/month payment 4. Bank of America CC - $900 - APR - 8.9% - $150/month payment 5. Capital One CC - $800 - APR - 7.9% - $150/month payment 6. USAA CC - $710 - APR - 8.9% - $150/month payment Each month my monthly costs are the above payments, in addition to: 1. Rent + utilities (my share (I have a roommate)) - $750-$800 2. Car Payment - $300 3. Car Insurance (both car as well as renters) - $134 4. student loan - $75 5. Best Buy CC - $50 While I do understand that a few of the aforementioned items have a lower APR than what will be offered on this loan, I feel that it will be easier to pay everything off quicker with one lump sum payment vs. having to break up my money across all of these accounts. I have in the last 6-8 months adjusted my lifestyle to be more conducive to getting out of debt (not going out as often, not eating out as often, etc.) and have reduced my debt a decent amount (the citibank CC I had tried to put the lion share of my debt together and throw a lot of money at and it has worked fairly well, but the promotion is now over). I still have an extra close to $150-$300 per month that I use to go out occasionally with. Before I used to rely more on my credit cards......now I'm just trying to get these chains off of me. It's easier in the last year because of the job that I have.

Member Payment Dependent Notes Series 485679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485679	$16,000	$16,000	12.73%	1.00%	February 28, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485679. Member loan 485679 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Roseville Community Schools	Debt-to-income ratio:	24.67%
Length of employment:	10+ years	Location:	MOUNT CLEMENS, MI

Home town:
Current & past employers:	Roseville Community Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Bank of America will not lower my interest rate...so I want to zero out this card and get rid of it!

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,373.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Roseville Community Schools?	I am a teacher. I have had my Bank of America card for years....and this year they hiked the rate up to 20% so I want to pay it off.
What is your occupation?	I am an educator
Please explain the details f your 46K revolving credit balance.	16,000 is on my Bank of America Card. I want to pay off and get rid of. The majority of the balance comes from my ex-husband who I let keep a joint credit card. (yeah I know not the most brillant move) He has a high balance....but he hasn't been late and has been paying it off. Obviously I want to pay off my dept but you can't do unless you can get rid of the high interest card. I have a few small balances on a couple of cards....they will be gone when I get my tax return.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, car, utilities,46K revolving debt payments and other household expenses as applicable? Thanks for your answer to this Q...	I'm sorry....I will not give you any more information on this subject. Obviously with NO credit cards past due, or any late payments, or any faults on anything I wouldn't be taking out the loan if I couldn't pay it. As it stands now the payment is only slightly higher then the mininum payment on my Bank of America card (hence why I want to take out a loan and get rid of the card,) Lending Club already has all of this info, which is part of the loan process.
GOOD LUCK WITH UR LOAN	Thank you....I am looking forward to getting rid of that Bank of America Card!

Member Payment Dependent Notes Series 485729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485729	$14,000	$14,000	9.88%	1.00%	February 25, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485729. Member loan 485729 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Children's Hospital Boston	Debt-to-income ratio:	20.04%
Length of employment:	< 1 year	Location:	Brookline, MA

Home town:
Current & past employers:	Children's Hospital Boston
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > As stated in the title, I have recently completed a series of milestones in my life. Because of this I want to gain control of my finances and eliminate the credit card debt I have accrued in a timely manner. From my credit report, you will see that I have a track record of paying my credit on time with no late payments whatsoever. To date, I have paid off a mortgage, a car loan and a personal signature loan, as well as other miscellaneous credit lines. I returned to college to get a Master's degree in a highly-specialized field, and during this period, I was financially dependent to some extent on credit cards and student loans (I also won scholarships). Using as my credit as I have had over the last several years has lowered my credit score only because of the impact it has had on my income-to-debt-ratio, but it is not at all due to unreliable behavior. My wife is financially independent with less than $500 of debt and my parents are covering my student loan payments until I get my credit card debt resolved. Your only fear should be that I may be able to pay off this loan before you get to collect all of the interest you may want to receive on it. My job is very stable and it is funded by two of the largest grants (RO1's) endowed to professors at Harvard Medical for the next ten years (Children's Hospital Boston research facilities are all affiliated with Harvard Medical School). I will probably be completing a doctorate here as well with a stipend comparable to my current salary. I would surely appreciate your confidence in me as a borrower and I look forward to making definite progress on paying down my credit card debt. Thank you very much. Borrower added on 02/18/10 > I understand I may not seem like a great yielding investment in comparison to some with worse credit scores, but in my instance you are guaranteed at least your money back. My monthly expenses can be estimated at about $1100 per month. However, I earn more than twice as much as that per month. I am as reliable as they get because of the expectation I have for my life in the next ten years. This includes owning a home with my wife and raising a family. To be functional in this day and age, one needs great credit. To remain functional, I am trying to become debt free as soon as I possibly can. Help me get this loan, and not only can you feel good about the investment intrinsically, but there is a rather secure extrinsic reward waiting at the other end of this as well. Thank you. One sentence in the previous description has an obvious typo and was constructed incorrectly. It was meant to read: "Using my credit as much as I have over the last several years as a full-time student without much income has lowered my credit score only because of the impact it's had on my income-to-debt-ratio, but it is not at all due to unreliable behavior."

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,460.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 485795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485795	$15,000	$15,000	7.88%	1.00%	February 25, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485795. Member loan 485795 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,353 / month
Current employer:	Cancer Tx Ctrs of America	Debt-to-income ratio:	8.75%
Length of employment:	9 years	Location:	BROKEN ARROW, OK

Home town:
Current & past employers:	Cancer Tx Ctrs of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > Citi raised my interest before the government rules kick in. I tried to opt out, however they said I was too late, so I've tossed the card and want to "opt out" my own way!

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,224.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cancer Tx Ctrs of America and what do you do there?	Cancer Treatment Centers of America; Pharmacist.
Hello. How did you accumulate so much debt in the first place? Are you continuing to accumulate debt each month? Please describe your job and its likely security over the next three years. Wishing you the best.	My wife inherited a lake house and we used the credit card to get it in condition to put on the market. It hasn't sold yet. I prefer to not go into detail about my job, however the company is strongly mission and growth driven and I expect it (and me) to be successful for the near and long term.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	Citi (16.99%) 11K approx $260/mo paying minimum, Chase Slate (0% -> 11/10, then 13.9%) 3K approx 100/mo paying minimum, Mortgage 1250 including 120 extra principle (owe 53K); Car 621 (owe 20K); Utilities approx 300/mo total. No other debt, accumulating savings, waiting for my wife's lake house to sell.
What is your occupation?	Pharmacist
Would you please verify your employment and income with Lending Club? Do you intend on taking the full three years to repay this loan or do you plan on paying it off sooner? Thank you.	I'm not sure how I can verify my employment and income...I gave them permission to verify when I completed the application. At this point, I'm planning to go the full three years.
Please contact LC to have them verify your income. You will find a lot of lenders like me who look for this. Thank you.	I understand you would want verified income - you're the second one to ask. However, I'm not sure how to do that. I sent a request to support and have not received a response. Thanks for your interest and patience.

Member Payment Dependent Notes Series 485804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485804	$16,000	$16,000	13.85%	1.00%	February 28, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485804. Member loan 485804 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Chevron	Debt-to-income ratio:	10.80%
Length of employment:	3 years	Location:	Antioch, CA

Home town:
Current & past employers:	Chevron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > I have never missed a credit card or loan payment for the past 10 years. Borrower added on 02/16/10 > I have a super stable job and will simply use this loan for my our own strategic credit consolidation purposes. My wife makes close to what I make as well as a Registered Nurse in he San Francisco Bay Area.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$197,716.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Chevron?	Technical Lead

Member Payment Dependent Notes Series 485818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485818	$13,000	$13,000	7.88%	1.00%	February 26, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485818. Member loan 485818 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,867 / month
Current employer:	ICON Clinical Research	Debt-to-income ratio:	19.72%
Length of employment:	3 years	Location:	DOWNERS GROVE, IL

Home town:
Current & past employers:	ICON Clinical Research
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I currently purchased a "fixer upper" home (as my primary residence) and have been remodeling it since the end of August. Things have costed me a lot more then I expected so I had to charge some of the purchases. I am looking to pay off my credit card debt with this loan because I really do not like to carry balances on my credit card for any extended amout of time, and I would like to keep the finance charges to a minimum. I have never made a late payment on any account I have ever had. I expect to pay off the loan within a year, but wanted to give myself leeway as well as smaller payment amounts for the next few months just in case. Thanks in advance for your help! Borrower added on 02/18/10 > I just noticed that I spelled consolidation incorrectly in my loan title...

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,368.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at ICON Clinical Research?	I am a Clinical Research Associate. I monitor clinical research studies. Basically, the drug companies hire my company to run the investigational studies for them. My job is to visit the Doctors participating in the study and make sure that they are complying with the protocol and FDA regulations.
Can you contact Lending Club and verify your income?	I sent an email yesterday as to how to go about verifying my income, but I have not yet heard back. I will follow up to see what I need to do.
what other home fixes do you anticipate?	We are done with the major work (removing walls, completely new kitchen & bathroom, redoing the hardwood floor, etc.) and now just have the cosmetic things to do...painting, trimwork, etc., which we can do as we have the money. Now that we can finally move into the house, we are renting out our current home (we already have a signed lease) and will have a few hundred dollars a month from that to put towards the decorating and cosmetic improvements.

Member Payment Dependent Notes Series 485821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485821	$16,000	$16,000	15.33%	1.00%	February 28, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485821. Member loan 485821 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	excel construction	Debt-to-income ratio:	15.92%
Length of employment:	8 years	Location:	DENHAM SPRINGS, LA

Home town:
Current & past employers:	excel construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > bill consolidation to decrease the amount of notes monthly making it possilble to pay balance quicker & to increase credit score. - Great history of doing so.- Employed with same company 8yrs-current.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	70
Revolving Credit Balance:	$17,830.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at excel construction?	supervisor
what are the balances and interest rates on your debt?	total 16,000 and intrest about 27%
To understand how this will fit into your budget, can you provide info on your current itemized monthly costs (mortgage, current CC payments, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	mortgage: $730--- car payments: $500--- min cc payments: $500--phone: $150---elect:$120--cab & internet:$150--boat: $230--- garbage : $120 quaterly--Food and other items for house: $600

Member Payment Dependent Notes Series 485952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485952	$16,000	$16,000	7.88%	1.00%	February 28, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485952. Member loan 485952 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,542 / month
Current employer:	Alameda County BHCS	Debt-to-income ratio:	14.97%
Length of employment:	10+ years	Location:	Oakland, CA

Home town:
Current & past employers:	Alameda County BHCS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > My partner and I are expanding a well-established health and wellness center. The clinic was established in 1993, and despite the recent economic downturn the practice showed a 12% increase in revenues in 2009. We are moving to a larger space to accommodate more practitioners and will use the loan to pay for build-out of the new space and other capital expenses. Borrower added on 02/22/10 > An investor asked me to verify my income and employment, which I am happy to do, but LC member support told me that I can only submit verification if they ask for it, and people with strong credit histories like mine are not always asked. So I am prepared with my 2009 W2 and my most recent paycheck stub and will fax the moment I am asked. Maybe we can consider it a vote of confidence from LC loan reviewers that it's a week into my funding review and I HAVEN'T been asked to verify! Who knows?!

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,925.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Alameda County BHCS?	Type your answer here. I am a licensed clinical social worker. At ACBHCS I work full-time as a psychiatric social worker. My partner is an acupuncturist and is full-time at the wellness center. I will be part-time therapist at wellness center once expansion is complete.
Could you verify your income with Lending club please?	I'm happy to do this, but not exactly sure how to do it. I gave all permissions to LC for verification when I initially applied. I'll call member services on Monday and ask what steps I should take. Until then, I can tell you that I took the figure from my 2009 W2. So presumably I can fax that to them. If LC wants, I can fax them my 2009 W2 and my most recent paycheck stub.
I would love to help you if your employment and income is verified.	Working on this. See my answer to previous question. Thanks for your encouragement!
Have you previously listed your request here? This looks familiar to another...	No, I have not listed a request before. This is my first experience with Lending Club.

Member Payment Dependent Notes Series 486025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486025	$20,500	$20,500	13.48%	1.00%	February 28, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486025. Member loan 486025 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,428 / month
Current employer:	3M	Debt-to-income ratio:	18.91%
Length of employment:	2 years	Location:	Burnsville, MN

Home town:
Current & past employers:	3M
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > My wife and I are looking to consolidate our credit card debt once and for all through this Lending Club loan. After finishing with school, we have spent the past three years focusing on reducing our credit card debt, and have made significant progress. However, with the recent credit card legislation coming into effect, we have seen many of our credit cards go from an interest rate of 8% APR to more than 20% APR. We would like to reduce our interest rate, and continue to complete the pay down of our credit cards. We have owned our own home since May 2008. I have worked at a Fortune 500 technology company since July 2007, and am secure in my job position. My wife takes care of our six month old son. Please feel free to contact us if you have any additional questions or need any additional information. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,427.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at 3M?	Thank you for your question. I work in research and development.
What is your occupation?	Thank you for your question. I am a research scientist.
What were the recent inquiries for, and did any of them result in new credit cards or loans?	Thank you for your question. Recent inquiries were for refinancing our house to reduce our interest rate, which resulted in a reduction in our monthly mortgage payment of almost $100 per month. The second inquiry was for no payments, no interest for 12 months credit offer from the Home Depot for the purchase of a snow blower. We have already been making payments of $50 per month, and will have this paid off in 10 months. It made more sense for us to take a no interest loan for the snowblower for 12 months and apply the cash we would have paid upfront for the snowblower directly towards our current high interest credit card debt.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Thank you	Thank you for your question. I've recently been promoted (Dec. 2009) and based on my company's corporate commitment to maintaining their investment in R&D, I feel very secure in my position. With that being said, the contingency plan in the highly unlikely event that I lose my current position, I would receive priority for any open positions within the company I currently work for. If none are available, I would aggressively seek employment elsewhere (many R&D companies that could utilize my skillset are actively ramping up hiring right now), including relocating as necessary. My wife has a Master's degree and is more than willing to go back into the workforce, if necessary. At present, we have a three month emergency fund (to cover living expenses, mortgage, and bills--including this loan), and the conventional buyout packages that my employer has offered in the past for layoffs has provided 45 days of salary and a year of medical coverage. We feel this would be a sufficient contingency to ensure that this loan is paid for and our mortgage and other living expenses are covered while we look for new jobs in the unlikely event that this is necessary.
Congrats on the progress made and your efforts to finish the debt off. As an investor putting money at risk, I am interested in your ability to stay the road (for a least the next 3 years). After using this loan to pay off the rest of your cards do you plan on closing some of them? And, will your budget be operating on a cash/debit or credit basis after this i.e. do you plan on adding anything else to your revolving debt?	Thank you for your e-mail. The debt was incurred when both my wife and I were in college to cover living expenses. After beginning my employment after college (July 2007), we have been committed to living off of a cash basis for our living expenses, and using the remainder to pay down our revolving debt. As we have paid down our debt, we have closed some of our revolving accounts when they have been paid off (and we will certainly do the same when this loan has been utilized to pay down the rest of the cards). We are committed to use the money we have already budgeted towards our revolving debt paydown to this Lending Club loan for the term of the loan, and use the difference to increase our emergency savings fund. We do not plan on adding anything else to our revolving debt.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for answers to both Qs...	Thank you for your question. The debts we are consolidating are: Visa 1: $9000 ($3500 @ 21%APR, $4100 @ 15%APR) Monthly payment made: $250 Visa 2: $6927 (22% APR) Monthly payment made: $750 AmEx: $3000 (15.2% APR) Monthly payment made: $125 Home Depot: $500 (0% APR through January 2011)Monthly payment made: $50 Mortgage: $2295 Electric: $105 Gas: $128 Waste/Recycling: $24 Cable/Television/Internet: $140 Cellphone: $160 Water: $55 Student Loan Payment (for my wife): $120 Car Insurance: $120 Gas (auto): $200 Savings/emergency fund: $500 Groceries/household: $750 Baby incidentals (diapers, etc.--no childcare expenses since my wife stays at home): $250 We are currently making ~$1175 in credit card payments right now. We will use this loan to consolidate the two visas and the AmEx account (converting the $1125 we commit to paying down that debt each month to $695) and continue to make $50 per month payments on the 0% APR Home Depot account. The difference between the current paydown amount and the loan will be put into our savings/emergency fund.
Can you contact Lending Club and verify your income?	Thank you for your e-mail. I have faxed in my paystubs to them last week. I will follow-up with them to ensure that the income is verified.
Me (569427) again. Just wanted to thank you for your rapid and detailed response: it gives me great confidence in you and I will be contributing to your loan.	Thank you for your note and for being able to invest in our loan. We greatly appreciate it.

Member Payment Dependent Notes Series 486147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486147	$25,000	$25,000	15.33%	1.00%	February 28, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486147. Member loan 486147 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,583 / month
Current employer:	Expressions Chiropractic & Rehab, PA	Debt-to-income ratio:	16.16%
Length of employment:	10+ years	Location:	DeSoto, TX

Home town:
Current & past employers:	Expressions Chiropractic & Rehab, PA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > This loan is for business expansion. we just opened a second location and i want to do a large marketing and media blitz to the local market. I have been in business 16 years total and own both locations (not leased).

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,909.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Expressions Chiropractic & Rehab, PA?	I am the sole owner and Chiropractor here. i have been in practice 16 years.
RE: $25,000 Small Business loan: (1)-If you want to attract investors to fund your loan then provide DETAILS about your chiropractic practice and expansion plans. (2)-TransUnion Credit Report reflects $56,909 revolving credit balance. Is anny $$ a HELOC? If yes, $$ amount is? APR is? (3)-Total monthly payments made on revolving debt is $$? (Total $$ actually PAID per month and not minimum payments DUE per month.) (4)-Is $25,000 loan intended to be "Bridge Loan" that is usually repaid within less than 1 year? Or is loan intended to maximmize full 3 years (36 months) repayment term? Thanks in advance for answers to all F-O-U-R questions. Member 505570 Retired-USMC-Investor 02.16.2010 @ 6:27 AM ET.	1) Expressions is a premier chiropractic facility in Cedar Hill Tx. We average 185 patient visits per week and revinews of $672,000 for 2009. Last year we purchased a 2nd building in N. Richland Hills and performed a complete remodel which of course cost more than expected. The second office opened on Feb 4th and has begun to see patients. The 56k is on credit cards from the construction and i pay $4,000/month toward the balance. The 25k is for an extensive marketing plan including the number 1 radio station in Dallas to attract new patients to both offices. I intent to repay the loan over the 3 year period because the money is coming from individual investors who would rather recieve the full intrest and profit from their loan rather that have a loan paid off quickly and not realize there full gain. If you have any other questions please email me back i hope i have answered all your questions.
Please explain the purpose of this loan, as you didn't provide one. (What the money will be used for?)	I am going to use it to conduct a major marketing campaign including radio. we just opened a new office so with two locations i wnat to really have our presence felt in the local market.
Doctor, Thanks for answering Member 365664 (Critical Miss) and my earlier email questions. I'm joining many other small investors who combine together and will fund your $25,000 Small Business loan. Several months ago I participated in funding chiropractor located in expansion to open another location. Member 505570 USMC-Retired-Investor 02.16.2010 @ 12:58 PM ET.	thank you. any additional info you need this is the first time i have used the lending club but i like the idea and am going to be an investor when this is done.
Doctor, me again. $25K loan now 10 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact Home Office ASAP. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free telephone number. Home Office is open MONDAY-FRIDAY regular business hours Pacific Time. Verification one item independent verification other item. After verification process completed, on-screen application available to potential lender reflects Credit Review status and/or Income Verified status updated. Completed verification process benefits borrower several reasons: (1)-Loan attracts lenders "Sitting-On-The-Sidelines" waiting until required processes completed before committing $$. (2)- After process completed, funding pace quickens connsiderably. (3)- After loan 100 percent funded, net proceeds quickly deposited into your bank account. Management $150 loan origination fee "rebate" offer DOUBLED (2X) number borrower loans available for investment. Recommend to be PROACTIVE completing credit review process; also be sure to submit required documents within allotted time period otherwise L C cancels loan application and removes listing. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE DELAYS. Hope information is helpful to first-time borrower. Member 505570 USMC-Retired-Investor 02.20.2010 @ 08:45 AM ET.	Yes they contacted me yesterday for the first time. I am in PA attending a funeral of a friend and will return sunday. I told them that I will post all docs sunday night or monday at the latest. my trip was unexpected at this time and so I am not near the information that is needed.
As a fellow Chiro I will be helping to fund your loan. Best luck with the new office. We are getting ready to build our own soon~ Dr. T	thank you
If you are the sole practitioner how are you able to see patients at both offices? This seems like it would infringe upon running an efficient, stable practice-	I have two associates and between the three of us both offices are open 6days per week.

Member Payment Dependent Notes Series 486256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486256	$15,000	$15,000	7.88%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486256. Member loan 486256 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:		Debt-to-income ratio:	9.61%
Length of employment:	5 years	Location:	Cedar Hill, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > this loan will help restructure debt and allow me to purchase hearing aids from various manufacturers rather than just one

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,176.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Income is from self-employment and made through sales of hearing instruments.
http://www.ehow.com/how_5987184_borrow-peer-peer-lending-sights.html This is a free blog and a great start on what lenders are looking for in your loan description. Thanks in advance.	I am not sure what your question is. Kathy
Good luck with funding your loan. How long have you been in your line of business?	Thanks. I have been doing this 13 years, give or take.
What are the balances and interest rates on the debts you're refinancing ? THANKS	The interest rate is 8.9% and the current balance is $42,000.

Member Payment Dependent Notes Series 486305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486305	$21,000	$21,000	10.62%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486305. Member loan 486305 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	15.18%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1961	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,725.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Pension, IRA, Investments and Social Security

Member Payment Dependent Notes Series 486329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486329	$25,000	$25,000	10.99%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486329. Member loan 486329 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,695 / month
Current employer:	State of Oregon: Dept. Human Srvcs	Debt-to-income ratio:	12.13%
Length of employment:	9 years	Location:	Salem, OR

Home town:
Current & past employers:	State of Oregon: Dept. Human Srvcs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > This loan is being sought in order to consolidate credit card debt. I currently pay 5x or more of the monthly minimum in order to get the cards paid of as soon as possible. However, it would be much easier and efficient to make one monthly payment that is automatically deducted from my bank account. I maintain steady employment in the public sector with senority on the job, so job security is not an issue. My credit history is beyond solid and I take pride in the fact that I have NEVER made a late payment on any loan or personal account payable. There is little-to-no risk when it comes to lending to me, my credit history and payment history are proof of this. I eagerly look forward to the possibility of securing funding from the lending club in an effort to consolidate my debt. null Borrower added on 02/16/10 > I felt the need to reiterate my point that regardless of whether or not I secure funds from lending club, I will be paying off my credit card debt. I just figured that rather than consolidate my debt through one of the major, greedy, blood-sucking financial institutions out there, since I am already paying them in the form of credit card det, it would be better all around to seek assistance from a peer to peer service such as this. In the long run, we all win this way. The monthly amount I would be paying through Lending Club, by securing a $25,000 loan would be about $400 less than I am paying monthly to two of the big financial institutions (yes, this debt is only on two credit cards).

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,596.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with State of Oregon: Dept. Human Srvcs?	I am a Fiscal Analyst, I perform budget preparation for the agency as well as review proposed legislation to project the potential fiscal impact if passed into law. Definitely a bit of a challenging job with the ebb and flow of different funding from a variety of sources, primarily the Federal Government, but also with all the creative financing our elected officials come up with :-)
What are the balances and interest rates on the debts you're refinancing ? THANKS	One credit card has a balance of approximately $13,000 at a promotional rate of 4.99% which lasts until December 2010 and then switches to a variable rate of 13.24% if I don't get the balance paid in full before December. The other card has a balance of approximately $12,000 with an interest rate of 9.99%. Both of these cards used to be fixed rates, but the good folks at the Banks changed them to variable rates even with a spotless, excellent credit history. So rather than wait for the rates to increase, I decided it was best to get a fixed rate loan and just pay that off at the fixed rate. Which is why I am seeking a loan through the Lending Club.
Can you contact Lending Club and verify your income?	I have already contacted the Lending Club and provided them with my last two pay stubs, contact information for my HR and Payroll, and some general info. I have faxed it to them twice, and left voicemails with a specific individual in their credit check department twice. My loan was officially approved last night, so my guess is that they have used the information I provided and verified my income and other info. However, again, I guess that it is just taking time to show this verification on the website. Not sure of that, but that's my guess. I am not sure what else to do, but to answer your question I have contacted them with the information you suggested. If you, or any other lenders have any alternate suggestions please feel free to let me know as I am willing to provide as much verified information as possible. Thanks.
I am having a hard time understanding your reasons to refi. The main reason you gave was: 'to make one payment instead of multiple,' however you only have two credit cards. Additionally, the fixed rate you are trying to lock in is higher than the current rates you are paying, and even following a reset of the promotional rate, is about equal, and you will also be paying an additional refinancing fee by consolidating these balances. Can you please help me understand your logic? Is there something I am missing?	I can understand the confusion over the logic of seeking this loan. Perhaps he main reason I am seeking this loan is because both of my cards were switched from fixed to variable rates within the past 18 months. Now with one card, I owe $13K which is currently at a promotional rate that expires in December. With only 9 months until December I will not get that card paid off. I can get close, but I won't, so the balance, would and will be at a 13% variable rate (as of right now) or higher. The other card, with a $12K balance is not promotional, it is 9.99%, again, a variable rate. I can not get the total of $25K paid soon, perhaps within two years. So I am hedging my borrowing strategy on the fact that I believe a 10.99% fixed rate from Lending Club will be minimize my risk from variable interest rates that I am convinced will start climbing before I get the entire balances of both cards paid off. So, in other words, I am willing to accept a minimal increase (when not considering the promotional rate of my one card) in the interest rate I would be paying through a Lending Club loan, then accept what I consider to be a very risky chance that interest rates will vary to the higher side in the next two years. I can easily pay off one monthly amount through Lending Club at a pretty favorable fixed rate then live in fear that interest rates will climb thereby negatively impacting me if I continue simply paying directly to the banks which issued the cards. After all, signs are already pointing to interest rates increasing over the next year. With the banks switching my cards from fixed to variable, they have effectively increased my risk with the balances due. I consider the peace of mind associated with a minimal increase in interest rates through the Lending Club worth more to me than the fears of ever increasing rates through the banks. Fixed rate security, with which I must add an extremely low refinancing fee, is definitely more valuable and less risky to me then variable rates that really can only go up from this point.

Member Payment Dependent Notes Series 486360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486360	$20,000	$20,000	13.11%	1.00%	February 26, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486360. Member loan 486360 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,167 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	9.94%
Length of employment:	10+ years	Location:	San Antonio, TX

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > I am using the money for a home improvement project. I am a Physician and Iraq War Veteran. My income is steady as I have been with my current employer for almost 13 years. Please respond with any additional questions. Borrower added on 02/17/10 > The delinquency was from Home Depot when we sent in a check to make a payment but forgot to put our Home Depot account number on the check. The check was returned to us because Home Depot didn't know how to apply it and by the time we sent it back with the Acc # on it, it was late. My main monthly expenses are my mortgage- $2355/mo. auto loans- total $1050/mo, and some credit card debt. I have a $15,000 tax return coming soon and plan to pay off/down my credit cards with that. I appreciate your interest. Please let me know if you have any other questions.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	39
Revolving Credit Balance:	$39,576.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position and role at the Department of Veterans Affairs?	I am a Physician, the Assistant Head of Clinic in the North Central Federal Clinic. Thank you for your interest. Please let me know if you have any additional questions.
What was your delinquency 39 months ago? What are your monthly expenses? What are you doing to pay down your RCB?	The delinquency was from Home Depot when we sent in a check to make a payment but forgot to put our Home Depot account number on the check. The check was returned to us because Home Depot didn't know how to apply it and by the time we sent it back with the Acc # on it, it was late. My main monthly expenses are my mortgage- $2355/mo. auto loans- total $1050/mo, and some credit card debt. I have a $15,000 tax return coming soon and plan to pay off/down my credit cards with that. I appreciate your interest. Please let me know if you have any other questions.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, utilities, phone, internet, car, child care/tuition and loan/credit card payments as applicable? Thanks for your answer to this Q...	My mortgage is $2355 per month, including insurance and property tax. Utilities run around 500/mo during the winter at the most. I have a 700/month car payment. I don't have any children. Phone and internet are about $100 per month total. I pay around 1,000-1500 to my credit cards each month. So my total average bills are approximately $4700-5200/mo. My monthly take home pay averages around 11-12k per month, which leaves plenty of room for the $675/mo payment for this loan. Thanks.
Thank you for your answers and, more importantly, your service. I'm happy to contribute to your loan.	Thank you.
Can you describe what your revolving debt of 39.5K consists of? With your salary, why take out a loan? Have you considered taking a home equity loan instead? That might give you a better interest rate. Also, do you have a contingency plan to pay the loan if you lose your job? Thank you	I work for the VA. I am considered military. My income is from the government. I am the Assistant Head of Clinic in the North Central Federal Clinic. I have been at the VA for 13 years, so I'd say my position is safe and solid. I do have money in savings, but I want to keep that available for reserves. I have about 50k in equity, but most banks won't lend over 75% of your homes value.
Thank you for the reply. Could you please answer this question. 'Can you describe what your revolving debt of 39.5K consists of?' I've already funded your loan and am considering funding more, but want to understand the rest of your debt picture. Thank you.	Most of the debt is for furniture from Ethan Allen that I bought about 1.5 to 2 years ago. I just moved into my home about 2 years ago and it's a bigger house, so we needed a lot more furniture. My wife insisted on Ethan Allen, which is pretty expensive, so that's most of the credit card debt. Thank you for your interest. P.S. I have a large tax refund check coming back from the IRS and I will be using it to pay down my revolving debt. (about 15k)

Member Payment Dependent Notes Series 486362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486362	$14,000	$14,000	12.73%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486362. Member loan 486362 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,084 / month
Current employer:	Venturi Aerospace	Debt-to-income ratio:	18.85%
Length of employment:	2 years	Location:	HARTSELLE, AL

Home town:
Current & past employers:	Venturi Aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I have been at My job since 2004 however due to goverment contracts teh Company changed two years ago

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,992.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Venturi Aerospace?	I am an Operation Supervisor
Please list your debts (types/balances/APRs) and indicate which ones on the list will be paid off with this loan? Thanks!	credit card I plan to pay off/ 1,744.54 24.40% 6,000 30.9% 4,933.00 13.%
Is this part of a plan to become debt free? If so explain plan and what you have done so far.	My goal is to eliminate my debit. This is the 1st major step I have begun. I want to eliminate the debit accumulated while I was finishing my degree. I have done the basic auto pay all bills , brown bagging lunches and menus for family???s meals to reduce waste at the grocery stores.

Member Payment Dependent Notes Series 486387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486387	$4,000	$4,000	13.85%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486387. Member loan 486387 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Marlin Offshore	Debt-to-income ratio:	18.18%
Length of employment:	3 years	Location:	KATY, TX

Home town:
Current & past employers:	Marlin Offshore
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Looking to payoff credit card ($3800) currently at 29.99% interest rate. Never missed a payment or been late on this card, just need to try and wipe out the debt in shorter period of time.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,301.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Marlin Offshore and what do you do there?	Marlin Offshore owns and operates offshore drilling rigs. We drill in southeast Asia. I work as a financial analyst, my main responsibility is cost to budget analysis.
1) Your revolving credit balance is listed as 15,301 not 3800 - please explain the difference. 2) Can you provide info on your itemized $ monthly costs including rent, car, utilities,4revolving debt payments (please show which will be replaced by this loan and which will remain) and other household expenses as applicable? Thanks for your answer to these 2 Q...	Only one of my cards carries a high enough interest rate (29.99%) for it to make sense to borrow money from lending club. This card's balance is 3800. The remainder of the revolving credit balance debt is at lower interest rate than lending tree offers. On this card, I currently pay slightly higher than the minimum payment, about $140 per month. The monthly payment for the loan from lending will be roughly the same. Monthly expenses:Rent/Utilities $1000 Car/Insurance $500 Credit Cards $500-will be $360/add $150 for lending club Student Loans $350.

Member Payment Dependent Notes Series 486402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486402	$14,400	$14,400	10.25%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486402. Member loan 486402 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	knxv-tv	Debt-to-income ratio:	13.97%
Length of employment:	4 years	Location:	scottsdale, AZ

Home town:
Current & past employers:	knxv-tv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > Hello... I accumulated some debt with an addition to my house. I'm tired of paying banks convoluted finance/interest rates and want to pay off the rest of them. I recently sold an investment rental condo and paid off much of the debt. That was December and should be reflected in my credit report. If not, let me know.. now I want to pay off much of the rest and this would do it. Much prefer paying you than them. Borrower added on 02/18/10 > I had a question about the large revolving debt.. 90% of it involves 2 home equity loans i have on two properties which are worth more than the total debt i have on them.. the home equity rates are pretty good right now, but after paying off the rest of the credit card debt, i will use any left over to start paying above the minimum Borrower added on 02/18/10 > I encourage you to look at my credit report. While there is a lot of debt, most is secured by properties and then the 2 home equity loans. I HAVE NEVER BEEN LATE WITH A PAYMENT. And I won't be late in my payments to Lending club. Thanks

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$338,935.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at knxv-tv?	i made money on it and used it to pay off some debt i accumulated when i added on to my house.. much of it unsecured.. and i have a little more to pay off totally and be done with credit card debt
Greetings - Were you upside down on your condo sale? Regards; Art	also as you;ll see, i.ve never been late with any payment
With almost 17k a month in income why take a loan out? That is a lot of money, wht can't you pay your loans down?	hello.. if i already sent an answer, i apologize.. the question is still here.. that income comes from a full time job and several rental properties.. there is also debt involved. i sold a property and did pay off much of the credit card debt already, i'm looking to finish it off. much of that revolving credit debt you see involves 2 home equity loans.. on properties that are worth more than the debt.. this debt is at such a low rate right now, i want to pay off the other debt first.. i have mortgages on the rental properties, and while i make money, there is still debt.. hope this answers your question thanks
I would like to fund your loan but need insight into your Revolving Credit Balance of $338,935. Is it safe to assume a large chunk is your mortgage?	thats my salary and rental income from a couple of properties.. there are taxes, maintenance fees etc.. My debt was large because I put much of my addition to my house on zero percent credit cards,, my plan at the time was to take out a home equity and pay them off.. then the market tanked. I have paid off a large amount. this will allow me to pay off the rest and be done with credit card debt. as you'll see i;ve never been late with a payment, though i have several investment properties and my main house
What are your currently monthly expenses? I am particularly interested in what payments you are currently making to your $338,935 in revolving debt.	well, i;ve got 4 mortgages.. 3 are investment rental properties that have done very well.. much of my debt now includes 2 home equity loans.. i believe that's $300,000 of it. I paid off a big chunk of the rest with the sale of one condo.. got rid of those payments.. my goal is to pay off the remaining credit card debt, (which i took out to fund an addition to our main home.. zero percent.. and expected to pay off with a home equity..market tanked)..and then concentrating on paying down the home equities.. both properties with home equities are worth more than the debt i have one them... as you;ll see by my credit report, despite so many payments monthly, i;ve never missed one
Are you currently employed by knxv-tv?	yes, i am a full time employee at knxv-tv.. i also wanted to encourage you to look at my credit report.. i've never been late with a payment.. and most of the revolving debt you see involves 2 home equity loans on properties worth more than the debt i have on them..thanks
Are you planning to have your income verified by LC?	Yes, I will verify my income with LC.
What are the balances and interest rates on the debts you're refinancing ? THANKS	I've got a Visa card at 24% interest and around a $4,000 balance. I will pay that off. I have Discover card at 16% and a $7,000 balance. And I want to pay the remaining $2600 on another card at 13%. They are at higher interest rates and I don't like the way the interest/finance charges are calculated.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at knxv-tv? This will shed some light and should help lenders lend you the $$ you are asking for.	Well, I was hoping that access to my credit rating/record would provide that information. I'm guessing now that many investors don't have that. My income yearly is over 200,000 with a full time job and income from 3 investment properties. Two are vacation rental properties that last year grosses 26,000 and 20,000. The third has been rented by the same tenants at $2750 per month. I hold mortgages on all 3 investment properties but also make money on each. If you have access to the credit report, I have not been late with a payment... ever. My goal is to pay down the remaining 12,000 in credit card debt. I do have home equity loans, but they are on properties worth more than what I owe and are now at 3%. I hope this answers your questions.
Can you list your monthly expenses? How was the debt accrued?	95% of my debts are mortgages and home equity loans. It's my main home, which is worth more than the loans, and 3 properties we rent out. We rent one of them for $2750 a month, covers all costs and have tenants in there for 3 years. The other two are vacation rental properties along the beach in Florida. Together, they bring in close to $50,000 a year and more than break even. I have verified income with Lending Club. What I'm trying to pay off with this loan is any remaining credit card debt I have left at various rates. This should about do it.

Member Payment Dependent Notes Series 486412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486412	$10,000	$10,000	7.51%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486412. Member loan 486412 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Market Staff	Debt-to-income ratio:	5.59%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Market Staff
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,148.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Market Staff and what do you do there?	Market Staff is actually the HR department in which my company has hired to handle all HR aspects of the company. I work for a company called Cygnus-Atratus, who is an arbitrage firm that conducts business on both the Chicago Board Options Exchange (CBOE) and the Chicago Mercantile Exchange (CME). I am an index options trader working on the CBOE floor.
Could you please describe what you plan to use the loan for?	I have owned a house for five years and recently went through a divorce. Due to the divorce I am being forced to sell the house. Due to current market conditions the house is being sold at a loss and is requiring me to come to the closing with $10,000. I would rather come to closing with a $10,000 loss then have the home be foreclosed on or be forced to do a short sale.

Member Payment Dependent Notes Series 486429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486429	$7,500	$7,500	10.25%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486429. Member loan 486429 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:		Debt-to-income ratio:	7.36%
Length of employment:	5 years	Location:	Costa Mesa, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Thank you for your time and attention to this request. I am looking to invest into silver bullion as I have studied the market and believe this will be a very promising investment in the future. I am not a trader or planning to purchase options which can be very risky. Rather, plan to invest in physical silver bullion one ounce coins. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,386.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? What happened with your previous listing?	I am a 1099 contractor with my primary source of income coming from University of Dreams, Inc. www.summerinternships.com. I am under contract to make $85K for the 2010 calender year and for the 2009 year netted $81,270. In the last loan, I had originally applied for $25K which I was pre approved for because of my great debt to income ratio, the amount of income I make, and my nearly perfect credit score. However, the amount was reduced to a counter offer of $7500 due to the fact that I only charge up to $2K per month on my main credit card (which is what I believe to be a good thing, the reason I carry no credit card debt and why my credit score sits at 800). I then called into the customer representative and based off our conversation, thought I was still eligible for the $25K so canceled the counter offer. Unfortunately, upon further investigation it looks as if I will only be granted the $7,500 which is the reason I had to formally reapply. Although, please keep in mind that I still am looking to secure the larger amount of $25K if willing and believe myself to be a prime candidate. Thank you for your consideration.
Greetings - Could you please describe your employment situation and your occupation? Regards; Art	I am a 1099 contractor with my primary source of income coming from University of Dreams, Inc. www.summerinternships.com. I am under contract to make $85K for the 2010 calender year and for the 2009 year netted $81,270. In the last loan, I had originally applied for $25K which I was pre approved for because of my great debt to income ratio, the amount of income I make, and my nearly perfect credit score. However, the amount was reduced to a counter offer of $7500 due to the fact that I only charge up to $2K per month on my main credit card (which is what I believe to be a good thing, the reason I carry no credit card debt and why my credit score sits at 800). I then called into the customer representative and based off our conversation, thought I was still eligible for the $25K so canceled the counter offer. Unfortunately, upon further investigation it looks as if I will only be granted the $7,500 which is the reason I had to formally reapply. Although, please keep in mind that I still am looking to secure the larger amount of $25K if willing and believe myself to be a prime candidate. Thank you for your consideration.

Member Payment Dependent Notes Series 486435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486435	$20,000	$20,000	14.59%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486435. Member loan 486435 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,917 / month
Current employer:	Kforce (contractor with ITT)	Debt-to-income ratio:	16.63%
Length of employment:	< 1 year	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Kforce (contractor with ITT)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I'd just like to make one monthly payment to consolidate all of my credit card bills. This is a great way to do it! Borrower added on 02/19/10 > This is a wonderful way to consolidate! Borrower added on 02/21/10 > Most of this loan will be used to consolidate my credit card bills. Some of the loans funding will get put in one of saving's account. My job is very stable as an Engineer. I have no trouble making all of my monthly payments and even have 3 IRA accounts. I just like the idea of consolidating and will NEVER be late with this monthly payments! Borrower added on 02/22/10 > I PROMISE not to be late with my payments! I even pay more monthly than what is required. Borrower added on 02/24/10 > Thanks for all of your investments!!!

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,431.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Kforce (contractor with ITT)?	Engineer
you are requesting $20,000 but only have Revolving Credit Balance of $9,431.00. What are you going to do with the extra $10,000+	Save it in one of my IRAs or in my saving's account...

Member Payment Dependent Notes Series 486462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486462	$20,000	$20,000	14.96%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486462. Member loan 486462 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$21,667 / month
Current employer:	Curry & Friend	Debt-to-income ratio:	12.58%
Length of employment:	10+ years	Location:	Covington, LA

Home town:
Current & past employers:	Curry & Friend
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > I am an attorney with a growing practice.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	51
Revolving Credit Balance:	$38,910.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's) and identify which ones on the list will be paid off with this loan. Thank you.	1. Bank of America $3848.00 27% 2. Discover $5124 30% 3. American General $9797 27%
RE: $20,000 DC loan: Attorney, my questions are: (1)-TransUnion Credit Report currently reflects $38,919 revolving debt balance. $$ monthly payments paid on revolving debt are? (Total $$ actually PAID per month and NOT minimum $$ CC payments DUE per month.) (2)-On-ccreen application reflects $21,667 per month gross income. Is this 1 income-earner? (yourself) Or is it combination 2-income earners? (another and yourself) AND MOST IMPORTANT (3)-Are your intentions to repay this loan "short-term" (maximum within 1 year) or to repay this loan over maximum Lending Club term, e.g., 3 years (36 months)? FYI: I invest in many professional borrower loans, attorney, MD, chiropractor, dentist, engineers, etc. but many at your income level just want 3-months, 6-months loan repayments which really doesn't benefits investors (lenders). Member 505570 USMC-Retired-Investor 02.17.2010 @ 05:44 AM ET.	1. I hope I'm answering correctly. Total $ paid on BOA, Discover, Am. Gen., Chase, Capital One is app. $1250 month. 2. I'm sole earner 3. Intention is to repay over app. 1-2 years. But can't guarantee is won't be sooner.
Can you describe the reason for the delinquency listed on your credit profile 51 months ago? As well, can you please contact Lending Club's Credit Review Team to get yur income verified. This will assure us investors to feel confident to invest. You can do so by contacting Lending Club @ 1-866-754-4094 or support@lendingclub. I also have two additional questions. Can you list out your debts (ONLY THAT YOU PLAN TO PAY OFF WITH THIS LOAN), their current interest rates, balances, and average paymet you make each month (NOT THE MINIMUMS THE MAOUNT YOU ACTUALLY PAY ON AVERAGE EACH MONTH). It seems like your income would allow you to be able to pay off $20,000 worth of debt within a few months, wh do you need this loan? I promise JUST ONE MORE QUESTION..... Do you intend to pay off this loan early? (before the end of the 3 year term?) -THANKS IN ADVANCE FOR ALL YOUR ANSWERS. That's surely the most questions I've ever asked about a loan :). Good luck.	1. I'm looking at an equifax credit report and I don't see that delinquency. I may not know what to look for. Off hand, I don't know what that might be. Perhaps that was around the time of Katrina, when there may have been a delinquency, but I'm not sure. 2. I have contacted LC to confirm income and they say that I have to wait until their credit team contacts me. My W-2 for last year will reflect the amount I have stated. 3. See answer to prior question on debts to be paid off. 4. You would think with that income, I could pay those debts off in a few months, but with three kids, etc. expenses are high. 5. See prior answer on repayment of loan. Hope this helps.
Attorney, My question: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process(es)? If not already contacted by Home Office you should contact Home Office ASAP. Refer "CONTACT US" @ bottom Lending Club Home Page. Listed there is email address/toll free telephone number for Member Support Department open ONLY Monday-Friday regular business hours Pacific Time Zone. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) reflects Credit Review status and/or Income Verified status(es) updated. Completed verification process results are beneficial to borrower (you) for several reasons: (1)-Your loan will then attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until process(es) completed. (2)-After verification process(es) completed loan's funding pace will quicken considerably. (3)-When loan 100 percent funded loan's proceeds (net of Lending Club Managment origination fee deduction) can be deposited next day into your bank account. BEST TIME UTILIZATION IS TO COMMENCE/COMPLETE VERIFICATION PROCESS(ES) DURING LOANS LISTING (FUNDING) INSTEAD OF COMMENCING PROCESS AT- OR NEAR- END OF LISTING WHICH CAN CREATE DELAYS. Hope this information to be helpful. Member 505570 USMC-Retired-Investor sends 02.18.2010 @ 8:17 AM ET.	I contacted LC yesterday saying I wanted to be proactive on this issue. I was told there was nothing I could do except wait to be contacted by the appropriate LC verification personnel. I will try again. Thanks for the info.
What are the 2 inquiries listed ? Did you apply for a loan and did it go through?	The only inquiry I'm aware of in that time frame would be in connection with my American General loan. Hope that helps.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, car, utilities, other household expenses and any childcare/support costs as applicable? Thanks for your answer to this Q...	1. Mortgage-$4808 2. Auto-One auto is $278, the other is $777, but my firm pays that one. 3. Utilities-App. $400.00 4. Other household-$200.00 5. No childcare Hope that helps.

Member Payment Dependent Notes Series 486488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486488	$20,000	$20,000	15.33%	1.00%	February 28, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486488. Member loan 486488 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,167 / month
Current employer:	chartis insurance	Debt-to-income ratio:	17.21%
Length of employment:	2 years	Location:	WOODBRIDGE, NJ

Home town:
Current & past employers:	chartis insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,578.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is chartis insurance and what do you do there?	It's nothing but "AIG" American International Group. It's one of the largest Insurance company in the world.
RE: $20,000 DC loan questions: (1)-Position (J-O-B/ROLE) @ Chartis Insurance Agency? (2)-Reported $11,667 pm gtoss income is 1 income-earner? (yourself) Or combination 2 income-eaners? (another and yourself) (3)-TransUnion Credit Report reflects $38,578 revolving credit debt balance. Is any a HELOC? If yes, $$ amount and APR? (4)- Monthly payments made on revolving debt balance is $$? (Total $$ actually PAID and not minimum $$ payments DUE.) Thanks in advance for answers to all F-O-U-R questions. Member 505570 USMC-Retired-Investor 02.17.2010 @ 05:26 AM ET.	1) Software Architect @ Chartis insurance (old name is AIG "It's one of the largest insurance company in the world"). 2)It's 1 income-earner "Just Me". 3) Apr 20% 4) $1000.
Please list your current monthly expenses. -Thanks in advance for your response.	Rent:1575 Misc :2500
Will you tell a little more about yourself. Do you pay alimony, child support, are you married,etc.	No alimony.I am married living with my wife and daughter.Having a nice job.The reason why I want to borrow money is to pay off couple of credit cards who charges 29.99% interest.
What were all the recent credit inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	I was shopping around to refinance to my ZUV Acura MDX that probably the recent inquiries. Thx.

Member Payment Dependent Notes Series 486576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486576	$13,000	$13,000	15.33%	1.00%	February 25, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486576. Member loan 486576 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,878 / month
Current employer:	Britt's Inc.	Debt-to-income ratio:	8.87%
Length of employment:	5 years	Location:	Newport News, VA

Home town:
Current & past employers:	Britt's Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > The money will be used to pay off all of my credit card debt for a payment that is half what I make in payments now. I have completely reorganized my life with the help of Mint.com which combines my entire financial picture into reports and a budget for me to live by. The money I'm saving with the loan will be automatically withdrawn into savings to prepare to buy a home again and quit paying rent! Borrower added on 02/24/10 > I forgot to mention when I answered the third question that my health insurance is automatically deducted from my pay weekly.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,222.00	Public Records On File:	1
Revolving Line Utilization:	91.80%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Britt's Inc. and what do you do there?	Britt's Inc. is an Industrial Construction Company. The company's primary focus is Electrostatic Precipitators at Paper Mills and Power Plants. My title is Controller/General Manager. I oversee A/R, A/P, Payroll, and specific projects assigned by the President and Vice President.
RE: $13,000 DC loan: (1)-Position (J-O-B/ROLE) @ Britts Inc? (2)-TrasUnion Credit Report reflects Public Record on File 100 months ago. Court judgment? Lein? Taxes? Bnkruptcy?- Chap 7 debtor asset liquidation? Chap 11 debtor reorganization? Chap 13 Business asset liquidation? Thanks for expected answers to B-O-T-H questions. Member 505570 USMC-Retired-Investor (Virginia Beach, VA) 02.18.2010 @ 06:39 AM ET.	Britt's Inc. is an Industrial Construction Company. The company's primary focus is Electrostatic Precipitators at Paper Mills and Power Plants. My title is Controller/General Manager. I oversee A/R, A/P, Payroll, and specific projects assigned by the President and Vice President. The public record was a Chapter 7 which I didn't want to do but I struggled financially after leaving the Army which I shouldn't have done. The need for this loan is the result of being greedy and wasteful and I am taking every necessary action to change my behavior and habits.
Its great that you are taking control of your finances. Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs (rent, car, utilities, phone, internet, car, childcare/support costs and student loans as applicable)? Thanks for answers to both Qs...	1) I do not use two of my revolving accounts, Jared and Lowe's, so all the math below only includes the other four accounts. I originally intended to only ask for $7,000 because my largest account has a good promotional rate but my new financial advisor reminded me that after the promotion the rate would be equal to the Lending Club's rate and that one payment is easier to manage. Account, Balance, Limit, % Interest, 3 mo. avg. pymt. Juniper, $700.70, $850.00, %14.99, $157.64 Orchard, $2,984.19, $3,190.00, %20.49, $205.50 Citi, $3,309.17, $3,600.00, %25.99, $226.16 Chase, $6,102.56, $6,500.00, %10.24, $244.50 Total, $13,096.62, $14,140.00, %16.27, $833.80 I???ve been paying about $120 more than the required minimum per card per month. After the promotional rate ends my Chase card will be %15.99, which will of course raise both my payment and total average rate considerably. My advisor will be selecting something for me to use credit for each month and then pay it off each month so that my credit rating isn???t affected by inactivity. 2) My new budget is set at $2,400.00 per month based on my current net income of roughly $2,500.00 per month. I have been approved for a raise in March but that is not added in yet. I have one roommate that I share expenses with. All of the balances for each of my budget categories roll over to the next month whether they are over or under. Debt Payments: $840 (Current) $460 (After Refi.) Rent: $500 Savings: $200 (Current) $580 (After Refi.) Grocery/House Supplies/Toiletries: $250 Utilities: $140 Entertainment/Restaurant: $125 Gas: $100 Phone/Cell: $75 TV/Internet: $50 Gifts: $50 (Accumulates for Birthdays and Christmas) Auto: $35 (Accumulates for maintenance, no payment) Other/Unexpected: $35
I'm reluctant to fund loans without verified income, especially with one bankruptcy on the record. Is there a reason you don't have LC verify your income?	My account shows all green checks on my side that I have completed the review process. I will call LC to find out if there is more that I can do. I have my 2009 W2 and most recent pay stub on hand if I can fax it to them. A third party called my cell phone and asked me several questions aimed at verifying my identity and the information I submitted online. Five minutes later the same person called my office and when he said he needed to verify information about an employee he was forwarded to me because that is part of my job. I do not allow my payroll/HR clerk to do it normally because I want to control who gets information about my employees. In this case I would have allowed her to do it but she was at lunch and the Vice President and President were out of the state on business. There is no one else with access to that information and as soon as he realized he was speaking to me again, he ended the conversation. He has not called back. As I said, I will call LC.

Member Payment Dependent Notes Series 486578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486578	$14,000	$14,000	7.88%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486578. Member loan 486578 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,917 / month
Current employer:	The Mind Research Network	Debt-to-income ratio:	4.98%
Length of employment:	2 years	Location:	RIO RANCHO, NM

Home town:
Current & past employers:	The Mind Research Network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,482.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Mind Research Network and what do you do there?	Hi. The Mind Research Network is a facility that investigates neuropsychological illnesses. We conduct research examining different mental illnesses such as schizophrenia, addiction, traumatic brain injury, and PTSD (among others) through the use of cutting edge technology such as functional magnetic resonance imaging, genetic testing, and neuropsychological assessments and treatments. I am a research coordinator on current studies being conducted at Mind.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at The Mind Research Network? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for.	Thanks so much for your questions! (1) My current monthly expenses are: Utilities-300.00, Gas--150.00, Food--500.00. (2) My current debts are all on credit cards, obtained during my undergraduate degree (834.00, APR=13.99; 2524, APR=8.9; 10,219, APR=14.99. (3) I do not currently have a savings account, but I do have a 401K with 11,000 dollars invested currently. (4) I am the sole wage earner in my household. (5) I am a research coordinator at the Mind Research Network, working on neuropsychological research investigating the biological, genetic, and behavioral causes and treatments of mental illness. (6) I have been working at the Mind Research Network since graduating from undergraduate in 2007. Before then, I was a resident adviser while working on my degree. Basically, I am interested in consolidating my credit card debit from college with a lower interest rate! I hope this information helps! Thanks so much for considering my loan!
do you have a mortgage?	I do not have a mortgage. Thanks so much for the question!

Member Payment Dependent Notes Series 486607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486607	$15,000	$15,000	11.36%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486607. Member loan 486607 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Complet Computer Solutions	Debt-to-income ratio:	17.82%
Length of employment:	10+ years	Location:	Davison, MI

Home town:
Current & past employers:	Complet Computer Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > The Freedom Grip Golf Glove is a break-through golf aide that addresses a niche need not currently being served in today's marketplace. It's fingerless design allows the user to have freedom of movement while the special palm material provides improved gripping ability to the golfer resulting in a better overall performance. The website development will provide increased accessibility to the product therefore increasing sales and revenue.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,367.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Complet Computer Solutions?	I am the owner. I typically handle the sales, installation and on going support for the solutions and occasionally will assist in the development of a solution depending on the skill set needed.
Do you make a golf simulator?	No, we do not make any type of simulator.
If your produce does not succeed as planned, will the loan be repaid out of your own funds from the business you own?	I am optimistic the glove will succeed. We have lined up a golf professional to endorse the product and are trying to secure other endorsements as well. We are also working on a marketing campaign and other material to help promote the product. But, in the event that does not work - the loan will be repaid using funds generated by the business through its' software development and support.

Member Payment Dependent Notes Series 486653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486653	$5,000	$5,000	15.70%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486653. Member loan 486653 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	State of California CALPERS	Debt-to-income ratio:	16.26%
Length of employment:	10+ years	Location:	RANCHO CORDOVA, CA

Home town:
Current & past employers:	State of California CALPERS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > The funds will be used to consolidate some debt. I have been employed with the State of California/CalPERS for 20 years. I have NEVER filed for bankruptcy and all debts have been paid.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	40
Revolving Credit Balance:	$2,276.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 486731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486731	$20,500	$20,500	12.73%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486731. Member loan 486731 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Emrace Home Loans	Debt-to-income ratio:	21.13%
Length of employment:	2 years	Location:	Wilmington, DE

Home town:
Current & past employers:	Emrace Home Loans
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Looking to consolidate credit cards and car payment, just had second child and I am in the process of maximizing monthly savings

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,227.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Emrace Home Loans and what do you do there?	Sorry there was a typo it is Embrace Home Loans. I am Senior Loan officer doing residential mortgage lending in the states of PA, MD, DE and VA. I also manage 2 junior loan officer and 2 processors for our buiness.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for yours answers to both Qs...	Paying off Car Loan - 350/ mth ... 7.99% Discover Card - 190/mth....18.99% BOA - 167/mth - 19.99% Cit - 140/mth - 17.99% Left over debt Mortgage 1643/mth BOA Installment Loan - 278 Utilities- 140/mth Cell/internet/gym - paid by employer monthly No Home phone No Childcare - spouse stays home during week works as an RN on weekends

Member Payment Dependent Notes Series 486765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486765	$14,400	$14,400	10.62%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486765. Member loan 486765 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Viacom	Debt-to-income ratio:	6.26%
Length of employment:	4 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Viacom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > BRAND PERSONALITY Unique | One of a Kind | Stylish | Modern | Fresh | Approachable Borrower added on 02/18/10 > Hi! I am a segment and field producer for Viacom. Thanks for your question. Borrower added on 02/18/10 > My boutique is a women???s clothing boutique in Brooklyn, NY. About Myself: I have worked in television as a producer employed by Viacom for over 4 years. My income is $4,000/month and my bills total $3,000 so that leaves an extra $1,000 that will be used to pay back this outstanding loan. I have worked buying and reselling clothing on eBay for the last 13 years. I have personally invested $10,000 for the start up of this business and need an additional $14,000 to pay for the rest of the inventory for this season. The inventory totals $8,000 and the remainder will be used for a cushion over the next year. I do not have any outstanding student loans because I received a full athletic scholarship. I am dedicated, hardworking, and excited about this new buisiness venture. I have secured the space with my funding and also purchased half of the inventory. I am also working with local up and coming designers to get their pieces into my store. Involving the community and seeing people succeed has always been a passion of mine and I feel that I can intertwine the two. Please let me know if you have any questions you need answered. Please help my dream become a reality!!!!

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,373.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Viacom?	Hi! I am a segment and field producer for Viacom. Thank you so much for your question! have a wonderful day.
you seem like the type of person that really does have a tenacious drive!!!wish you the best...I chose you! MOM	thanks mom!!!!
So you are running the boutique and working at Viacom also?	I will continue to work at Viacom and help run the boutique on the weekends. I am also hiring 2 employees. I am proud to say this will help create a couple jobs in a time where the recession has left a huge number of people jobless. I plan on paying them roughly $10.00/hour and also there is a commission based scale for them to obtain bonuses. Thanks for your question!
It is good that you will have some help! So you have formed a corporation of some sort already then?	Yes this business is formed as a LLC. Yes help is always good! I just think it is a great opportunity to create jobs as well as help out new designers trying to get their fashion out there. This is another reason why I love this site so much. i love the fact it is peer to peer and you individually get to help people out. I tried a couple big banks and since I have not been in business for 2 or more years they couldn't help me. When I found this website I couldn't believe what a gem this is. I have been telling everyone I know about it!
I would love to help you if you have your income verified. Have a great day.	I faxed my paystubs over yesterday. If it isnt posted by Monday I will refax. Thanks!!!

Member Payment Dependent Notes Series 486784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486784	$10,000	$10,000	7.51%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486784. Member loan 486784 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Saint Joseph School	Debt-to-income ratio:	8.60%
Length of employment:	8 years	Location:	MONTCLAIR, NJ

Home town:
Current & past employers:	Saint Joseph School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > This personal loan would be able to help me pay off my existing credit card balances with high interest rates, purchase plane tickets to travel to my country of birth and visit my parents, family and friends whom I haven't seen in years, and set aside an extra amount for emergency use. Thank you. Borrower added on 02/20/10 > Thank you very much to those who have started funding my loan. As mentioned in my answers to some of the questions, the loan will be used to consolidate credita card payments, purchase airline tickets to visit family and friends whom I have not seen in years, and set aside an extra amount in case of emergency. I have a very good credit score and do not have any delinquent accounts. I have been teaching for 8 years now and it's been great! I have always been a wise spender and budget my money wisely. My monthly budget includes my basic needs such as food, shelter, utilities, car isurance, cellphone bill, school supplies and equipment, and other personal expenses. Thankfully, I have already paid off my car. I'm a good bargain shopper, too! I also believe that organizing your bills, making payments on time, and taking very good care of your credit are very important and should be one of your top priorities. Borrower added on 02/24/10 > Thank you once again to the kind investors who have funded my loan! Borrower added on 02/25/10 > I will not get tired of saying THANK YOU to you all. I would like to become one of you one day and help others, too.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,268.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Saint Joseph School?	Elementary School Teacher
Hi. I have a few questions. -What is the purpose of the loan? -What are your current monthly expenses? -What are your current payments on the revolving credit. Thanks.	Hello, Memeber_605191. I will be visiting my country of birth for the first time in 8 years. I would need additional funds to purchase my plane tickets for several flights and purchase presents for family and friends over there. I would also like to consolidate credit card balances. These credit cards are the ones I use to purchase supplies and other needs for my job and for other personal purchases. It would be really nice to just have one affordable monthly payment with a lower interest rate than that of other credit cards. I currently pay $288 a month for these credit cards. To pay $311.10, as shown in the pre-approved estimates is a breather because it's something I can afford and this would already cover my consolidated debt and travel expenses! Thank you very much!
Could you provide futher info on your monthly budget. Thank you.	My monthly budget mainly involves the basic necessities: rent, phone, utilities, savings, and car insurance. I'm glad I have already paid off my car last year. I have an after school job-tutoring-that helps in paying the credit card bills, too.
Can you provide the $ amount for items in your monthly budget requested by member 287219?	Hi, Member_569427! Usually, my monthly expenses (for all the items mentioned in my reply to Member287219) sums up to between &1600-$1800 as I also have to send money home to my family. Thank you.
http://www.ehow.com/how_5987184_borrow-peer-peer-lending-sights.html This is a free blog and a great start on what lenders are looking for in your loan description. Thanks in advance.	thank you, ltb!
How much do you send to your family every month? Is it a consistent act?	Good morning, Member623799! Yes, this is a monthly obligation. I do this to help out my family. It's usually between $180-200. Thank you.

Member Payment Dependent Notes Series 486785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486785	$15,000	$15,000	9.88%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486785. Member loan 486785 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	town of new canaan	Debt-to-income ratio:	15.93%
Length of employment:	6 years	Location:	waterbury, CT

Home town:
Current & past employers:	town of new canaan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,226.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the town of new canaan?	assessor
What are the balances and interest rates on the debts you're refinancing ? THANKS	the balances are about 16,ooo and the average rate is 22%
Can you contact Lending Club and verify your income?	do you have a phone # that I can call? It is my understanding that they verify that information

Member Payment Dependent Notes Series 486801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486801	$15,000	$15,000	18.67%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486801. Member loan 486801 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:		Debt-to-income ratio:	15.76%
Length of employment:	1 year	Location:	Carmel, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,255.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Hello, sorry for the delay in responding. I will be purchasing a classic car with the funds. I tried to get a traditional auto loan, but since the car is a 1967 Camaro SS, it's not in the realm of traditional financing.
RE: $15,000 "OTHER" loan: (1)-"OTHER" entirely too vague; tells investors (lenders) nothing about loans intended purposes. PROVIDE ACCURATE LOAN DESCRPITION AND INTENDED PURPOSES OF LOAN IN ORDER TO ATTRACT INVESTORS (LENDERS)INTEREST. (2)-On-screen application reflects $7,500 per month gross income but NO employer and NO Length of Employment. Income source(s) is/are? (If self-employed what is your occupation? If in business for yourself provide business description/details, i.e., wholeesale, retail, whatever it is, etc.) Thanks in advance for expected answers to BOTH questions. (FYI: TransUnion Credit Report reflects 7 credit inquiries within past 6 months and credit score range 660-678. Many items affect credit scores and loan APR. In your case 7 inquiries within past 6 months affected both.) Member 505570 USMC-Retired-Investor 02.18.2010 @ 05:48 AM ET.	Hello, Sorry for the delay in response. I will be purchasing a 1967 Camaro SS with the funds. I am Self Employed. I own Cypress Business Partners, LLC. We are a Medical Equipment Distribution company. I have 26 years in this industry. Previously I was the VP of Sales at DFine Inc, in San Jose, CA. Cypress Business Partners has been in business for a little over 1 year. I am sending in docs to LC right now to verify my income. Thanks for the questions. Please let me know if you have any additional thoughts.
Are the 7 loan inquiries in the last 6 months from trying to obtain a typical loan? What are your other monthly expenses? Can you tell us a bit about your employment? Thanks!	I am buying a classic car with the funds and have checked around, creating inquiries, but found that classic cars don't fit in the traditional guidelines for an auto loan. The other inquiries were for my business to line up a merchant card processor. I rent, 1600/mo, have a bit of credit card debt, but that's about it for expenses. Just normal everyday expenses. I own a medical equipment distribution company and have 26 years of experience in the industry. Prior to owning my company, I was the VP for a company in San Jose called DFine, Inc. I appreciate your interest, please let me know if you have other questions.
Employer or source of income?	I own Cypress Business Partners, LLC. We are a medical equipment distribution company. I have 26 years of experience in the industry, and was VP of DFine Inc prior to opening Cypress. Thanks for the interest.
Me again. $15K loan 13 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact Home Office ASAP. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free telephone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item independent verification other item. After verification process completed, on-screen application available to potential lender reflects Credit Review status and/or Income Verified status updated. Completed verification process benefits borrower for several reasons: (1)-Loan attracts lenders "Sitting-On-The-Sidelines" waiting until required processes completed to commit money. (2)- After process completed, funding pace quickens considerably. (3)- After 100 percent funded, net proceeds quickly deposited into your bank account. Management $150 loan origination fee 'rebate" offer doubled (2X) number borrower loans available for investment. Recommend be proactive commencing credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE A DELAY. Hope information is helpful. Member 505570 USMC-Retired-Investor 02.20.2010 @ 08:02 AM ET.	Thank you. They already contacted me and I sent them the documents they requested. I will follow up with them on Monday to make sure they received it and get my status updated.
Is it a true SS and do the numbers match?	Yes, I am actually purchasing the car from a friend. Thank you for your interest.
What was your delinquency 31 months ago?	It was a 30 day late payment of $42 for a Bank of America overdraft protection for an account that I never used, and didn't realize that the account had been overdrawn at one point, so I never checked the balance to realize I owed the $42. Just an oversight. Hope this explains it. Thank you for your interest!

Member Payment Dependent Notes Series 486802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486802	$5,000	$5,000	7.51%	1.00%	February 28, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486802. Member loan 486802 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:		Debt-to-income ratio:	12.75%
Length of employment:	5 years	Location:	San Leandro, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > The funds requested will be used to payoff 2 higher interest debts with remaining money used for business development for my small fitness business i.e. website enhancement, equipment, retail products and marketing programs

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,757.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed. Owner of a private fitness studio. Source of income personal training clients, fitness consulting, fitness bootcamps and classes and teaching martial arts
Greetings - Can you please describe your place of employment and occupation? Regards; Art	My place of employment is a private fitness studio of which I am the owner. My occupation is fitness trainer, martial arts instructor and health and wellness consultant

Member Payment Dependent Notes Series 486817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486817	$13,750	$13,750	9.88%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486817. Member loan 486817 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,517 / month
Current employer:	Boeing	Debt-to-income ratio:	17.67%
Length of employment:	5 years	Location:	League City, TX

Home town:
Current & past employers:	Boeing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,033.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your position at Boeing?	Space Shuttle Integrated Propulsion Loading & Conditioning, and Performance Lead
What is the loan for? What are your monthly expenses? What is the interest and amounts of your RCB? What are you going to use the other $3k for?	The loan is to consolidate my CC debt. My monthly expenses are lower than my monthly salary without counting my wife's salary. I don't know what you mean by RCB. Finally, the $3K are to reface my cabinets in the kitchen. Thx.
RCB - List all of your debts (except mortgage) For each one include the Type/Balance/APR/minimum pmnt. That will give us a better picture of things. Thank you!	Car Loan/ 18500/0.9%/ $420 per month Car Loan/ 8300/ 6.7%/ $330 per month Furniture CC/ 850/ 0%/ $85 per month Furniture CC/ 3000/ 0%/ $120 per month Discover CC/ 6500/13.99%/ $50 per month Bank of America CC/ 3500/ 12.39%/ $35 per month
Ok, looking at this briefly it looks like the ones that are higher rate than this loan are Disc and BOA, which total ~ 10K, and have min pmnt of 75/mo. The payment for this loan is ~443/mo, so you would be paying more each month, but less money in interest in the long run (verify this with calculator I am only doing it roughly in my head and I am very bad with numbers). In addition, you would have some of the loan $ "left over" for your cabinets (Subtract the fees, etc. to see how much). So monthly, you will be paying ~ $368 more than what you pay now. Are you sure that fits into your budget?	Yes, I am sure that this fits into my budget. Also, everything you said assumes that I pay minimum payments to the credit cards (which I don't). In addition I like the fact of making one payment instead of 3 including the cabinet work.

Member Payment Dependent Notes Series 486867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486867	$15,000	$15,000	10.99%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486867. Member loan 486867 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Ferrell Gas	Debt-to-income ratio:	10.75%
Length of employment:	4 years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	Ferrell Gas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > We would like to pay off $9600 in credit card debt and $4600 in student loans.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,561.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Ferrell Gas?	Quality Assurance Team Lead, IT Department.
I'm curious why you would rather forego the tax breaks in favor of a larger loan with no tax breaks?	I'm assuming you're referring to the ability to deduct student loan interest. We have a separate federal student loan which gives us the maximum $2500 dollar deduction.
Hi Lynn; When you say "we" does that mean you have a spouse or partner that provides additional household income. If so, what is your total household income? Your revolving credit shows a balance of $2561. Please expand on the $9600 of credit card debt you wish to pay off. Also, what other household debt do you have? Please be advised that much of your detailed credit information is not viewable to potential lenders. Thus, we must ask questions to weigh potential risk with our dollars. Thank you.	"We" means my wife and I. She is a homemaker and so has no income. The rest of the debt is hers. There is also a $225/month federal student loan payment (That is aside from the smaller $4600 ($60/month) private student loan.) That's all the debt we have.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym) as applicable? Thanks for yours answer to this Q...	We have an income of $4750/ month after taxes. We pay: $675 rent $500 cars $225 student loans All other debt would be paid off by the loan. Other monthly expenses $1200 food gas misc. $70 phone/internet $115 cell phones $80 cable $100-250 utilities $110 auto insurance We also put $300/month into savings.
what is the delinquency 39 months ago? thanks.	My wife is disabled, and she was in the hospital, and we both just totally forgot to pay the bills one month.

Member Payment Dependent Notes Series 486892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486892	$12,500	$12,500	10.25%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486892. Member loan 486892 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	CBS Television Stations	Debt-to-income ratio:	18.38%
Length of employment:	4 years	Location:	Sacramento, CA

Home town:
Current & past employers:	CBS Television Stations
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,849.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What do you do for CBS Television Stations?	Graphic Designer: Create current and Breaking news events from mugshots, maps, studio graphics, business cards, id badges and CBS/CW posters.
What is it that you do at CBS?	Graphic Designer: Create current and Breaking news events from mugshots, maps, studio graphics, business cards, id badges and CBS/CW posters.
Please list your monthly expenses What is your contingency plan to pay off this loan in case of job loss? Thanks in advance	I took all measures to cut all expenses by moving in with roommates which cuts my bills in 3rds in rent, food, electricity and internet. Incase of any misfortune with my job I will have enough money to payoff my loan because of my living expenses are so low.
what is the total of your monthly expenses?	My monthly expenses including rent, electricity, insurance, auto loan, cell phone and food = $1000.000

Member Payment Dependent Notes Series 486906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486906	$12,000	$12,000	11.36%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486906. Member loan 486906 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Law Offices of Marshall C. Watson, P.A.	Debt-to-income ratio:	13.18%
Length of employment:	3 years	Location:	West Palm Beach, FL

Home town:
Current & past employers:	Law Offices of Marshall C. Watson, P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,844.00	Public Records On File:	1
Revolving Line Utilization:	54.00%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Law Offices of Marshall C. Watson, P.A.?	Legal Analyst.
Can you contact Lending Club and verify your income?	I can fax or email a copy of my W-2.

Member Payment Dependent Notes Series 486910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486910	$14,000	$14,000	13.11%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486910. Member loan 486910 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Industrial Combustion	Debt-to-income ratio:	11.31%
Length of employment:	9 years	Location:	Monroe, WI

Home town:
Current & past employers:	Industrial Combustion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Thank-you! This will help to relieve some of the stress in my life Borrower added on 02/25/10 > I want to consolidate my debts into one payment and have it paid off in three years (or less).

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,942.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	Sales Order Entry / Customer Service

Member Payment Dependent Notes Series 486955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486955	$8,500	$8,500	7.88%	1.00%	February 25, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486955. Member loan 486955 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Cross Country Staffing	Debt-to-income ratio:	11.70%
Length of employment:	2 years	Location:	BOYNTON BEACH, FL

Home town:
Current & past employers:	Cross Country Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,205.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cross Country Staffing and what do you do there?	Cross Country Staffing is a traveling nurse agency. We place nurses in hospitals all around the country. Most assignments are 3 months and then they can choose their next location. I am the web and multimedia designer. I handle the design, coding, and maintenance of the sites, marketing campaigns, and video creation.
Please put some information relevant to the purpose of the loan in the "Loan Description" area. Thank you so much!!	I am trying to pay off some credit card debt. The loan interest rate you offered me is lower than my cards so I am consolidating the debt.

Member Payment Dependent Notes Series 486971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486971	$16,000	$16,000	12.73%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486971. Member loan 486971 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Prestige Wealth Management Group	Debt-to-income ratio:	4.41%
Length of employment:	1 year	Location:	PARKER, CO

Home town:
Current & past employers:	Prestige Wealth Management Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > High interest rates for home improvement need consolidation! Borrower added on 02/23/10 > I bought a forclosure at the end of 2008 and financed $16k of renovations through credit cards. After paying the minimums and then some, I'm not seeing much movement in the balances. This is my initiative to get out of credit card debt in 3 years. My career isstable, I've been in the same industry for 4 years and am going on 2 years with my current firm. I was head-hunted away from my previous employer. I have seen consistent pay increases since that time.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$12,585.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Prestige Wealth Management Group and what do you do there?	It is a wealth management company and I am a wealth advisor. I have also earned 2% ownership of the business as well.
What is it that leads you to believe this loan will help you pay down your debt faster than keeping it on your credit cards? Thanks.	Because this is a 3 year note. The credit cards are typically based on 15 year amortization schedules. Simply paying much more principal than interest.
Sorry, my question wasn't clear: why not just keep your current credit cards and just increase the monthly payments there? It's possible to pay them down according to a 3 year amortization schedule also, what's the added justification for the loan? That you will be forced to actually make payments? Thanks.	it provides more structure and a lower interest rate.

Member Payment Dependent Notes Series 486980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486980	$13,750	$13,750	13.11%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486980. Member loan 486980 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	River Oaks Hospital	Debt-to-income ratio:	14.40%
Length of employment:	4 years	Location:	KENNER, LA

Home town:
Current & past employers:	River Oaks Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,738.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at River Oaks Hospital?	Social Woker
I see you have $26k in revolving credit. How will you be able to afford to make payments on this loan? Please explain. Thanks	Actually that is my father's. He is currently and have been making the payments. Its never been late before.
Do you own your home or rent?	I live at home...no rent.
May I ask how old you are?	32
You mentioned that the debt is your father's - is your father is an authorized user on your credit card(s)? Thank you in advance.	Yes he is.
What is the purpose of this loan? What will you purchase?	Trying to restor our family fishing camp.
What is the purpose of the loan? What will you purchase?	I will be doing renovation for our family fishing camp.
what are your monthly income and expenses? please include tax.	Since I live at home, my only monthly income are my cell phone bills, gas, and entertainment. Most likely less then $200. I have to live at home because of my family situation.

Member Payment Dependent Notes Series 486989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486989	$17,000	$17,000	12.73%	1.00%	March 2, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486989. Member loan 486989 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,512 / month
Current employer:	Spivak Lipton LLP	Debt-to-income ratio:	22.75%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Spivak Lipton LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,146.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Spivak Lipton LLP?	I have been employed as a litigation secretary/paralegal for the past 12 years.
What will this loan be used for of payoff? And is this part of a plan to become debt free? If so explain that plan and what you have done so far.	This loan is going to be used towards debt consolidation.

Member Payment Dependent Notes Series 486993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486993	$17,000	$17,000	9.88%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486993. Member loan 486993 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,555 / month
Current employer:	Archbishop Molloy High School	Debt-to-income ratio:	19.39%
Length of employment:	6 years	Location:	BAYSIDE, NY

Home town:
Current & past employers:	Archbishop Molloy High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > high-school Math teacher - borrowing money to prepare for purchasing a condo this summer

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1975	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,667.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What do you do at Archbishop Molloy High School?	tenured math teacher... added the info, thanks for the question
Please explain the nature of your 18K rotating balance.	The rotating balance is a graduate school bill, car bill & personal loan to a friend - as I mentioned, the lending club loan is to get all of that in order before purchasing a co-op / condo this summer. I'm not sure if you have access to prior loan history, but, in the past, for two prior loans (a car & an undergrad degree) the balances were paid off in full ahead of schedule as my payments were always early and contained double or triple the required amount. I expect this personal loan to be no different as my job situation is beyond secure. Additionally, the completion of my masters this summer entitles me to a nice raise. Thanks for the question! Please do not hesitate with others.
Given the current state of cc's, what actions have you taken moving forward to maintain your debt at a lower level, other than requesting this loan?	I had been paying off the CC's almost completely until recently with the culmination of grad school and a big car problem. As you can (hopefully) see from my past, the debts disappear quickly - I just saw this as a faster way to settle things with another big purchase (a coop/condo) on the horizon. Additionally, as I mentioned in an earlier answer, the completion of grad school entitles me to a significant pay raise at work.
Can you provide a break down of your monthly expenses? Also, do you have a savings account or investments that you could utilize in case of an emergency?	I apologize for the delay. I was away for a few days. As the loan is fully funded, I am not even sure if you got a chance to invest. Please just send me an email and I would be happy to answer your question. Enjoy the rest of your weekend.

Member Payment Dependent Notes Series 487001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487001	$25,000	$25,000	18.30%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487001. Member loan 487001 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$28,333 / month
Current employer:	Radiation Oncology Physicians, LLC	Debt-to-income ratio:	11.99%
Length of employment:	2 years	Location:	Columbus, OH

Home town:
Current & past employers:	Radiation Oncology Physicians, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I am a physician recently out of residency. I have a large earning potential and great credit score but not many assets as I am just starting out. This loan will help fund the renovation of a multi family unit residence as well part investment into a small retail franchise.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,011.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you currently own the multi family residence?	yes i own two buildings (identical and next to each other) that are 4 unit apartments each building.
Doctor, RE: $25K SB loan. I actively participate funding professionals SB loans; but first my questions are: (1)-Position (JOB/ROLE) @ Oncology Radiation Physicians LLC is: Owner? Or part-owner? IRS Statuatory Employee? Independent Contractor? Or exactly what? (2)-Description of multi-unit family residence to be renovated is?, i.e, 2-unit? 3-unit? 4-unit? Single story? Two story? Fully rented? Partially rented? Vacant?, et al. (3)-Provide DETAILS about small retail franchise you intend to invest in? i.e, Start-up? Established? Products? Services? "Bricks and Mortar" Storefront? Internet? Or both storefront and Internet?, et al. More details the better. (4)-TransUnion Credit Report reflects 41 total credit lines, 26 open credit lines, $5,011 revolving CC debt balance and 7 credit inquiries within past 6 months. Why 7 credit inquiries within past 6 months A-N-D and results (outcomes)? Advance thanks for expected ansers to all F-O-U-R questions. Member 505570 USMC-Retired-Investor 02.19.2010 @ 07:56 AM ET.	great questions. i am a radiation oncologist. i am an employee of the group, been here 2 years and should be partner in jan 2011. not an owner, the two eldest partners own the group and some centers. i have two four unit apt buildings that i purchased from a family member in november 2009. one building is completely empty and under massive renovation now. the other has 2 tenants who will be moving out once i'm ready to renovate that building. the buildings are in great condition, all brick, good neighborhood. the credit inquiries over the past 6 months have to do with getting the mortgages for the two buildings and the complete funding for the renovation of building #1. now looking for funding for building #2. the small franchise is an opportunity that i'm entering into with a buddy from medical school and a friend who has a business management degree. we will be 1/3 partners. the franchise is comparable to a subway or jimmy johns. thanks for questions and your interest, please feel free to ask more
Could you verify your income?	i just received the correspondence from lending club today asking for W2 forms from 2007 and 2008 as well as some employer contact info. i will be providing that information to the site within 3 business days.
Why are you willing to pay such a high interest when you have such a high cash flow each month? thanks	the excess cash flow that i do have each month does not = the lump sum amount of money that is needed in the near/immediate future for the business opportunities that are available to me now. if i wait 6 months i could have the $ in cash on my own, but i need it sooner than that. so, the excess cash flow will more than adequately cover the high interest payments, and it is more worth my while to pay the interest to get moving with these opportunities than wait 6 months.
Doctor, me again. $25K loan 20 percent funded. I reread Q and A exchanges- especially required employment and income verifications. After verification process completed, on-screen application available to potential lender reflects Credit Review status and/or Income Verified status updated. Completed verification process benefits borrower (YOU) for several reasons: (1)-Loan attracts lenders currently "Sitting-On-The-Sidelines" waiting until required processes completed before actually committing their $$. (2)- After process completed, funding pace quickens considerably. (3)- After loan is 100 percent funded, net proceeds are quickly deposited into your bank account. Management $150 loan origination fee 'rebate" offer DOUBLED (2X) number borrower loans available for investment. Recommend to be PROACTIVE; submit required documents within allotted 3 business day time period; otherwise LC will cancel and remove loan from listing. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE DELAYS. Hope information is helpful. Member 505570 USMC-Retired-Investor 02.20.2010 @ 08:20 AM ET.	This is VERY helpful. thanks so much. i will make sure all is submitted monday.
Are you planning to sell the buildings, once renovated, or will you rent out?	i will rent out.
General cash flow question: on just current salary can you repay loan, meet daily expenses and pay 2 mortgage payments on the rentals if they're vacant or do you need tenants to make your payments? What is rental market like in OH? Thanks for answering.	dont need tenants to make mortgage. i could carry the buildings for years without rent and still have comfortable cash flow from my earned income. hard to quantify your rental market question, but it seems to be pretty good.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Also are you planning to pay off this loan early? Can't you get a loan at a lower interest rate that's secured by the units you are buying? Thank you	position is secure. if something were to happen i would be able to do locum tenens full time (substitute physician similar to substitute teacher) and i have 4 state licenses which opens up the opportunities. i have not looked into pulling equity out of buildings as i just got them and it was hard enough to get the mortgage. it took 3 months because appraisers were struggling with comparables. the units were appraised lower than they're worth just like every other property across the country. it was great from a purchase price standpoint, but not for immediate equity. once renovated, they will be re-appraised and i expect to have a significant amount of equity.

Member Payment Dependent Notes Series 487036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487036	$5,200	$5,200	17.19%	1.00%	February 25, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487036. Member loan 487036 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	NourishLife	Debt-to-income ratio:	22.29%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	NourishLife
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > Want to pay off my auto loan and decrease my mothly payment.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NourishLife and what do you do there?	NourishLife sells supplements that aid in helping chidlren with mental diseases such as autism, apraxia and others. I am a web developer / web master mainting their website and other IT related jobs.
RE: $5,200 Auto loan question: Position (J-O-B/What you do) @ NourishLife? Member 505570 USMC-Retired-Investor 02.19.2010 @ 07:32 AM ET.	I maintain the websites of NourishLife and do other IT related jobs. My title is Web Developer / Web Master.
Can you explain your 24 open credit lines?	I have only 4 credit cards and the rest must be coming from my student loans which I'm not paying yet.
What is the balance on your student loans and what will your total monthly payments on them be?	It's going to be about 50,000 and it's half private and half federal loans. I have about 6 months to start repayment. I'm not sure yet what my total monthly payment will be yet.

Member Payment Dependent Notes Series 487048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487048	$20,000	$20,000	10.62%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487048. Member loan 487048 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Sara Lee	Debt-to-income ratio:	15.98%
Length of employment:	10+ years	Location:	Rogers, AR

Home town:
Current & past employers:	Sara Lee
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Hello, I am using the funds for a home improvement project. I have been with Sara Lee for 34 years now. My job title there is Portfolio Development Manager. My income is verifiable with my 2009 tax return. I don't have much debt and definitely have income and job security. I appreciate your interest. Please let me know if you have any questions.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1975	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,641.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the home improvement project you are doing?	I am completely redoing my landscaping. If I have any money left over after that, I planned to install granite counters. Thanks for your interest.
how long have you lived in your home?	I have been in the home for a little over a year. I downsized because the house I had before was 3000 square feet and it's only my wife and I in the house, so we decided we didn't need so much space. Thanks for your interest.
Any reason 5 credit inquiries in last 6 months? Were you shopping for other loan sources for the home improvement? Thanks for answering.	Yes I was. Banks are so frustrating these days. I run a little more than 10k per month through my personal bank, and I have great credit, but even my own bank basically told me that they would only lend to me on a home equity loan. I don't have enough equity in my home though. (only have around 25k) That's why I came to LC. I hope this answers your question. Thanks!
Do you have a contingency plan to pay the loan if you lose your job? Also, why take a loan to do this? With your salary it would seem you could do it from savings? Thank you	I do have savings if I lose my job, but I have been with Sara Lee for over 30 years. I have retirement benefits that they would have to increase if they wanted me to take my retirement early. I like to keep my savings for reserves. I do not want to lose that resource. Thank you.
Why didn't you get a mortgage refinance? Rates are a lot lower...	I just bought my house a little over a year ago.

Member Payment Dependent Notes Series 487063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487063	$14,000	$14,000	7.51%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487063. Member loan 487063 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,300 / month
Current employer:	church of Christ	Debt-to-income ratio:	3.68%
Length of employment:	9 years	Location:	Dublin, CA

Home town:
Current & past employers:	church of Christ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > can I pay off this loan early without any penalties?

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,723.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am just a Lender here (Lenders fund the loans) - for specific questions about the loan terms or process, please contact Lending Club via the link at the bottom of the page. It is my understanding that there are no pre payment penalties for Lending Club loans.	Please forgive the "OTHER" as an answer to one of the loan questions. The intent of this loan is to consolidate all outstanding debt into one out going payment. We are working hard at becoming debt free and see this as a helpful tool in this process. Thanks for your time.
RE: $14,00 loan: ALL LENDING CLUB LOANS HAVE NO PREPAYMENT PENALTY PROVISIONS. My loan question: "OTHER" is too non-descriptive (vague) and tells investors (lenders) NOTHING useful. Provide detail/purposes concerning $14,000 loan intended utilization. Member 505570 USMC-Retired-Investor 02.19.2010 @ 07:28 AM ET.	Please forgive the "OTHER" as an answer to one of the loan questions. The intent of this loan is to consolidate any outstanding debt into one out going payment. We are working hard at becoming debt free and we see this as a helpful tool to aid us in this process. Thanks for your time!
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans, any other household expenses etc)? Thanks for answers to both Qs...	No problem! We have 3 credit cards. One has an interest rate that just went up to almost 14% and a payment of $200.00 per month, with a balance of $9000.00. The second one has an interest rate of almost 26% and we pay about $300.00 per month, with a balance of $1100.00. The last one has an interest rate of almost 12% and we pay on average $150.00 per month, with a balance of $3500.00. To answer your next question we have a monthly mortgage payment(with propery tax and insurance included) of 2150.00. Our monthly utilities are a maximum of 500.00, and we do not have any car loans. We have a Honda pilot and a Toyota tundra that are both paid off. We do invest some money each month into a retirement fund. We also pay about $70.00 per month into a life insurance policy for both my wife and myself. This hopefully answers all of your questions and maybe a little more! Please know that it is very imortant to us that we pay all of our debts and that we do this without ever defaulting on any loan. If we have to we will continue trying to "chip away" at the situation we are currently in. Having good credit is something we take very seriously and feel like this is the best and most effective way of gaining control over our situation once again. Thanks for your time and please take us into great consideration when looking over our loan. You will not be sorry!
Way to go... the borrower is servant to the lender. www.crown.org and Dave Ramsey...	We are very blessed with a wonderful family, home, and all around life but yes we are also looking forward to someday being able to help somenone else out due to the fact that we have been blessed enough to learn fairly early on in our lives the joy of no longer being the "servant!"
Yes, you can pay the loan without prepayment penalties. but why are you prepaying it? what's your plan?	Ideally we would really like to pay back our lenders as soon as we can. I don't know if that will be possible for us but if the opportunity became available than I just want to make sure that we would not be faced with penalties. It's just a question I like to know the answer to before signing off on a loan. Our plan is to make our payments as responsible borrowers and to not ever make anyone regret giving us a loan! Thank you.

Member Payment Dependent Notes Series 487071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487071	$10,000	$10,000	13.48%	1.00%	February 24, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487071. Member loan 487071 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,442 / month
Current employer:	Atlantis Homes	Debt-to-income ratio:	13.80%
Length of employment:	10+ years	Location:	Hallwood, VA

Home town:
Current & past employers:	Atlantis Homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > single mom wanting to get out of debt...tired of paying on credit cards forever...need to see the end of the tunnel. Borrower added on 02/19/10 > My girls lost their father in April 2005. I would like to get out of debt so I can help them go to college. One is in college now...the other in 2 years. Borrower added on 02/21/10 > I have a 401K that has in access of $10,000 but I would prefer not to use it for several reasons. Borrower added on 02/22/10 > I woluld like to personally thank everyone so far for helping me realize my dream. I am definitely going to be an investor next time. Borrower added on 02/22/10 > I would like to add that I receive $1400 a month in survivor benefits for my children.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	79
Revolving Credit Balance:	$14,246.00	Public Records On File:	1
Revolving Line Utilization:	74.20%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Atlantis Homes and what do you do there?	Atlantis Homes is a mobile and modular dealership. I am the general manager of 1 of 4 sales centers. We sell single wides, double wides and modular homes. I am a board member for the Chamber of Commerce for Pocomoke City, Md and also the secretary for the Board of Zoning Appeals for my home town of Hallwood, Va
Could you please explain the delinquency on your credit report and the public record on file? Thanks!	I am not aware of a delinquency. The public record is a paid $56 hospital bill. The first actual bill i got was a letter stating it was put on my credit report. I am in the process of checking on the delinquency.

Member Payment Dependent Notes Series 487129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487129	$7,500	$7,500	13.11%	1.00%	February 26, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487129. Member loan 487129 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,767 / month
Current employer:	Johnson Premium Hardwood Flooring	Debt-to-income ratio:	10.85%
Length of employment:	3 years	Location:	wylie, TX

Home town:
Current & past employers:	Johnson Premium Hardwood Flooring
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I plan to make a backyard oasis with this money. My wife and I had our house built over 3 years ago and had concentrated all our extra cash on upgrades on the inside of the house, now we are looking at creating a great outside backyard area or what we like to call a "backyard oasis". It would include an extended patio with umbrella table and lots of plants, bushes, and flowers. This addition would also greatly increase equity in the house. My job is very secure because the company I work for manufactures AND distributes hardwood flooring. We have 100 % control in production and inventory levels. Johnson Hardwoods has been around over 10 years and has weathered this economic plunge very well without having ANY layoffs or employee payroll decreases. I was just rewarded with a 4 % raise ! I understand the meaning of "over-extending" yourself with debt and over the last several years have incorporated an attitude of living on a " cash basis", only involving using credit for large dollar amount items & paying back as quickly as possible.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,891.00	Public Records On File:	1
Revolving Line Utilization:	55.00%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the Public Record? Thank you in advance.	Back in 2003, I got in over my head with credit cards and had to go through bankruptcy court. I have since learned from my mistakes and never will be in that situation again. My credit reports speak for themselves showing that I have re-established great credit ratings with numerous companies, including mortgage, auto loans & revolving accounts. I always pay on time & fully understand the importance of this. Please review my credit reports.
How will you pay back this loan? plz give us an idea of your current monthly bills. Are there additional income earners in your home?	I will repay this loan from my salary from my job. I gave details of my job in the loan description. My debt- to- income ratio is great. I am married and my wife works full-time as an outside sales rep and currently makes more money than I do. Repayment of this loan will be no problem at all and we plan to repay quicker and double-up payments to be free & clear from this loan as soon as possible.
Please share details of what you're planning to do in your backyard	I am going to extend the concrete patio and have it stained and sealed, which includes a walkway to rear gate. It will then house a umbrella table w/ chairs. There will be several planting beds created throughout the backyard. They will hold an assortment of plants, shrubs and flowers. Repairs will need to be done to the existing sprinkler system to add sprinkler heads for the new beds. Hanging planters of flowers will dot existing fence line.

Member Payment Dependent Notes Series 487131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487131	$6,400	$6,400	13.11%	1.00%	February 25, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487131. Member loan 487131 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,958 / month
Current employer:	SRA International	Debt-to-income ratio:	16.38%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:
Current & past employers:	SRA International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > Hi! I plan to use this loan to consolidate two credit card payments in which the interest rates have skyrocketed! I am a great and responsible borrower, and have never been late or missed a payment on my student loans or credit cards. I have a very stable job and a monthly budget with about $1000 extra for savings each month.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,220.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SRA International and what do you do there?	SRA is an IT government contractor located in Fairfax, VA. We work with clients in the areas of Global Health, National Security, and IT. I work as an Intelligence Analyst doing investigations for a federal client. I am also a Deputy Team Lead and have four Analysts working under me.
What are your 14 open credit lines? If you don't know, check your transunion credit report. Which credit cards (balances/rates) are you trying to consolidate? Thanks	I have several store cards (i.e. Sears, Victorias Secret, Old Navy) that are open but I do not use anymore. The two credit cards I carry balances on are Discover and Mastercard. One has a balance of about $3,500 with an interest rate of 14.99% and the other has a balance of about $4,500 with an interest rate of 29.99%. (Thus, my revolving credit balance of about $8,000.) It is on the latter card that I am trying to lower the outrageous interest payment! It wasn't always that way - both of them used to be much lower - at 9.99% and 12.99%. But I suppose with the banking crisis in the past two years, the companies are punishing the people that have always and are still paying on their cards, like myself! My interest rates have continued to rise, so I came here for a little relief.

Member Payment Dependent Notes Series 487133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487133	$12,000	$12,000	16.45%	1.00%	February 26, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487133. Member loan 487133 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,258 / month
Current employer:	Crystal Creek Aggregate Inc.	Debt-to-income ratio:	3.10%
Length of employment:	2 years	Location:	SHASTA LAKE, CA

Home town:
Current & past employers:	Crystal Creek Aggregate Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,278.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Crystal Creek Aggregate Inc. and what do you do there?	Crystal Creek Aggregate, Inc. is a sand and gravel operation. I am the office manager. My responsibilities include, but are not limited to the oversight of daily operations, Weighmaster, bookkeeper, A/P, A/R, Payroll, General Ledger, Human Resources Liason, Water quality Control, Sales, Estimating, etc.
RE: $12,000 DC loan questions: (1)-Position (JOB/What you do) @ Crystel Creek Aggregate, Inc? (2)-TransUnion Credit Report reflects $4,278 revolving credit debt balance. Loan is for $12,000. $7,722 difference is consolidating what specific debts? Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 02.20.10 @ 5:35 AM ET.	Crystal Creek Aggregate, Inc. is a sand and gravel operation. I am the office manager. My responsibilities include, but are not limited to the oversight of daily operations, Weighmaster, bookkeeper, A/P, A/R, Payroll, General Ledger, Human Resources Liason, Water quality Control, Sales, Estimating, etc. With this loan I plan to pay off my revolving debt ($4278) and an installment loan which is a student loan ($3181) Which would leave $4500 remaining of what I requested for a loan. I plan to use the rest of the loan to pay a personal debt for a vehicle I purchased.
Hi! Your credit report shows a balance of 4278, yet you are requesting a loan of 12,000 for debt consolidation. What will you be doing with the remainder of the money? Thanks!	With this loan I plan to pay off my revolving debt ($4278) and an installment loan which is a student loan ($3181) Which would leave $4500 remaining of what I requested for a loan. I plan to use the rest of the loan to pay a personal debt for a vehicle I purchased.
Could you give details about your revolving debt: Creditor? Interest rate? And what is the interest rate on your student loan?	Revolving debt, Creditors; Bank of America is 13.99%, Capital One is 14.40%, and Juniper is 23.24%. The interest rate on the student loan is 6.8%. The student loan is a good interest rate but I'm trying to eliminate the number of debts to one to allow myself to pay them off quicker! For the last year I have been paying well over the minimum amount required to reduce the balances of my creditors. I plan to execute the same practice with the consolidation loan once obtained!
why do you have 3 inquiries?	I was shopping for loans.

Member Payment Dependent Notes Series 487155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487155	$14,000	$14,000	17.56%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487155. Member loan 487155 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,630 / month
Current employer:	St. Paul High School	Debt-to-income ratio:	15.02%
Length of employment:	5 years	Location:	San Pedro, CA

Home town:
Current & past employers:	St. Paul High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I'm a successful career woman who is raising my two children alone; one is senior in high school with a full football scholarship to UCLA, the other is in third grade. I owe thousands of dollars in student loans and revolving credit. At this time, I am interested in consolidating my debt and paying it off in a shorter amount of time.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	68	Months Since Last Delinquency:	30
Revolving Credit Balance:	$15,899.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at St. Paul High School?	Type your answer here. Principal/President
RE: $24,000 DC loan questions: (1)-Position (JOB/What you do) @ Saint Paul High School? (2)-TransUnion Credit Report reflects ~ $16,000 revolving debt balance. Loan asks for $24, 000. Extra $8,000 consolidates what specific debt(s). Thanks in advance for answers to B-O-T-H questions. Member 505570 USMC-Retired-Investor 02.19.2010 @ 07:10 AM.	Type your answer here. 1) Principal/President 2) If you look back at my credit report, I took a cash advance in 2003 or 2004 in the amount of $10,000. Nearly 6 yers later, I am still paying that off due to the exorbitant interest rate. I still owe about $6500 on that account and would like to get out from under that loan as soon as possible.

Member Payment Dependent Notes Series 487156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487156	$5,600	$5,600	10.62%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487156. Member loan 487156 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	LP Speedy Spa	Debt-to-income ratio:	14.32%
Length of employment:	10+ years	Location:	Keene Valley, NY

Home town:
Current & past employers:	LP Speedy Spa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I have one other loan with lending club and have successfully lowered my interest rates and improved my credit because of lending club. At this time, I am attending school half time to become a nurse. I want to work in geriatrics, I love older people because I have found that they are much wiser than me (I am 37 and beginning to age myself!) Nevertheless, I would like to finish my degree in 2 years and this money will be used to assist me with daycare expenses for my 4 year old, and all of the other expenses of school, I am entitled to a minimal amount of help through financial aid but it is not enough to pay for daycare and the other things I contribute to in our family. Please ask questions but know I will pay this back, if you need info on my other loan with lending club let me know, it has been wonderful! Borrower added on 02/18/10 > If you have any questions, please feel free to ask.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,055.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at LP Speedy Spa?	I am an owner and do nails and waxing, I love my job and will continue but want to further my education

Member Payment Dependent Notes Series 487191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487191	$13,000	$13,000	13.48%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487191. Member loan 487191 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Cascade Management Inc.	Debt-to-income ratio:	24.66%
Length of employment:	1 year	Location:	Grants Pass, OR

Home town:
Current & past employers:	Cascade Management Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > My wife and I are both employed in stable positions that have not been affected by the recession. Despite this, our credit card companies have greatly increased our interest rates and reduced our credit lines. We want to refinance to a stable interest rate and eliminate consumer debt. We own and operate a small family farm on our parent's land, and are spending the next year getting our finances sorted in order to be able to buy the farm from our parents. Borrower added on 02/24/10 > We currently make payments of approximately $1,000 per month on all of our credit card debt, since Citibank doubled our interest rate. By refinancing to a term loan the payments will be about $500, which will allow us to create an appropriate savings account and safety net.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	54
Revolving Credit Balance:	$17,325.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Cascade Management Inc. and what do you do there?	I am refinancing credit cards -- would like to cut up Citicard and Capital One. They have jacked my rates so that my healthy payments are now just over the interest. Cascade Management provides low income housing throughout Oregon. We have several hundred apartment complexes. At Cascade Management I am the Information Services Manager. We have a staff of 300 and I am responsible for all computers as well as a specialized occupancy and billing software. I have worked here for one year, and feel that my job is quite stable. Despite the economy, Cascade Management has continued to grow.
What is your wife's income/credit card debt? What interest rate is Citibank charging?	She earns $28K per year. Our combined credit card debt is $16K, mostly for items necessary to get our small family farm up and running. Citibank recently bumped out interest rate to 29.99%, despite our not missing payments. We are working to get our finances in order so that we can purchase the farm we operate, which is currently owned by my parents. Refinancing the debt will allow us to create a safety net and get together a down payment for the farm.
Why do you have so much debt already? $17k???	Getting our small family farm up and running -- and like many Americans our health insurance leaves a lot to be desired, which leaves a lot of debt. We are not late on payments, and have never missed a payment. Our income, combined, is $68,000 per year and our rent is only $600 per month. We can certainly afford to service our debt -- the problem is that Citibank doubled our interest rates in the last year, like they have many people. Rather than continue to feed the beast of Big Banking, we have chosen to try other financing methods. At the rate we have been paying Citibank, we will have the two loans paid off within a year and a half, not three years.

Member Payment Dependent Notes Series 487192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487192	$3,250	$3,250	14.59%	1.00%	February 24, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487192. Member loan 487192 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Cascade Management Inc.	Debt-to-income ratio:	24.60%
Length of employment:	2 years	Location:	Grants Pass, OR

Home town:
Current & past employers:	Cascade Management Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > My husband and I are both employed in stable positions that have not been affected by the recession. Despite this, our credit companies have greatly increased our interest rates and reduced our credit lines. We want to refinance to a stable interest rate and eliminate consumer debt. We own and operate a small family farm on our parent's land, and are spending the next year getting our finances sorted in order to be able to buy the farm from our parents.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,683.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Cascade Management Inc. and what do you do there?	My husband and I are refinancing credit card debt. With the economic downturn our credit cards jacked our rates up. We have stopped using them and want to pay them off and remove consumer debt. Cascade Management provides low income housing throughout Oregon. I write grants, comply with requirements of the grants and work with the contractors as the work is done. I also am administrator of the Sharepoint Services site, which is the communications hub for the entire 300 staff company. Cascade Management has continued to grow, despite the economy. I have several years work refinancing aging apartment complexes, and feel that my job is fairly secure.
To understand how this will fit into your budget, can you provide info on the current monthly payments you make on the CC debt you will replace with this loan? Thanks for your answer to this Q...	Right now, we make payments of about $1,000 per month on the credit card debt that both myself and my husband have. The combined payments of both this loan and my husband's loan will be about $500 per month. The difference in the monthly payment amount will allow us to create an appropriate safety net -- and we expect to make monthly payments in excess of the minimum amount of the loan.

Member Payment Dependent Notes Series 487195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487195	$15,000	$15,000	13.48%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487195. Member loan 487195 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	halls window center	Debt-to-income ratio:	17.76%
Length of employment:	7 years	Location:	CARMICHAEL, CA

Home town:
Current & past employers:	halls window center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > this loan will pay off all my debt and about 5400 of my wife and I's wedding debt from 3 years ago in which my mother-in-law so graciously put on her credit card. We pay all our cards on-time and can make the payments comfortably, but this APR is much better than our cards and we will be paying a 3 yr loan versus multiple revolving debts. All-In-All, this loan will save us about $400 a month.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,760.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is halls window center and what do you do there?	halls is a replacement window company specializing in high end "Renewal by Anderson" windows. They have been in business 20+ years. I am a "crew leader" which is basically a foreman, halls just uses their own titles. i run installations for halls, and are responsible for all aspects of the job.
Please explain all the recent inquiries - what were they for, and did any of them result in new credit cards or loans? Thanks!	We have 2 financial goals at the begining of this month, both of which to decrease our montly expendature and increase the amount of money we can put away for a future home purchase. The first was to lower our montly auto payment and get into a vehicle that will better suit our needs in the future. We acomplished this goal about 2 weeks ago, and the new auto loan isn't on my credit report yet. Our old car will be paid in full by the new car note, and we saved about $50 a month. It was funded by Toyota motor credit with an excellent rate. The second goal is to pay off our revolving debt which will lower our monthly payments substantially, and increase my credit score. All the recent inquiries involve shopping for these two loans.
how soon do you plan to buy a house and why?	I plan to buy a house when I am financially ready. I know that's kinda a lame answer, however I am not the type of person to placate others or myself with a 6 month or 1 year goal just because the market is right. I plan to buy a house when I have the right assets, the right credit score, and the price of the home is right. I think in all honesty, within 2 to 3 years is a realistic answer to your question. Right now we (my wife and I) are focusing on debt, which will also allow us to focus on our assets (this loan that will save us a good amount of money each and every month) then we will be in a better position to focus on the real estate we want to buy. I can't tell you exactly when we are planning to buy a house, but we are putting together the pieces well before I applied for this loan.

Member Payment Dependent Notes Series 487201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487201	$5,000	$5,000	9.88%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487201. Member loan 487201 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Campbell Appraisals	Debt-to-income ratio:	24.50%
Length of employment:	6 years	Location:	Port Hueneme, CA

Home town:
Current & past employers:	Campbell Appraisals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I am a real estate appraiser and my husband is a commercial diver. We have both been steadily employed for over 10 years and make approximately 5000 to 6000 a month. We are responsible and diligent and will consistently make minimum payments if not extra payments on our loan. Thanks.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	27
Revolving Credit Balance:	$14,438.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan?	We are planning to move home to Hawai'i for work. We will use the loan to "pad" our moving/living costs. Thank you.
What do you plan to use the loan for?	We are planning to move home to Hawai'i for work. We will use the loan to "pad" our moving/living costs. Thank you.
Will you have the same employer after your move? Thank you in advance.	Yes. Campbell Appraisals and Ocean Endeavors. Thank you.

Member Payment Dependent Notes Series 487203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487203	$15,000	$15,000	10.99%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487203. Member loan 487203 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	UPS	Debt-to-income ratio:	1.36%
Length of employment:	10+ years	Location:	PEACHTREE CITY, GA

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > I'm looking to borrow 15K to complete a home renovation to my house. I've added a deck, replaced the carpet and replaced the roof so far. I've been in the home for 25 years and am in need of updating the kitchen with new cabinets, countertops and appliances. Once I'm finished I plan on selling the property. I currently have no mortgage and the home is valued at around 190K. I'll make timely payments and pay the balance due once the home sells. Thanks for looking at and considering my request.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	5
Revolving Credit Balance:	$4,402.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the home improvement project you are doing?	I've owned the home for 25 years and it is in need of updating. I'm remodeling the kitchen by replacing the flooring, cabinets, countertops and appliances. I've recently replaced the carpet in the home and added a new deck and roof. Once completed I will list the house for sell. I currently have no mortgage on the property and it is valued at 190K.
What was the delinquency 5 months ago? What is your position with UPS? What are your monthly expenses?	I had a deliquency on my credit card when I went on vacation and forgot to drop the check in the mail. I'm a truck driver for UPS. My monthly expenses are around 2000.00.

Member Payment Dependent Notes Series 487209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487209	$10,000	$10,000	9.88%	1.00%	February 25, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487209. Member loan 487209 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Texarkana Police Dept	Debt-to-income ratio:	9.80%
Length of employment:	10+ years	Location:	TEXARKANA, TX

Home town:
Current & past employers:	Texarkana Police Dept
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Plan to payoff all credit card debt. Im a good barrower because i always pay on time and have excellent credit.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,255.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the Texarkana Police Dept?	I'm a Sergeant over the Patrol Division.
I see your revolving credit at $2,255, but your loan is for $10,000. What do you plan to do with the remainder of the loan?	We have a total of five revolving credit with a total of $13180.00. We have saved up over 3000.00 while paying the credit. Just not getting ahead. A loan will help us pay them off in 2 to 3 yrs. I'm not sure why its shows we only have 2255.00.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, utilities, phone, internet, car, child care/tuition and student loans as applicable? Thanks for your answer to this Q...	I will advise that on the five revolving credit bills we are paying close to $500 per month. By using a loan we can be debt free within 2 or 3 years.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	Mortgage-1291.00 5.9% Vehicle-440.00 I believe it is 6.7% Cards-(bills loan will pay off) Sears-60.00 21.9% John Deere-100.00 18.9% Care Credit-80.00 0% until Sept. Chase-87.00 i believe its 18.9% Chase-100.00 same as other chase Orthondontist-150.00 0% I have approx. $3100.00 in a savings. My wife is a barber. Our combined income is approx. 82,000.00 a year. We have been working on paying off our debt for over a year. By getting this loan we will be able to pay off all revolving debt and be debt free in two to three years. Our oldest child will be turning 15 this year. Our plan is to be debt free so we cab start preparing for our daughters college tuition. Hope this helps, Thanks in advance for your assistance
Ok. I'm in. Good luck!	Thank You!!!!!!!!!

Member Payment Dependent Notes Series 487214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487214	$4,200	$4,200	14.22%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487214. Member loan 487214 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Wyo-Ben Inc.	Debt-to-income ratio:	16.69%
Length of employment:	10+ years	Location:	Cowley, WY

Home town:
Current & past employers:	Wyo-Ben Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I am going through a divorce and I had to use my credit cards more than I wanted to, to set up another household.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,804.00	Public Records On File:	3
Revolving Line Utilization:	50.90%	Months Since Last Record:	50
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wyo-Ben Inc. and what do you do there?	Wyo-Ben Inc. is short for Wyoming Bentonite. I have worked there for almost 16 yrs. We produce bentonitw which is used as cat litter, in the oil field as drilling mud, also in water well exploration. It has many applications, we have a web sight if your interested just google wyo-ben.com. I am in charge of a crew as a supervisor,my crew packages the product.
Can you explain your public records from about 4 years ago?	If you are talking about my legal issues. That is very personel issue, I obtained legal counsel, as I should have. All of those were dismissed, as they should have been, I told the truth, and everthing was absolved.

Member Payment Dependent Notes Series 487248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487248	$16,000	$16,000	16.45%	1.00%	February 25, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487248. Member loan 487248 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	DaVita Dialysis	Debt-to-income ratio:	14.74%
Length of employment:	3 years	Location:	FRESNO, CA

Home town:
Current & past employers:	DaVita Dialysis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > a) About Me: I am 26-year-old graduate from Fresno State University with a B.S in food and nutritional sciences. I am currently employed with DaVita Dialysis, one of the world???s largest dialysis providers, as a Registered Dietitian. A year and a half ago, after being with DaVita for only 2 years I was promoted to Divisional Dietitian for the Pacific Gold Division. This position has added the responsibilities of improving clinical outcomes and providing support to the dietitians in the central part of California and Reno, Nevada. In my personal life I have purchased a house in May of 2008 that was built in 1950. I have spent much of my time updating the house and making it my own. I recently became engaged to my boyfriend of 4 years who is currently in an internship program for Edward Jones. At the completion of the internship he will be able to take the series 7 and series 66 exams that will allow him to become a licensed financial advisor. I have always been responsible with my financial obligations by paying on time and never having a late payment. My credit score could be much higher due to the fact that I do have a perfect repayment history. However, because I have many small debts, this has raised my debt to income ratio and lowered my credit score. I would sincerely appreciate the opportunity to be able to combine my small loans into one and lower my monthly payment so that my credit can accurately represent my credibility. b) What I will Do with the Money Loaned to me: With the money loaned to me I will be combining multiple small loans into one monthly payment. To be more specific I will pay off in full the following debts: Cash Call Total Amount Owed = 5000 Monthly payment = 295.00 Prosper Total Amount Owed = 4000 Monthly payment = 178.00 American General Total Amount Owed = 4000 Monthly payment = 211.00 Total Amount of loans = $13000.00 Monthly Payments Total = $684.00 c) Here are my Monthly Financial Details: I did not include my loan expenses that I would like to pay off with this loan. Net income after payroll deductions from all sources: $4300 Spouse's Income: not married Total monthly family Income $4300 Mortgage: $1246 (includes insurance and property taxes) Phone: $ 75.00 Gas/Electricity: $50-75.00 Water & Sewer: $75.00 Car Loan: $350.00 Food: $ 300.00 Car Insurance: $ 125.00 Cable/Internet: $ 110.00 Credit cards and loans that won't be paid off with my loan: $ 110.00 Other: $80.00 gas Total Monthly Expenses: $ 2471.00 I will have $1800 left over at the end of the month to contribute to savings and making my payments on the loan. d) Closing Remarks to Lenders: As you can see, I am determined to turn my financial situation around for the better. I have shown through my payment history that I take my financial obligations seriously and I will show no less of a commitment to this loan. I am a good investment opportunity to any lender due to the fact I pay my debts on time. As laid out in my financial breakdown, I have adequate funds to repay my loan. I would like to begin moving forward in my life financially and start working towards my long-term goals of building up my savings, getting married and eventually buying another property to have as a rental. I thank you for considering my listing and I am happy to answer any questions you may have.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,745.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $16,00 DC loan: My congratulation for an articulated, detailed, OUTSTANDING, narrative including personal background, current financials, loan future utilization, et al. You obviously researched Lending Club current listings and prepared your narrative from viewpoint of prospectice investors (lenders). Your presentation exact opposite from "pulling teeth out of a chicken" completely non-informative borrower listings that routinely comprise selection of loans listed for investor (lender) consideration. I'll be investing to help fund your loan. Best regards, Member 505570 USMC-Retired-Investor 02.19.2010 @ 06:49 AM ET.	Thank you very much for the compliment on my listing and your support! It is very much appreciated!
Good morning young lady. This was without a doubt, the most informative and detailed explanation of a purpose for a loan that I have read while with Lending Club as an investor. Moreover, the background information you provided was helpful in understanding your needs. It could serve as a model for others to follow. This $566 monthly payment will become your second largest financial obligation and worthy of concern since it will require constant attention on your part to maintain control your budget. However, with such an outline as you have provided, I am positive that you can manage this loan. I am pleased to participate in some small way to help you both get a fresh start and wish you every success. No need to reply.	Thank you for your support.
Perhaps one of the more powerful loan descriptions I've seen on here. Well done young lady! :) I will be placing a $25 note into you right now, with plans to add more later (Up to several thousand). I urge you to make sure you can get Lending Club to approve your credit, and then verify your income, and I have no reason to believe that you will encounter any trouble getting funded and issued the loan. May I ask how long the Prosper loan has been taken out for? Also, how did you accumulate all this debt? Have you taken proper steps to reduce or eliminate the practice that caused all this debt in the first place? You also have a delinquency on your record from several years ago. If you could clarify that, I'm sure that'll give others lenders some peace of mind. :) Your budget looks good. Sounds like you're in good company with your fiance as far as managing this debt. Best of luck! Thank you! Go Bulldogs!	Thank you for the compliment on my loan description. I accumulated this debt a few years ago when I needed to take out a loan to fulfill some financial obligations. Because at that time I did not have a long credit history, I had to take out a couple of smaller loans because no one would lend me one larger loan. The prosper loan is a 3 year long. Since that time, I have been promoted at my job which came with a 20,000 dollar per year pay increase. Through dedication, I have paid down my debt and managed to save to buy my first house 2 years ago. In regards to the delinquency you asked about, it was one 30 day late payment on my victoria secret credit card. My balance was only 50 dollars and I did not realize I owed anything on the card until I received a late payment notice. I immediately made the payment and my card balance has been at 0 since. Thank you for your consideration!
can you please tell me the interest rates on your balances? Why were you not able to repay your prosper loan? Are you going to have to take out another loan to repay this lendingclub loan?	My interest rates are at 30%. I am able to repay my prosper loan, however, I would like to combine my debt into one payment with a lower interest rate so I can pay off my debt fast. The amount of this loan will cover my debt so there will be no need to take out future loans. Thank you for your consideration.
Me again. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact Home Office ASAP. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free telephone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item independent verification other item. After verification process completed, on-screen application available to potential lender reflects Credit Review status and/or Income Verified status updated. Completed process benefits borrower for several reasons: (1)-Loan attracts lenders "Sitting-On-The-Sidelines" waiting until required processes completed to commit their money. (2)- After process completed, funding pace quickens considerably. (3)- After 100 percent funded, net proceeds quickly deposited into your bank account. Management $150 loan origination fee 'rebate" offer DOUBLED (2X) number borrower loans available for investment. Recommend be proactive commencing credit review process. OPTIMUM TIME UTILIZATION IS TO COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE DELAYS. Hope information is helpful. Member 505570 USMC-Retired-Investor 02.20.2010 @ 08:12 AM ET.	I really appreciate your advice. So far the only thing requested of me to verify is my email and they are currently in the process of verifying my bank account. I will contact them first thing monday to see what else is needed so I can provide it them. Thank you once again!
your prosper loan is 30%?	The percentage rate is 30%. Thank you
What is the interest rate on your prosper loan? -Thanks in advance for your response.	The interest rate is 30%. Thank you for your interest.
I would just like to echo the other comments here on a job well done with your loan description. I will be investing in your loan. Keep up the good work.	Thank you!

Member Payment Dependent Notes Series 487253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487253	$14,000	$14,000	10.62%	1.00%	February 28, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487253. Member loan 487253 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,671 / month
Current employer:	Buffalo Ambulatory Surgery Center	Debt-to-income ratio:	22.39%
Length of employment:	3 years	Location:	Hamburg, NY

Home town:
Current & past employers:	Buffalo Ambulatory Surgery Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I have 2 major credit cards with high balances. ONe just raised its interest rate to 20.9. I have paid my bills on time and it just really bothers me that they would raise it like that...without even taking into consideration my credit score!!!

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	16
Revolving Credit Balance:	$17,256.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the Buffalo Ambulatory Surgery Center?	Type your answer here. R.N.
What is your occupation? Please explain your last delinquency.	Type your answer here. I am not sure if I answered this question or not, cause it didn't show on my profile... but, I am an R.N... and my last deliquency was when I was on maternity leave with my now 18 month old daughter...(I had Mommy-brain, totally slipped my mind!)!!!!!
Are you wanting simply a lower rate or are you planning to pay off your debts so that you no longer carry cc debt? What is the delinquency listed on your listing?	I would love to pay off my credit cards.... my husband and I would love to take vacations with our children (in the next few years...they are small) and we want to be somewhat free of debt, so we can accomplish this!
Sorry, I just noticed the title of your listing, so I take it that you want to end your cc debt. What changes have you already made toward that end? Please list your debts, rates, and payments. High or low, you been willing to pay interest on cc debt for a long time. What is motivating a change such that you no longer want the debt at all? Thanks in advance for your answers.	Lets see... (I have a installment loan from a failed In-vitro)..that will be paid off in December...417.00 a month. Bonton...balance $170?... Select Credit Acct....balance 934.00.. Then my 2 major credit cards...that i will be paying off...one has an 11 or 12%...and the other 20.9. The loan from Lending Club (if I get it)...will go to pay off those 2 credit cards. I hate having this debt over my head...my husband and I have been married for just about 10 years...we have children now..and we haven't taken a real vacation since having our children. We want to be close to debt free...so, we will be able to enjoy vacations with our children. I just received in my Target card statement today...if I were to continue to pay the minimum amt. every month...it would take me 30 years to pay off the balance!!! SOOO SOOOO depressing!!!
Congrats on the children and the desire to get out of debt. What changes have you already made toward preventing increased debt and reducing the debt that you have?	Type your answer here. Thanks!!!! I am attempting to pay cash for everything.....and think before I buy!!!! Do I really need this, do I really need that!!???! I am trying to pay more than minimum payment also!!!!
What are the balances and interest rates on the debts you're refinancing ? THANKS	Type your answer here. I wrote in teh previous answer my one balance is $934.00 (not exactly sure of this rate off the top of my head...probably 19%), I have a small store charge for $160.00 (19%), then the one Target card (with a 20.9% interest rate)..has about $8,000 on it.. Then the difference will go on my lower credit card with a 11.9.

Member Payment Dependent Notes Series 487274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487274	$7,500	$7,500	10.25%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487274. Member loan 487274 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,200 / month
Current employer:	US military army	Debt-to-income ratio:	14.83%
Length of employment:	2 years	Location:	ROCKVILLE, MD

Home town:
Current & past employers:	US military army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > I am an active duty army officer in the military medical school in Bethesda, MD. I have two credit card balances left over from my initial move to my current city. I want this loan to consolidate my debt and pay only one lower monthly payment. I make $4200/ month and my rent is $1800/month. I have never missed a credit card payment or bill payment. I always pay far more than the minimum payment on credit cards, and lately the payments have seemed to hurt my budget too much. My job is extremely stable. The military is short on officers, and I owe them 11 years back for undergraduate and graduate school, so they are unlikely to fire me.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,396.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description missing.	Credit card debt consolidation.
RE: $7,500 DC loan questions: (1)-U S Army Pay Grade is? (2)-Expiration Current Contract Date (ECCD) is when? (3)-On-screen application reflects 2 years active duty. Are you extending enlistment? Or are you reenlisting? THIS IS MINIMUM INFOREMATION REQUIRED TO ATTRACT PREDOMINATELY CIVILIAN LENDERS. Member 505570 USMC-Retired-Investor (Master Sergeant-Finance Office) 02.02.10 @ 06:20 AM ET.	1) 0-1 2) ECCD is 2023. 3) I am not enlisted. I am an officer.
Is this loan for consolidation or debt reduction? If reduction, what changes have you already made to reduce spending and lower debt? Please list your household expenses, including the debts and minimum payments. It will help your loan fund if you contact Lending Club to get your income verified.	Consolidation. I have already reduced spending. I have residual debt from my initial move to current assignment. Expenses: Rent= $1800/month Household bills=$400-500/month; credit card= $500/month
Your length of employment is 2 years yet you list yourself still as an O-1. When will you be promoted to O-2? Single w/ no dependents? If not, do your dependents add any income/debt to your household finances?	I am never going to be an 0-2 because I am in medical school in Bethesda, MD at USUHS and will be prompted to 0-3 when I graduate. My wife is in law school and does not add debt or income.
I am supporting your loan. Which specialty do you plan to enter? As a former Naval Medical Officer, best of luck to you.	I am a second year student, and have not quite decided yet. I have interests in most everything especially pathology, peds, radiology, ER, or surgery(all quite different, I know).

Member Payment Dependent Notes Series 487335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487335	$17,000	$17,000	10.99%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487335. Member loan 487335 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Wireless Ronin Technologies	Debt-to-income ratio:	17.84%
Length of employment:	3 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	Wireless Ronin Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I am using this load to get out of debt. I want to pay off all of my credit cards. I am a responsible person and I have excellent credit. I am a single mom with no help from my kids father and getting out of debt will help my children in the long run. I have been at my current job for 3 years. I left my previous job of 9 years to further my career and had the opportunity to increase my salary by 40%. I always pay my bills on time and have never defaulted on any loans. I own my own house and again, I have never defaulted on my payments. My job is as stable as any in this recession but the company that I work for is thriving. Thank you for giving me this opportunity, if you invest in me, you will not be disappointed. Peace~ Borrower added on 02/22/10 > I apologize for the typo I meant 'I am using this loan to get out of debt'.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,753.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Wireless Ronin Technologies?	I am a Quality Assurance Engineer in Minneapolis, MN . My responsibilities include testing complex software products. I have been in this profession for the last 15 years.
What were the recent credit inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	No, the most recent inquiries were when I refinanced my home for a lower percent which I was able to do.
Can you contact Lending Club and verify your income?	Of course I can. I'm not sure who I would contact to verify this any help would be greatly appreciated.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Thanks for the question - I hope this helps: First of all, I would like to let you know that the monthly income of $6300.. does not include child support. I receive another two thousand/month for that so my monthly income is really $8300.00 Mortgage: 1300.00 Tuition - Private school 700.00 Car Loan 300.00 Car Insurance 103.00 401K - 200.00 Employee Stock Option Plan - 300.00 Health Insurance - 200.00 Dentist - 40.00 Extra Life insurance 100.00 Cable/Internet- 170.00 Phone - 200.00 Gas 89.00 Electric 79.00 Garbage 40.00 Pet Insurance 21.00 Band payment 40.00 Gym 40.00 4 credit cards - 600.00 Groceries 600.00 Dining out - 300.00 Clothes - 400.00 Gas - 600.00 Snow Removal - 40.00 Medial/Pharmacy cost - 50.00 Please let me know if you have other questions

Member Payment Dependent Notes Series 487348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487348	$5,000	$5,000	10.99%	1.00%	February 26, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487348. Member loan 487348 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Post Office	Debt-to-income ratio:	6.55%
Length of employment:	10+ years	Location:	Mesa, AZ

Home town:
Current & past employers:	Post Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > needed to gap my way through regular bills and unexpected medical bills.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	46
Revolving Credit Balance:	$958.00	Public Records On File:	1
Revolving Line Utilization:	12.10%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 487396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487396	$15,000	$15,000	13.11%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487396. Member loan 487396 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	CGI Inc	Debt-to-income ratio:	16.69%
Length of employment:	10+ years	Location:	Simpsonville, SC

Home town:
Current & past employers:	CGI Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > Downsizing House, Need Cash for closing and getting new house. Borrower added on 02/22/10 > I have offer on House and need to close this week. My monthly fix expenses are 65% of my monthly salary. This includes my Mortgage, Debts payment, and utility bills.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	16
Revolving Credit Balance:	$26,519.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CGI Inc and what do you do there?	CGI Inc is IT Consultancy company with $6B annual revenue and 26000 members. You can check www.cgi.com I am with the company for last 12 years and at the Director consulting level. I handle multiple projects/accounts. I have IT management skills which I prectice day-to-day basis.
what are your monthly income and expenses?	Information already provided.
Can you explain and/or breakdown the $26.5K in revolving debt?	I have two Credits Cards One with 15,000 outstanding Other with 10K outstanding Rest 1K+ is revolving regular charge cards which should go off soon.
is monthly expenese 65% of gross income?	65% of what I get in hand after all the deductions..

Member Payment Dependent Notes Series 487402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487402	$15,000	$15,000	13.11%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487402. Member loan 487402 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	NY Presbyterian Hospital	Debt-to-income ratio:	11.92%
Length of employment:	6 years	Location:	Forest Hills, NY

Home town:
Current & past employers:	NY Presbyterian Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > We are hard working people and wanted to share our special day with our closest family and friends. We both work in healthcare - as a paramedic and a patient advocate - passionate about helping others doesn't help your bank account!

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	45
Revolving Credit Balance:	$14,383.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at NY Presbyterian Hospital?	Manager
Congratulations on the wedding! What is your job (more specific than manager) at NY Presbyterian? How much debt and income will your spouse bring into the marriage?	Hi There - I am a project manager in a department responsible for strategic planning across 5 hospital campuses to positively impact the patient experience. We actually already are married - just got married. He brings a 40,000 a year job, 265 dollar a month car payment, and about 5000 in total debt. We had to put a lot of the wedding stuff on credit cards because of family that lived overseas - we really wanted them to be part of our big day.
Revolving Credit Balance $14,383.00 How much of this is being paid off with the loan?	The whole thing - we'll then be credit card debt free.

Member Payment Dependent Notes Series 487405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487405	$4,000	$4,000	7.51%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487405. Member loan 487405 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,200 / month
Current employer:	Pappardelle's Pizzeria	Debt-to-income ratio:	16.50%
Length of employment:	2 years	Location:	Plainview, NY

Home town:
Current & past employers:	Pappardelle's Pizzeria
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I plan to use these funds to fix my car so it will be more convenient for me to get to school and get my education to better myself. I am a good borrower because I am always on time with my payments and I have a very stable job that pays me $2100 monthly. This loan will be a very big help for me to finish my education.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,053.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pappardelle's Pizzeria?	I am a delivery guy from thursday to sunday working 35hours and averaging $110 in tips a day with a gauranteed $204 in check a week. It is a very busy Pizzeria/Restaurant.

Member Payment Dependent Notes Series 487438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487438	$10,750	$10,750	7.51%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487438. Member loan 487438 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Pattie A. Clay Hospital	Debt-to-income ratio:	12.86%
Length of employment:	10+ years	Location:	Richmond, KY

Home town:
Current & past employers:	Pattie A. Clay Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,486.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pattie A. Clay Hospital?	As stated in the application, I am a clinical dietitian.
NO DETAILS ='S NO INVESTMENT. If you want to attract investors to lend $$ to your Small Business provide details. HINTS: Start-up? Established? "BrickS-and-Mortar"? Internet? Both "Bricks-and-Mortar" and Internet? Products? Services?, et al. Member 505570 USMC-Retired-Investor 02.02.10 @ 05:41 AM WT	I currently work in a hospital as a clinical dietitian and plan to keep my job. I have flexible hours.
Please answer the following- (1) what is your current job and do you plan to continue it when you have your small business, (2) what is the purpose of this loan, (3) what are your other itemized $ monthly costs - mortgage, utilities, phone, internet, car, child care/tuition, other debt/credit card payements as applicable? Thanks for your answer to all three Qs...	an artisan shop in a new shopping center. The products will be on a consignment contract with local artists.
What are the balances and interest rates on the debts you're refinancing ? THANKS	I have a credit card debt of 5800.00 which has a locked in rate of 3.9%. My husband and I have one auto loan for 5% with a balance of 17000.00. Our home is our only other debt. thanks
What kind of business do you want this loan for, please? Thank you.	an artisan shop in a new shopping center which has lots of customer traffic. Inventory will consist of local artists items which will be on a consignment basis.
Thank you. As Lenders we do not have access to your entire application, so we sometimes have questions. This loan is designated a Business Loan - is this for an existing business, or a start up? Thank you in advance.	Thank you, I didn't realize that

Member Payment Dependent Notes Series 487451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487451	$15,000	$15,000	16.07%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487451. Member loan 487451 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Music Warehouse	Debt-to-income ratio:	9.33%
Length of employment:	1 year	Location:	owings mills, MD

Home town:
Current & past employers:	Music Warehouse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I will pay this off within 15 months

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,375.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Music Warehouse?	Im a managing two locations, in greater baltimore area.
RE: $15,000 REFI loan: Position (JOB/What you do) @ Music Warehouse? Member 505570 USMC-Retired-Investor 02.20.2010 @ 05:20 AM ET	Im a Manager, i manage two locations of music warehouse.
Please list all your debts (types/balances/APR's) and indicate which ones on the list will be paid off with this loan? Thank you in advance.	I have two citi credit card which hold a balance of $7000 each and the interest rate will start kicking in by end of the month.
How did you accumulate the $16K debt?	I stopped working when i started law school so i paid my tution with my credit cards.

Member Payment Dependent Notes Series 487457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487457	$12,000	$12,000	10.99%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487457. Member loan 487457 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,504 / month
Current employer:	IGT - International Game Technology	Debt-to-income ratio:	23.51%
Length of employment:	8 years	Location:	Reno, NV

Home town:
Current & past employers:	IGT - International Game Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I want this loan to refinance my debt and I'd rather the interest go to savvy-minded individuals than corporate credit companies that love loop-holes. I began as an entry-level accountant and have increased my pay 150% over eight years with the same company. I began my budget in 2002 and have no delinquencies. I need this one chance to get the foothold I need to get out of debt the right way (no bankruptcies for me!!). Borrower added on 02/27/10 > So, I am 7 days toward funding my loan and over 50%! I am truly amazed at the generosity of the investors and want to thank all of you who choose to help others in this way. I am very excited when I consider that I am this close to reaching my goal!

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,083.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your decision to get out of debt! How did you get into debt?	I got into debt by making a lot of bad decisions on some "great credit offers." My family did not have finances of any sort and, unfortunately, I wasn't very knowledgeable regarding the right way to manage my own money. They did instill in me hard work and a great moral character. I am glad to see Jr Achvment and other educational programs offered to younger adults. This information and knowledge will hopefully give them the upper-hand. I wish these were available in SD!
Greetings from Dallas, TX. Spent a few years in your neck of the woods and know IGT well. Best wishes on your loan. I'll be partially funding.	I am truly grateful. Thank you for choosing to help others in this way - it is commendable.

Member Payment Dependent Notes Series 487464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487464	$10,000	$10,000	11.36%	1.00%	February 26, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487464. Member loan 487464 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,688 / month
Current employer:	Abel-Womack	Debt-to-income ratio:	9.73%
Length of employment:	10+ years	Location:	Bristol, CT

Home town:
Current & past employers:	Abel-Womack
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > I'm looking for this loan to consolidate bills @ a lower rate.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,010.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Abel-Womack and what do you do there?	We are one of the largest material handling companies in the north east. Primaraly we are a Raymond forklift dealer.The electric forklifts you see in home depot,we also are a dealer of Kardex Remstar A storage comp-ression systems, I run the south shop, I supervise technitions in the reconditioning of used equipment rentals and repair of cusomer equipment.I hold all technical Certifcations Ie,raymond KardexRemstar and Welding (vertical SMAW) I hope I answered your questions. thank you. Robert
Is this loan for consolidation or reduction? Please list the debts you are wanting to transfer to this loan, and rates and minimum payments. Assuming reduction, what actions have you taken to change spending habits and reduce debt? Thanks	More for consoldation I wish to pay off my credit card It seems to be a losing baddle. I bought a 03 lincoln with my savings and wish to put it back.I live with in my means If your wondering. My 95 caddy has 180 thou on it.so I got a good deal on the lincoln with 64 thou on it.The only other major debt I have is my bike is 360. monthly thanks Robert
How much debt are you consolidating? What is your plan for avoiding additional debt while paying the loan off? Thanks	I have rent of 500.00 month 150. in utilties 360. on my bike. 100. in insurance. I owe 3gs on a credit card wich I will pay off with this loan. My 95 caddy has almost 180 thou on it. I bought a 03 lincoln for 6gs and want to replenish my savings acount with the rest of the loan. I take care of my parents needs as they arise I woud'nt be looking for the loan if I coud not handle it. my bank of many years offered 18% so I'm shopping. Thanks Robert

Member Payment Dependent Notes Series 487479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487479	$15,000	$15,000	13.85%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487479. Member loan 487479 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	EMC Corporation	Debt-to-income ratio:	12.33%
Length of employment:	10+ years	Location:	san diego, CA

Home town:
Current & past employers:	EMC Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$385,489.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EMC Corporation and what do you do there?	EMC is one of the leaders in the information tecnology market with over 44,000 employees world wide. I am a enterprise account executive for them
I notice several recent inquiries - what were they for, and did any of them result in new credit cards or loans? Thank you in advance.	I have not applied for any new credit cards. I just refinanced by loan with chase into a 30 year fixed rate
Revolving Credit Balance $385,489.00 Please clarify with some details.	$385,000 is a home equity loan.
Can you contact Lending Club and verify your income?	yes, that is fine. who do I contact?
Can you explain the delinquincy 28 months ago?	I didn't think I had any delinquicys

Member Payment Dependent Notes Series 487483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487483	$10,000	$10,000	13.11%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487483. Member loan 487483 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Apex Systems Inc.	Debt-to-income ratio:	22.91%
Length of employment:	< 1 year	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Apex Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > I am moving from the DC Metro area to Arizona for a job I start on March 8th! This is a great opportunity for me to progress in my career, from recruiting to project management. My new job affords me a 10% pay increase, a massive reduction in cost of living expenses, and the opportunity for my son to be near his father and our respective families. I'm utilizing this loan for relocation expenses, so I can better my family's situation! Borrower added on 02/21/10 > Good morning! I want to say a very heartfelt thank you to each of you who has decided to invest in me! It means a lot for me to be able to get back to Arizona, so my son can grow up with his family, and I can make the next upward step in my career. Again, thanks very much to each of you!

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,140.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Apex Systems Inc and what do you do there?	Apex Systems, Inc. is an IT staffing firm. We support a wide range of companies, from commercial clients to large government integrators, in meeting their staffing needs. I am a recruiter, specializing in hiring IT professionals of varying expertise, with Top Secret and higher government clearances.
Will you be in a different position, with the same employer after the move?	Unfortunately, I will not be able to remain with my current employer. I was employed with my previous employer for a year-and-a-half before I was laid off last summer. Prior to that, I was employed for over 3 years at the same company, taking posiitons of progressive responsibility. I plan to remain at my new employer long-term (5+ years).
what are your monthly expenses? please include taxes.	Rent - $1000 Phone - $100 Utilities - $200 Car Loan and Insurance- $415 Student Loans - $300 Taxes - $300 Credit Cards (will be paid off after relocation) - $100

Member Payment Dependent Notes Series 487488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487488	$15,000	$15,000	12.73%	1.00%	February 28, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487488. Member loan 487488 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Schmid Broaddus Nugent Gano	Debt-to-income ratio:	11.41%
Length of employment:	3 years	Location:	el paso, TX

Home town:
Current & past employers:	Schmid Broaddus Nugent Gano
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,246.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Schmid Broaddus Nugent and what do you do there?	It is an Accounting Firm and I am a CPA
Please tell us what this loan is for - the Title "Real Estate" is not very specific. Thanks!	Fixing a house in which I will be selling for profit. Regards,

Member Payment Dependent Notes Series 487506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487506	$5,000	$5,000	7.51%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487506. Member loan 487506 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	12.77%
Length of employment:	2 years	Location:	HYDE PARK, MA

Home town:
Current & past employers:	United States Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > These funds will go toward road racing, a hobby of mine that I'm very passionate about. I never spend above my means. I only borrow what is absolutely necessary to further my safety and enjoyment in my sport. I work for the government. If that isn't stable enough. My reviews since my hire have been rated as outstanding every quarter.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,326.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kinda of road racing do you do? What do you run?	Motorcycle road racing up at Loudon, NH. Currently I'm running in Middleweight Superbike with a 2001 Suzuki Gsxr 600 in the Champion Cup Series. Looking to update the equipment.

Member Payment Dependent Notes Series 487529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487529	$8,500	$8,500	14.22%	1.00%	February 26, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487529. Member loan 487529 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Lyle Engineering Group Inc	Debt-to-income ratio:	20.75%
Length of employment:	7 years	Location:	TARPON SPRINGS, FL

Home town:
Current & past employers:	Lyle Engineering Group Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > Thank you for taking the time to review my loan request. I am a single father of two who is looking to payoff some credit cards in a timely manner so I can improve my credit score and buy a house for me and my family. I have been employed by the same company for 7 years and in the same field of business for the past 18 years. I have never been fired or laid off and we have already secured enough work for the next two years. If funded I plan to use this money to pay-off some high interest credit cards and reduce my monthly payment which will allow for me to save more money. My monthly income is $3200.00 and my monthly debts are : Credit cards: $400.00 Car and Insurance: $450.00 Boat and insurance: $325.00 Child Care: $250 Food, Gas and Entertainment: $500 Rent: $300 (includes Utilities) Cell Phone: $100.00 Student Loans: $100.00 Life Insurance: $50.00 Total Expenses: $2475.00 Available Monthly funds for savings: $725.00 Again I would like to thank you for taking the time to review this request. I decided to use this method of obtaining a loan because I would rather put my hard earned money into the pockets of indiviuals than that of Bank CEO's bonuses.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,377.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Lyle Engineering Group Inc?	I am a project Manager/Designer. I design HVAC/Plumbing and Fire Protection systems primarily for educational facilities and commercial buildings. I am responsible for projects from concept to completion.
RE: $8,500 DC loan: You obviously researched active loans currently available for lenders potential investment. Excellent presentation of necessary information for lenders to make an informed decision and invest $$ in your loan. My questions are: (1)-Position (job/what you do) @ Lyle Engineering Group LLC? (2)-TransUnion Credit Report reflects credit payment delinquency 13 nonths ago. Circumstances were? (FYI: Lenders view condensed version TransUnion Credit Report that reflects TOTALS of various line items. i.e., delinquencies within past 6 months and 24 months. Lenders have NO way of knowing what were INDIVIDUAL delinquencies. Obtain FREE copies, Equifax, Experian and TransUnion credit report to determine that individual credit provider information. Your TransUnion Credit Report credit score is within 660-678 range.) Member 505570 USMC-Retired-Investor 02.21.2010 @ 07:35 AM ET.	I am an HVAC/Plumbing/Fire Protection Designer responsible for all phases of the project from conception to completion. My primary area of work is educational facilities K-12 Schools and Renovations and commercial/Government buildings. The account that was delinquent 13 months ago is a Joint Credit Card with my mother. She was having some financial difficulties and missed the payment I have since taken over all responsibilities for paying the account. Part of the funds from this loan if funded wioll go to paying the account off. It is not losted as part of the $4377 shown for revolving credit for some reason the balance is $2900. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 487589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487589	$8,000	$8,000	10.62%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487589. Member loan 487589 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Brown and Caldwell	Debt-to-income ratio:	11.29%
Length of employment:	2 years	Location:	WALNUT CREEK, CA

Home town:
Current & past employers:	Brown and Caldwell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > Paying off vehicle expenses and moving expenses. Borrower added on 02/23/10 > I am a good borrower to invest in because with this loan my goal is to raise my credit score for future investments. I have been very careful with my money decisions since I have graduated college. With my future move, I am going to be able to have a well established budget to stay on top of this loan every month. I currently work at a great company and have no worries with my job stability. Thank you!

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,643.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Brown and Caldwell and what do you do there?	Brown and Caldwell is an Environmental Engineering Firm in Walnut Creek, CA and I do Administration work there. I run the front desk and format proposal letters for the engineers (along with many other administration tasks).

Member Payment Dependent Notes Series 487604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487604	$7,800	$7,800	11.36%	1.00%	February 26, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487604. Member loan 487604 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	JMK Builders Inc.	Debt-to-income ratio:	7.89%
Length of employment:	7 years	Location:	SOUTH PLAINFIELD, NJ

Home town:
Current & past employers:	JMK Builders Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > With this loan I plan to payoff all my credit cards,and have one payment instead of 4.I'm trying to strenthen my credit rating and get rid of the debt.I pay on time every month and have a secure position at my employer.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	31
Revolving Credit Balance:	$15,985.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JMK Builders Inc. and what do you do there?	JMK Builders inc. is a home building/remodeling company where I work as a carpenter.
How confident do you feel about your employer's business and your ability to repay this loan should the business slow further? Thank you.	Even when it was at it slowest last winter due to the economy,I still worked 40 hours a week.We just did smaller jobs to keep going so i'm pretty confident about the buisness.
Can you contact Lending Club and verify your income?	Yes

Member Payment Dependent Notes Series 487618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487618	$1,200	$1,200	13.48%	1.00%	February 25, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487618. Member loan 487618 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$625 / month
Current employer:	UCLA Parking Services`	Debt-to-income ratio:	21.44%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	UCLA Parking Services`
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I desperately need to get some major repairs on my car since I am graduating and going on job interviews around LA, where public transportation is not reliable.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,235.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at UCLA Parking Services?	I am a student parking assistant. My job duties vary, but usually I work at an on-campus kiosk or the medical center providing information, directions, and selling and assisting customers with daily parking permits. We are often the first campus service visitors encounter, so we strive to provide useful information and make UCLA look good!

Member Payment Dependent Notes Series 487629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487629	$6,000	$6,000	14.22%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487629. Member loan 487629 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	FXFOWLE	Debt-to-income ratio:	15.65%
Length of employment:	4 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	FXFOWLE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	77
Revolving Credit Balance:	$13,800.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FXFOWLE and what do you do there?	I'm an architectural designer. FXFOWLE is one of the top 10 firms in NYC, with a focus on large scale, sustainable projects.
What is FXFOWLE and what is your position there?	It's a leading architecture and urban planning firm in the US, and has a strong focus in sustainability.
Can you please tell us how much is your outstanding debt (credit cards any other), avg interest rate you pay today and how you will use the loan funds.	i have about $10,000 total, $6,000 with higher interest rates (upper 20%), and the other $4,000 with lower interest rates, i still would like to use these on occasion (flying, rental cars, etc.), and can budget to pay these down. However, the $6,000 loan i would use to transfer the high interest debt (and close the cards completely). The 3 year term sets a very solid payoff schedule, which seems a much smarter plan at managing my debt than leaving it in credit cards subject to variable interest rates.

Member Payment Dependent Notes Series 487680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487680	$10,000	$10,000	9.88%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487680. Member loan 487680 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Broward County	Debt-to-income ratio:	6.24%
Length of employment:	1 year	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	Broward County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > I am working on my Master's full time and would like to consolidate my debt before I graduate.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,991.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please answer the followining- 1) What is your job? 2) SInce you've only been employed for 1 yr, what was your previous employment or schooling? 3) What are the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due 4) other itemized $ monthly costs including rent, utilities, phone, internet, car/transport costs, student loans as applicable? Thanks for your answer to these 4 Q...	1. I work full time for Broward County Animal Services (In Fort Lauderdale, FL) 2. I moved to FL for grad school a year ago. Prior to that, I have a B.S. in Meteorology and worked the previous 3 years in an FAA contract weather office. 3. The debts I have are credit card debts accumulated over the past few years between moving, changing jobs, and books for school. I had also taken a small personal loan from my bank to cover rent and security before I was able to find employment in FL. I pay about $100 per month on each bill, totaling about $400/month altogether. The interest rates are about 11% on the credit and 9% on the loan. 4. I have no student loans. My rent payments are $1350/month, $100 for utilities, $150 for phone/internet. As far as transportation, I live only a couple of miles from my workplace, so driving is at a minimum.

Member Payment Dependent Notes Series 487706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487706	$16,000	$16,000	13.85%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487706. Member loan 487706 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	IBM Austin	Debt-to-income ratio:	14.01%
Length of employment:	10+ years	Location:	Cedar Park, TX

Home town:
Current & past employers:	IBM Austin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > I was recently hospitalized for 10 days and even after insurance paid their share, I was still owning a few thousand dollars. I want to pay this off as well as consolidate a of credit cards into 1 loan. The loan payoff is 3 years but I expect to pay it off sooner.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	72
Revolving Credit Balance:	$7,915.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at IBM Austin?	I am an advisory software engineer. Team lead for security software development.
Please list all the debts/credit cards you plan to pay off with this loan. Please include current balances on each, current APRYs, and AVERAGE MONTHLY PAYMENT (NOT THE MINIMUM) Also, please describe the delinquency on your credit profile 72 months ago? -Thanks in advance for your response.	Bank of America - $3000 (200/month) (11.9%) Capital One Loan - $5100 (425/month) (15.9%) Barkley Visa - $2150 (150/month) (23.5%) Cedar Park Medical Center $6000 (300/month) No interest No excuse for my delinquency. I made an error in judgement by taking a large sum from a credit card to make a 'sure thing' investment. It failed and I got behind on my Capital One credit card. I caught up and paid it off and was able to get a home improvement loan from Capital One a few years ago.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, car, utilities, and other household expenses as applicable? Thanks for your answer to this Q...	Mortgage = $1466.00 Car = $322.23 Utilities (electric, gas, water) = 250 (water fluctuates in the summer when I water the lawn) Gas for car = 116 Satellite TV = 79.00 Internet service = 56.78 Mobile Phone = 107.00 Food/Living Expenses = 500
Can you contact Lending Club and verify your income?	Yes. I will contact Lending Club right away to verify my income.

Member Payment Dependent Notes Series 487723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487723	$14,500	$14,500	21.64%	1.00%	February 28, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487723. Member loan 487723 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:		Debt-to-income ratio:	24.06%
Length of employment:	< 1 year	Location:	bronx, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > thanks four this loan. Borrower added on 02/23/10 > whate do you need more

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,441.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Type your answer here.i work four company I Make those income
RE: $15,000 "OTHER" category loan questions: (1)-Source(s) $5,000 per month gross income is? If self-employed occupation? Business type- wholesale, retail, products, services, et al. (2)-Provide DETAILS concerning PURPOSE of $15,000 loan, i.e., $$ will be spent to do what specifically? Your loan request is 1 of 274 currently listed. Lenders are NOT clairevoyant mind-readers; to attract lenders $$ provide useful information. Member 505570 USMC-Retired-Investor 02.21.2010 @ 06:47 AM ET.	Type your answer here.am a trock driver i have a unione i make $35.00 four hour.
It is going to be very hard to get enough people to give you money without telling us what you want the money for. Also, I see that you have 9 inquiries in the last 6 months! Did any of these result in new credit cards or loans? What are your monthly expenses? Can you tell us about your employment? I like investing in higher-rate investments like your loan but I simply can't without any information! Good luck!	Type your answer here.i want too pay all my credit carte and having one bill four month.
Loan Description? Employer or source of income?	Type your answer here.i worke four company.
When there is no description, no employer, and questions go unanswered, I pass.	Type your answer here.my copany name is FCV SEWER WATER Inc.
You do not have an employer listed but you have $5,000 monthly income. What is the source of your income? Also, I am curious as to the amount of education you have completed and how your education is used to obtain your monthly income.	Type your answer here.my company is FCV SEWRE WATER Inc. i work four 5 years.
CAN YOU OFFER SOME INSIGHT AS TO WHAT YOUR SOURCE(S) OF INCOME ARE AS WELL AS YOUR PLAN FOR WHAT YOU WILL USE THE FUNDS FOR?	Type your answer here.am tired pay too many i wante to make one bill four month.
The loan purpose is classified as other. What is this loan for?	Type your answer here.i wante too have one month bill.
Can you please provide some details regarding how you plan to use this loan?	Type your answer here.pay all my credit cart havin one bill four month
Hi, please list your employer or source of income. What were you doing prior to your current employment? What is the purpose of this loan?	Type your answer here.personal loan.
Is English your 2nd language? If so, how long in America?	Type your answer here.yes my English is 2nd Language? I been her 11 yerse in America.
It might help if you print all these questions out and go to your local library. Someone there who speaks and writes in english can help you answer these questions. That way, everyone benefits. Good luck.	Type your answer here.I WORK FOUR 5 YEAR
How long have you worked for FCV SEWER WATER Inc.?	Type your answer here. I WORK FOUR FCV SEWER WATER FOUR FIVE YEAR.
since you cannot spend the extra time and use spell check, why should we trust you to take the time to pay for this loan? You are competing against 200 loans and you are doing a horrible job positioning yourself for funding.	Type your answer here.you know why am taking this loan too pay all my crdit cart and to have only one paymanet on the month.

Member Payment Dependent Notes Series 487755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487755	$1,500	$1,500	12.73%	1.00%	March 2, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487755. Member loan 487755 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,253 / month
Current employer:	Concord Publishing House	Debt-to-income ratio:	17.80%
Length of employment:	< 1 year	Location:	CAPE GIRARDEAU, MO

Home town:
Current & past employers:	Concord Publishing House
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > I am in need of a loan in order to buy a used Car. Borrower added on 02/21/10 > I am looking for a loan to buy a used car. It is a 1995 Chevy Camaro. I have most of the funds saved up for the car but need $1500 to make up the difference. I have a stable job and would have no problem making the payments to this loan.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,614.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Concord Publishing House?	I am a web developer.

Member Payment Dependent Notes Series 487777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487777	$4,750	$4,750	10.25%	1.00%	February 25, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487777. Member loan 487777 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,600 / month
Current employer:	LAUSD	Debt-to-income ratio:	20.42%
Length of employment:	10+ years	Location:	Downey, CA

Home town:
Current & past employers:	LAUSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,140.00	Public Records On File:	1
Revolving Line Utilization:	60.50%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is LAUSD and what do you do there?	Los Angeles Unified School District - Teacher Coordinator ( Teacher for 10 years - Coordinator for 3 years)
Can you please elaborate on your $61K revolving credit balance? How do you foresee this loan of less than $5K improving your debt situation?	I do not have a revolving balance of 61K. I have a home loan that is not revolving. I owe 20k in revolving credit with higher interest rates due to the govt. changes. I would appreciate a loan of at least 20k at the 10% interest to assist me in paying off this amount in 3 years. Unfortunately, I am not being given this chance and will only be able to bring down the balance at a minimal amount. It will take me longer to pay off the 15k left at the higher interest rates. If possible, please see my payment history as I make every attempt to pay on time. Thanks.

Member Payment Dependent Notes Series 487781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487781	$7,200	$7,200	11.36%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487781. Member loan 487781 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Toro-Aire, Inc.	Debt-to-income ratio:	7.15%
Length of employment:	6 years	Location:	Downey, CA

Home town:
Current & past employers:	Toro-Aire, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > Thanks for your assistant.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,379.00	Public Records On File:	1
Revolving Line Utilization:	35.70%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Toro-Aire, Inc. and what do you do there?	Air Conditioning / Refrigeration - Purchasing Manager

Member Payment Dependent Notes Series 487786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487786	$6,900	$6,900	9.88%	1.00%	February 26, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487786. Member loan 487786 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,957 / month
Current employer:	University of New Hampshire	Debt-to-income ratio:	16.81%
Length of employment:	10+ years	Location:	NEWMARKET, NH

Home town:
Current & past employers:	University of New Hampshire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > This loan wil be used to payoff a fairly high interest personal loan that I used to payoff very high interest rate credit cards. All of my credit card accounts are paid in full. I have an excellent payment history on all revolving and installment accounts, always paying on time or early. My monthly living expenses amount to 18%-22% of my monthly net income. My job is very stable, having been employed in the IT department of a state university for 22 years.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	32
Revolving Credit Balance:	$150.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's) and indicate which ones on the list will be paid off with this loan. Thanks!	Thanks for your inquiry. Here's the information: Personal loan/$6,844.00/30.99% Student loan/$9,266.00/3.5% Student loan/$7,821.00/3.5% Student loan/$567.00/3.5% Auto loan/$7127.00/10.808% This loan will be used solely to pay off the $6,844 personal loan. Let me know if you have any further questions.

Member Payment Dependent Notes Series 487864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487864	$14,000	$14,000	13.48%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487864. Member loan 487864 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,450 / month
Current employer:	COMMUNISPACE CORP	Debt-to-income ratio:	20.06%
Length of employment:	2 years	Location:	BOSTON, MA

Home town:
Current & past employers:	COMMUNISPACE CORP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > I'm using this loan to pay off all my credit card debt in one lump sum. I am tired of trying to pay it off especially with increasing interest rates. Thank you for your support. Borrower added on 02/22/10 > Thank you so much for the support already provided. I want to assure you that I can responsibly pay back the loan amount. Please see attached monthly budget below. Gross Income per Month +3,450.00 Expenses per month "Active and Speedy" Loan -474.94 Car -200.00 Car Insurance -120.00 Gas -80.00 Groceries -120.00 Internet and Cable -30.00 Phone Bill -70.00 Rent -630.00 Utilities -30.00 Miscellaneous (Restaurant, movies, etc.) -200.00 Balance after less expenses per month +1,495.06 Borrower added on 02/26/10 > I really want to take this time to thank everyone who has already invested their money to help me consolidate my debt. Thanks so much and appreciate your support!

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,211.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is COMMUNISPACE CORP and what do you do there?	Communispace Corporation is a company that helps companies learn more about and engage with their customers through online customer communities. Our clients include Hilton, Hallmark, Unilever, HP, BestBuy, Avon, Home Depot, IHG, Novartis, just to name a few. My title is the "Associate Community Manager" and I manage online communities of 300 of my clients' customers, interact with members to build relationships and create vibrancy in the communities, handle member complaints, and analyze research data and write actionable insights for my clients. If you'd like to learn more about the company or what I do, feel free to visit: http://www.communispace.com. Thanks for your question!
What monthly payment are you currently making on the debt you are replacing with this loan?	Great question! Please see below: Credit Card / APR% / Minimum Due per month / What I pay per month CC1 / 24.44% / $300 / $550 CC2 / 18.99% / $85 / $105 CC3 / 22.90% / $60 / $80 CC4 / 28.99% / $50 / $70 CC5 / 24.90% / $40 / $60 Total Minimum per month = $535 What I pay per month = $865 As you can see, I???m trying really hard to pay these credit cards but my interest (APR) is off the roof! I want to be able to pay it off in one lump sum with this loan. Then, I only have to worry about paying off the loan in 3 years, in comparison to what could be 6???7???8??? years from now. Please help support this. I really can not wait to pay off my credit cards and literally cut these plastics in half! Thanks for your support! Feel free to ask any additional questions.

Member Payment Dependent Notes Series 487873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487873	$5,050	$5,050	12.73%	1.00%	February 25, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487873. Member loan 487873 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Levine Plotkin & Menin, LLP	Debt-to-income ratio:	20.52%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Levine Plotkin & Menin, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Hello, I plan to use this loan to finance higher-interest debt. Two of my credit cards were recently bumped up to 18% APR and I'd like to get them paid of ASAP. This loan will help me save a little bit of money in addition to lowering my monthly payments. I am a good candidate because I have not defaulted in any of my accounts and I also have a secure job that I have been in for the past four years. Additionally, I get temp work throughout the year to supplement my income.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,485.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for answers to both Qs...	$2,700 net take home after health insurance, transportation and taxes -120 utilities -750 rent -630 credit card payments -200 food and groceries -180 student loans = 820 Net after bills Inclusive of cc payments above all of which are more than minimum payments due: Acct #1: monthly pymt of $103 (APR bumped to17.99) Acct#2: monthly pymt of $50 (APR bumped to 16.24) Acct#3: monthly pymt of $40 (18.00 APR) I would use the loan to payoff the above-referenced three accounts all of which amount to $194 p/m. The monthly loan repayment is less than that. The loan would free up more money p/m and I would also save on interest charges. Additionally, I occasionally pick up shifts helping out friends at bars/restaurants, etc. supplementing my income.

Member Payment Dependent Notes Series 487881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487881	$6,250	$6,250	7.88%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487881. Member loan 487881 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	0.26%
Length of employment:	< 1 year	Location:	East Brunswick, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I am self employed. I own a Senior Helpers franchise in Pennsylvania (second highest retiree population in the country). Expect to break even shortly. Loan will be for working capital (rent, office staff, and such).

Member Payment Dependent Notes Series 487900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487900	$15,000	$15,000	10.25%	1.00%	March 2, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487900. Member loan 487900 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	PricewaterhouseCoopers	Debt-to-income ratio:	14.44%
Length of employment:	6 years	Location:	miami, FL

Home town:
Current & past employers:	PricewaterhouseCoopers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > My job is extremely stable and my income is more than enough to cover the required payment. The funds will be used to cover some wedding expenses that are required up front. I am a very responsible individual and my credit score further reflects this trait.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,432.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at PricewaterhouseCoopers?	I am an Assurance Manager
Please provide further details on what the money will be used for.	The funds will be used to cover some upcoming wedding expenses.
Hi - what is your outstanding credit card debt from? Thanks.	My outstanding credit card debt is primarily from tuition costs. I was required to attend numerous graduate level courses over the past few months for licensing purposes.
Does the word "temporary" in the title mean that you would be repaying the loan early?	The word "temporary" simply references my desire for a borrowing over a shorter duration (3 years).

Member Payment Dependent Notes Series 487906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487906	$11,200	$11,200	7.88%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487906. Member loan 487906 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	west herr automotive group	Debt-to-income ratio:	22.49%
Length of employment:	10+ years	Location:	Cheektowaga, NY

Home town:
Current & past employers:	west herr automotive group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,472.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is west herr automotive group and what do you do there?	WHAG is the largest auto group in the western portion of new york with 14 dealerships . I am a tech (mechanic)

Member Payment Dependent Notes Series 487918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487918	$3,000	$3,000	10.99%	1.00%	February 28, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487918. Member loan 487918 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,575 / month
Current employer:	BAE Systems	Debt-to-income ratio:	15.50%
Length of employment:	2 years	Location:	York, PA

Home town:
Current & past employers:	BAE Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,754.00	Public Records On File:	1
Revolving Line Utilization:	40.50%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your position at BAE?	The loan is to complete several home repair projects. First step is to replace the outside central air unit before summer comes. My position at BAE Systems is Information Technology Special/Problem Coordinator and one of the acting project managers.
I notice you had a delinquencies 31 months ago. Will you tell us what that was about.	I honestly don't know what delinquency I had 31 months ago. The only thing that I can think of was when I had problems with school getting Salie Mae the proper information to get my loans into deferment.
Please explain the Public Record as well as the last delinquency? Thanks!	My employer went out of business after the attacks on September 11 and I had to file bankruptcy. As far as the last delinquency, the only thing that I can think of was when I had problems with school getting Salie Mae the proper information to get my loans into deferment after I decided to go back for my bachelors.

Member Payment Dependent Notes Series 487937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487937	$1,500	$1,500	10.99%	1.00%	February 25, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487937. Member loan 487937 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Clarks Nutritional Centers, Inc	Debt-to-income ratio:	20.43%
Length of employment:	10+ years	Location:	Redlands, CA

Home town:
Current & past employers:	Clarks Nutritional Centers, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > My daughter Jessica is a twenty year old college student who developed a serious health issue last year. She is recovering now, and would like to continue her studies as a neo-natal nurse. Mom and I have paid most of her bills, and this funding will enable us to pay her providers in full. We thank you in advance for considering our request.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1976	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,438.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Clarks Nutritional Centers, Inc? I see recent inquiries, what were they for and did any of them result in new credit cards or loans? Thank you in advance for your answers.	I work in the Buying Dept, and it's a great job. Took a small credit line at Best Buy in early December to replace the family tv which had broken. The last payment on that line of credit will be made this Friday, 2/26, then the account will be closed. Other inquiries were for the medical bill, but I decided to go with Lending Club. I would prefer to give the interest income to club members. Thank you very much for your interest.

Member Payment Dependent Notes Series 487968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487968	$16,000	$16,000	16.45%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487968. Member loan 487968 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	United Healthcare	Debt-to-income ratio:	17.48%
Length of employment:	10+ years	Location:	DAMASCUS, MD

Home town:
Current & past employers:	United Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > The money is for debt consolidation.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,023.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is United Healthcare and what do you do there? Loan Description?	Its an insurance company. I handle high dollar insurance claims for the company.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please answer all the following not already answered: what steps have you taken to get spending in line with income - why are you confident you will repay this loan please summarize the total of your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) can you explain why the loan amount is higher than the credit balance listed (14k) nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I'm confident I can repay this loan because the monthly loan payment will be significantly lower that what I'm paying monthly for all of my bills separately. I got in over my head in my youth adn I'm trying to get back on track. I work for large insurance company. Have been there for 16 years. I handle high dollar medical insurance claims.
monthly loan payment will be significantly lower that what I'm paying monthly for all of my bills separately Please detail balances, monthly pmt & APR for what you will be paying off. List any other debts that you will still be paying. Income - monthly expenses = ??	The total amount paid monthly is approx. $900 - $950. Should free up around $400/month

Member Payment Dependent Notes Series 487971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487971	$10,000	$10,000	7.51%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487971. Member loan 487971 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Christiana Care Health Services	Debt-to-income ratio:	15.92%
Length of employment:	4 years	Location:	hockessin, DE

Home town:
Current & past employers:	Christiana Care Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I gave an incomplete answer to a member who asked about the actual cost of the bookcases. The actual cost is 9.3k. These are custom built-ins to go in our family room on 3 walls. The loan amount is not for any additional projects or purposes.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,527.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Christiana Care Health Services and what do you do there?	Christiana Care is a large hospital system with the only Level 1 Trauma center in the state of Delaware. I am a Registered Nurse in the Emergency Department.
Hello. Your credit history shows that you have a revolving credit balance of $5,527. This would suggest that you are unable to payoff your credit cards each month fully. What is the source of this debt and are you continuing to accumulate further debt? Do you have additional debt such as home equity line, education loans, rental properties, etc.? Do bookcases really cost $10,000 or do you plan to use some of this money for other purposes including debt consolidation? Your answers are appreciated and will help me make a decision about investing in your loan. Wishing you the best.	I only applied under my name but I have a spouse that is an attorney and partner at her law firm. Her income is over 200k annually. Other than retirement and education funds for my children we have approximately 27k in liquid cash available. We are expecting a child and are holding on to our liquid cash at this time since we are entering uncharted territory. Our total liquid cash far exceeds our revolving debt. Other than this loan, we are not aquiring new debt. Thanks for your question and if you have any more feel free to ask.
Thank you for answering all my questions. Your answer has generated one new question. What happens when the baby is born? Does your wife plan on continuing to work? Wishing you the best with the bookcase and the new child.	She is going to continue working full time as am I. We have a family member who will be taking care of our child in our home. We are very fortunate in that regard. Thank you for the well wishes.

Member Payment Dependent Notes Series 488001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488001	$5,000	$5,000	10.25%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488001. Member loan 488001 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	precision machine	Debt-to-income ratio:	19.23%
Length of employment:	< 1 year	Location:	Conyers, GA

Home town:
Current & past employers:	precision machine
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,705.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is precision machine and what do you do there?	precision machine is a machine shop.I am a machinist I have been in this trade 27 years.Tommy

Member Payment Dependent Notes Series 488025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488025	$15,000	$15,000	11.36%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488025. Member loan 488025 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,028 / month
Current employer:	Peabody Management services	Debt-to-income ratio:	22.16%
Length of employment:	7 years	Location:	Thompsonville, IL

Home town:
Current & past employers:	Peabody Management services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,434.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Peabody Management services and what do you do there?	I work for a coal mine owned by Peabody Coal. I am a mine manager.

Member Payment Dependent Notes Series 488028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488028	$5,200	$5,200	10.25%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488028. Member loan 488028 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	R.W. Harden & Associates, Inc.	Debt-to-income ratio:	21.63%
Length of employment:	2 years	Location:	Austin, TX

Home town:
Current & past employers:	R.W. Harden & Associates, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I'm trying to transfer $5200 of Credit Card debt to an installment account. Lower interest, plus there's and end in sight! :D

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,970.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is R.W. Harden & Associates, Inc. and what do you do there?	It's a groundwater consulting firm that's been around for over 30 years. I make digital maps for the geologists and engineers at our firm.

Member Payment Dependent Notes Series 488029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488029	$3,000	$3,000	14.22%	1.00%	February 25, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488029. Member loan 488029 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Reznick Group	Debt-to-income ratio:	10.05%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	Reznick Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I was evicted and am hoping to pay my back rent before it hits my credit report.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$627.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Reznick Group and what do you do there?	Reznick Group is an accounting firm that provides accounting, tax and business advisory services to clients nationwide. I am employed as a proofreader there.
Your situation deserves some more explanation. How you can pay a note when you can't pay the rent? What has changed?	My roomate, at the time, was incarcerated for a DUI; therefore, I was not able to pay rent by myself. I have moved and now pay $750 less for rent per month. I work between 50-70 hours a week due to tax season, so I make a lot of extra overtime money. Unfortunately not enough to pay the total amount due in full.

Member Payment Dependent Notes Series 488033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488033	$9,250	$9,250	14.22%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488033. Member loan 488033 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	99 Restaurant	Debt-to-income ratio:	10.81%
Length of employment:	< 1 year	Location:	Wells River, VT

Home town:
Current & past employers:	99 Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > The loan is to consolidate 2 debts into one. I want to pay off the balance on a loan that paid for my wedding, and a credit card debt. The interest on the new loan is lower so my monthly payment will go down. I have a very stable job as a cook at a large chain restaurant. I love my job and have worked up to my position. I hope to continue with this company for the long term.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is 99 Restaurant and what do you do there?	99 Restaurant is a chain restaurant where I work as a cook. The loan is to consolidate debt. It will pay off a loan for my wedding, and a credit card, so I only have one loan to pay. Also the interest rate is lower than my credit card interest rate.
1) What is this loan for? 2) If it's for consolidation, what are the balances and rates on the loans you're consolidating? 3) What do you do at 99 Restaurant and do you have any backup plans for paying if you lose your job there?	I have $4000 left on a $15000 loan I used to pay for my wedding. I also owe $5000 on a credit card. The interest rate is 12%. I am a cook at the 99. Our restaurant is doing very well, but if I did lose my job for any reason, we could still make payments with my wifes job. We've been making payments on the balances we are consolodating without any problems, we'd just prefer one loan with a lower rate, to the two balances we have now.
What is the loan for? What are your credit inquiries in the last 6 months? What are your monthly expenses?	The loan is to consolidate 2 outstanding debts, from my wedding loan, and a credit card, into one loan with a lower rate. My monthly expenses will actually go down with this loan, because the repayments are lower than those of my currents debts that this will pay off.
According to your credit report, your revolving balance is $0. Why doesn't your credit card debt show there?	The credit card is in my wifes name.

Member Payment Dependent Notes Series 488037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488037	$6,400	$6,400	13.85%	1.00%	February 25, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488037. Member loan 488037 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Marion County Fire Rescue	Debt-to-income ratio:	20.54%
Length of employment:	3 years	Location:	GAINESVILLE, FL

Home town:
Current & past employers:	Marion County Fire Rescue
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > This loan will be used to consolidate credit cards and reduce the interest rate payed. I currently have approximately $8900 in credit card debt between 3 cards (non-weighted) averaging 18.3%. This loan will save me at least $300 a year in fees and interest. I will be contributing the remaining $2500 from my own savings to pay the remainer of the credit card. Any questions please ask.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	75
Revolving Credit Balance:	$26,428.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Marion County Fire Rescue?	Firefighter/Paramedic
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, car, utilities, and other household expenses as applicable? Thanks for your answer to this Q...	I currently live with my fiance who is an RN making approximately $50,000 a year. We currently split all expenses down the middle and live on a budget. My half of the expenses are as follows. Monthly net income: $ 3000.00 (Not Including Side Work) Monthly Expenses (My Half): $ 2270.00 Housing: $ 575 (Mortgage/Taxes/Insurance) Insurance: $ 40 (Vision/Dental/Medical) Car expenses: $ 250 (Own Car/Insurance/Gas) Utilities: $ 115 (Gas/Electric/Water/Sewer) Phone, cable, internet: $ 170 (Cell Phone/TV/Internet) Food, entertainment: $ 550 (Dining and Grocery Expenses) Clothing, household expenses $ 200 Credit cards and other loans: $ 120/200 (Student Loans/Credit Cards) Other expenses: $ 50 (Misc) Surplus: $730
What are your 13 open credit lines?	Mortgage, 2 Student Loans (3% Interest), 10 Credit Cards. (4 credit cards are at zero balance and I did not want to hurt my credit score by closing, 2 are 0% APR store cards used to buy furniture/appliances for my home which full balance is due 2 years from now (I am auto-paying to pay these off before 24 months), 4 remaining are the cards that carry a balance. 3 cc I hope to pay with this loan and my own funds, 1 more which carries a small balance which I plan on paying off with tax returns. (and more with my home buyers tax credit)
You say you have $8900 in credit card debt, but revolving debt is $26,428. What is the remainder of the debt? Also, why are you only borrowing $6400? Thanks	Student Loans ~ $10505 0% Store Cards ~ $4953 Credit Cards ~ $10474 (8900 paid with this loan and my personal savings, remaining balance paid with tax return)

Member Payment Dependent Notes Series 488060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488060	$5,500	$5,500	7.51%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488060. Member loan 488060 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,888 / month
Current employer:	City of Billings	Debt-to-income ratio:	20.39%
Length of employment:	2 years	Location:	BILLINGS, MT

Home town:
Current & past employers:	City of Billings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I am refinancing to get some of my student loans and debt under control. I have been able to lock in at a great interest rate for the student loans, but I am currently paying 28% on this amount of money. My hope is to lower my interest rate so I am not paying so much in interest. Most months I usually pay more than the minimum on my loans. I am just an average citizen who has seen where the country is going and am trying to get out of debt as quickly as possible. Any help would be greatly appreciated! Borrower added on 02/23/10 > I have been reading through some other loans applications and their questions and answers. I will list here my other outstanding debts and also my monthly expenses: Debt: -Student Loans: $6,786.55 total ($2083.85, $2050.97, and $2651.73). Interest rate is 2.480% on all loans. My monthly payment is $112.58 which is the minimum. -Credit Card: $9336.16. Interest rate is a fixed 4.99% until the balance is paid off. My minimum payment due is $187, but I pay $200. There is the only one card with a balance. -Reserve Line: $5519.38. Interest rate is 28%. This is the one that is killing me the most and the balance that is going to be replaced by the loan I get through Lending Club. I pay about $300 a month towards this balance, but with all the hidden fees and such since it is offered through my bank, that $300 turns into around $50. I want to get it paid off since I am just losing money hand over fist with this deal. Monthly Expenses: -Housing: My fianc?? owns his house free and clear. He also takes care of the taxes and utilities, so I'm not out a housing payment. -Car: $60 a month for gas. Paid off and gets great gas mileage. -Phone: $125.30 a month cell phone. I have never gone over minutes or been charged more than that. -Lessons: $59.25 a month for martial arts lessons. -Pets: $40 a month for food. -Food: $400-$500 depending on how much we eat out or cook. We are in the habit of cooking more these last few months. I think most of my extra funds lately have been going towards gifts (Christmas, etc.) and also towards things for the wedding this summer. I am committed though to quit spending on needless things and focus on paying back the money I owe. That reserve line is just killing me because I pour money into it and only see the balance going doing a tiny bit. I would love to have a lower interest rate so I can see my payments actually making a difference. If you have any other questions, please let me know. Thank you for your consideration. Borrower added on 02/24/10 > My job is very stable. I am not on contract, but a full-time employee. Our department is in no danger of being downsized and in fact is looking to grow. Also, my annual reviews are very positive and I really enjoy going to work everyday.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,493.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at City of Billings?	I work as a technical support specialist in the Information Technology department. I mainly work with the mobile data terminals making sure the hardware is working as well as updating and supporting users with the software that is installed.

Member Payment Dependent Notes Series 488125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488125	$4,800	$4,800	6.76%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488125. Member loan 488125 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,173 / month
Current employer:		Debt-to-income ratio:	6.05%
Length of employment:	< 1 year	Location:	lakewood, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I WAS RECENTLY ASKED MY SOURCE OF INCOME. I DIDN???T EVADE THE QUESTION. I ALSO DO SALVAGE WORK (CARDBOARD AND METAL) IT WASN???T ADDED TO MY APPLICATION BECAUSE IT CAN???T BE SUBSTANTIATED. THE REASON I NEED THIS LOAN IS BECAUSE I NEED TO CONSOLIDATE MY CREDIT CARD DEBT. THOSE NEW FEES ARE REALLY IRRITATING. I WILL CONTINUE TO PAY THEM WEATHER I GET A LOAN OR NOT. IV NEVER RENEGED ON A LOAN IN MY LIFE AND I DON???T INTEND TO START. MY UNTARNISHED CREDIT REPORT REFLEX THAT.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,621.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? Employer or source of income?	SOCIAL SECURITY DISABILITY INSURANCE
You have an outstanding credit record from what we can see as Lenders (we don't see your entire application, only part of it). Is the ~$148. a month loan payment less than what you currently pay each month on the cards? Thank you in advance for your answer.	YES... MUCH LESS.

Member Payment Dependent Notes Series 488128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488128	$14,000	$14,000	10.25%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488128. Member loan 488128 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Healix	Debt-to-income ratio:	16.42%
Length of employment:	10+ years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Healix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > The loan is borrowed for debt condidation purpose. Borrower added on 02/24/10 > I am trying to get a refinance loan so that I could payoff my Capital One credit card ( currently at 17.99% ).I just paid $3k towards the card which brought my balance down to 14k. I work as an IT App Manager at a healthcare company based in Sugarland, TX . I have been paying off our debts responsibly and hope to get out of it in the next few years.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,198.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Healix and what do you do there?	Healix is the company I work for. Been there for 10 years. Its a healthcare provider.
Can you contact Lending Club and verify your income?	absolutely. Let me look into it.
can you give a quick snapshot of your monthly expenses?	Total monthly income including spouse 8000 Mortgage 1900 Car1 500 Car 2 200 Misc expenses 900 Credit card loans and debts 1000 Insurance 200 ( home and car )

Member Payment Dependent Notes Series 488138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488138	$13,200	$13,200	9.88%	1.00%	March 2, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488138. Member loan 488138 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,224 / month
Current employer:	Agfa HealthCare	Debt-to-income ratio:	20.56%
Length of employment:	9 years	Location:	WELLS RIVER, VT

Home town:
Current & past employers:	Agfa HealthCare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I am committed to paying off the credit card debt that I have accumulated. This loan will allow me to bring my budget in line so that I can afford current expenses and some savings while reducing my debt amount to $0 over the next 3 years.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	58
Revolving Credit Balance:	$9,663.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Agfa HealthCare and what do you do there?	Agfa HealthCare provides imaging and information management solutions (that is, solutions that allow physicians and others in the patient care continuum to store, access, view, analyze and report on x-rays, MRIs, sonograms and other digital diagnostic images) to hospitals all over the world. I work in the group that specializes in solutions for the cardiology department. In my position, I support the sales staff, respond to requests for technical and financial proposals from potential customers, maintain the global price book, support the product marketing team and work on other projects as necessary.

Member Payment Dependent Notes Series 488161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488161	$10,000	$10,000	10.62%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488161. Member loan 488161 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,595 / month
Current employer:	Wellpoint	Debt-to-income ratio:	6.13%
Length of employment:	2 years	Location:	WEST BABYLON, NY

Home town:
Current & past employers:	Wellpoint
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$10,075.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Wellpoint and what do you do there?	Wellpoint, Inc is a U.S. based health insurance administrator and licensee for the Empire Blue Cross-Blue Shield products in 13 U.S. states. It is a fortune 500 company with approximately $48.4 billion in assets. I am a Senior Group Underwriter. I underwrite health insurance plans for businesses between 50-1000 members in the NYC area.
Gross Income $5,595 / month Why do you need this loan? Looks like you could pay it off yourself in less than a year.	The loan is for a debt consolidation and for some home repair work. I had purchased a fixer-upper home when the market bottomed out, that required more plumbing and construction work than my engineer had initially thought. The loan would be to pay off some of the current debt and future costs associated with the repairs. I'm almost done with the place and I believe I have substantially increased the value of the property already.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history since you've been at Wellpoint for only 2 yrs?	Sure, my monthly expenses are as follows: mortgage payment- $1475, medical loan- $85 (balance $1300, rate 18%), furniture loan- $54 (balance $1400, rate 18%), student loan- $125 (balance $5k, rate 4%), credit card- $150 (balance $12k, rate 13%). The good news is that I have about $14k coming in tax returns and work bonus next month, so I will be completely wiping out the credit card bill. With the personal loan from here, I will wipe out the furniture and medical loans and pay to finish home repairs (plus keep a little left over as emergency funds). I have a savings balance of about $7k currently. I am the sole wage earner in the home, but I have a renter downstairs paying me $900/month. Prior to my current job, I worked for 5 years in auto insurance claims at a major nationwide carrier, settling personal injury claims and handling liability investigations.
Ok. I'm in. Good luck!	Thanks

Member Payment Dependent Notes Series 488180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488180	$10,000	$10,000	13.48%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488180. Member loan 488180 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	SRA	Debt-to-income ratio:	17.04%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	SRA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > Very stable job, need to consolidate debt with a lower interest rate in order to pay off quicker. Always pay ontime, no late payments. Borrower added on 02/23/10 > Please contact me with any questions you may have.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,491.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SRA and what do you do there?	Southwest Realty Advisors...Full service commercial real estate firm focusing on Industrial in the Houston area. I am a market analyst. Thanks
What do you presently pay on your debts? Since your goal is to pay off the debts, what have you already begun doing toward that end? Thank you.	Thanks for your question...I have already paid off one account and I pay much more than the minimum on the other accounts, but it takes time with high interest credit card rates. This is why I am consolidating everything to one rate in order to pay it off quick with a lower interest rate.

Member Payment Dependent Notes Series 488196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488196	$8,000	$8,000	13.11%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488196. Member loan 488196 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	SOS Salson	Debt-to-income ratio:	1.65%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	SOS Salson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > This for a hauling contract that I have for Truck and Trailer. two year contract.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	13
Revolving Credit Balance:	$1,692.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are paying for a two year contract? What are you receiving for the 20K? Please clarify. What is SOS Salson and what do you do there?	SOS Salson is a transportation and Warehousing company,and I drive trucks for them.and I'm buying a trackor and trailer to haul clay and sand,which is the contract. I recieve $799 a day plus.
Please list monthly expenses and explain the delinquincy on your credit report. Thanks	The delinquincy is a workers' compensation case where I was injure in Iraq in 2004, workers' compensation paid it off and the defense department said they are removing it. Monthly expenses is $1,500

Member Payment Dependent Notes Series 488230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488230	$4,000	$4,000	10.62%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488230. Member loan 488230 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:		Debt-to-income ratio:	14.10%
Length of employment:	< 1 year	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I plan to use this money to help with graduate school expenses. I have a stable job with a consistent income that will allow me to make payments with no trouble. I have good credit history and am reliable for making payments.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,361.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Pier 1 plus babysitting jobs for a fellow employee a few nights per week
How much of your income is from Pier 1?	I work 35-40 hours per week at Pier 1, so the vast majority of my income is from Pier 1

Member Payment Dependent Notes Series 488239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488239	$10,550	$10,550	7.88%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488239. Member loan 488239 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	MetLife	Debt-to-income ratio:	21.63%
Length of employment:	10+ years	Location:	Johnstown, PA

Home town:
Current & past employers:	MetLife
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > This loan will be used to make me completely debt free in 3 years. I have worked for the past 10 years at MetLife in compliance.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,071.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your position at MetLife?	Suitability Analyst
Please provide details on your credit cards (Name, Balance, Rate, Monthly payment).	B of A $4900 at 19$ - $203, Chase $366 at 22% - $10, Chase $5200 at 17% - $124. FYI - 4 payments and my car will be paid off.
How will this fit into your budget? What are your monthly expenses? (rent, utilities, phone/cable, etc)	Rent and utilities $400 (I live in a family owned building), 4 car payments of $235 left, This loan will cover the rest of my debt.

Member Payment Dependent Notes Series 488246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488246	$11,200	$11,200	13.48%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488246. Member loan 488246 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,895 / month
Current employer:	Evangelical Bethlehem Lutheran School	Debt-to-income ratio:	3.93%
Length of employment:	< 1 year	Location:	Sherman Oaks, CA

Home town:
Current & past employers:	Evangelical Bethlehem Lutheran School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I want to consolidate all my CC bills into one payment ($6K). I currently pay more than min. required (average $1,200 pmt on CC payments when my total required is approx. $300) on my bills but it's hard when they are scattered throughout the months. I also have some medical bills for my 19mo old when she was a few months old that I can use this money to pay off ($800). In addition, I am going to use some of this money to take a dream vacation that is long overdue (5 years since I taken a real vacation). And I want to save the rest for some for emergencies. I have not been in my current job that long because it was an opportunity to move to a higher position in the field of childcare. My previous job as an Assistant Director, I have attained that for almost 5 years. Thank you in advance for all who have helped in funding my loan. I greatly appreciate it. Borrower added on 02/24/10 > I want to add that my CC amount is not because of random spending. Majority (75%+) of the balance is from my husbands IRS taxes. Before I met him, his tax person was supposed to get an extension on taxes he owed for his business. Two years into our marriage we find out that he never got the extension and we owed almost doubled in back taxes. We have managed to pay over $12k in the last 3 years and decided to put the rest on my cards because they kept on assessing fees every month even when we worked out monthly payments with them. I just want to finish paying the taxes and move on. This is why we weren't able to take a vacation (no wedding ceremony or honeymoon when we got married, eventhough I wanted one, but I'll just keep quiet until we have settled the tax issue). My husband income varies every month. He makes between $3K-5K a month as a freelance artist (illustrator). My only responsiblity is our rent of $1495/mo and whatever bills I have ($300/mo not including the taxes on my CC). My husband takes care of the rest of the monthly spending).

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,372.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Evangelical Bethlehem Lutheran School?	I am the School Director. My job functions requires that I wear many hats. I manage the daily operations of a child care center with over 120 children enrolled (we are almost at capacity). We have children ranging from 6wks old - 8 years old.

Member Payment Dependent Notes Series 488251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488251	$8,000	$8,000	7.14%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488251. Member loan 488251 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Guidemark Inc.	Debt-to-income ratio:	22.13%
Length of employment:	5 years	Location:	Horsham, PA

Home town:
Current & past employers:	Guidemark Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > This loan is for a high investment opportunity of an antique, my monthly income well exceeds my bills, and my job has lots of overtime hours available which i will be working until the loan is fully paid.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,088.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Guidemark Inc. and what do you do there?	Guidemark Inc. is a pavement marking company, subcontracted by Pendot and other companies for line striping. I am one of the night shift supervisors. Thanks
Please describe what you plan to buy and what it is worth.	This item is actually still up for sale on a web site, so therefore i would prefer not to go into details about what exactly it is. However, it does cost $8,000 and is appraised at approx. $10,000 with an increasing value of about 20% per year. Thanks for your interest.

Member Payment Dependent Notes Series 488255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488255	$5,000	$5,000	9.88%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488255. Member loan 488255 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,225 / month
Current employer:	Western EcoSystem Technology Inc	Debt-to-income ratio:	22.91%
Length of employment:	2 years	Location:	CHEYENNE, WY

Home town:
Current & past employers:	Western EcoSystem Technology Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,232.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Western EcoSystem Technology Inc and what do you do there?	It is an environmental consulting firm and I work here as a statistician (since March 08)

Member Payment Dependent Notes Series 488263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488263	$14,400	$14,400	7.88%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488263. Member loan 488263 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,018 / month
Current employer:	AAA	Debt-to-income ratio:	1.91%
Length of employment:	5 years	Location:	San Francisco, CA

Home town:
Current & past employers:	AAA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I am a homeowner in San Francisco. I bought my house several years ago. Not at the height of the market but close. The house has appreciated quite a bit but I just refinanced for a 30 year fixed and I'm not keen to deal with the mortgage companies again so soon. I'm very resourceful and I have 2 roommates who pay rent to me monthly. I've lived with my very old kitchen for several years now and I'm finally ready to have an automatic dishwasher. I can't take dishpan hands anymore.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,351.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at AAA?	I'm a senior Business Analyst
Hello. Are you able to payoff your credit cards fully each month? Will you be able to afford to make the monthly payments on this loan given your new fixed mortgage and other expenses you might have each month? Beside your mortgage do you have other large debts such as education loans and rental properties? Can you give a breakdown of how the $14,400 will be spent on the kitchen besides the dishwasher? Your answers are appreciated. Wishing you the best.	Hello. Thank you for your question. Yes, I am able to payoff my credit cards fully each month. I primarily use my credit cards for rewards and for spend tracking and I pay them off each month. Yes, I can afford the monthly payments on the loan with the new fixed mortgage plus other monthly expenses. I do not have any other large debts. My student loan is very close to being paid off and only costs me $44/month. I have paid down over 93% of the original student loan amount. The budget for the kitchen remodel is: Cabinets & Countertops - $4000 Floor - $2000 Appliances - $2400 Labor - $6000. Thank you for the good wishes.
Thank you for your answers. I will invest in your loan. Hoping the kitchen looks real nice when it is finished.	Thank you for investing in my loan.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Qs...	Thank you for your question. My monthly mortgage, homeowners insurance, and property tax after subtracting the rental income I receive is $2070. I own my car and do not have a car payment. Auto insurance, gas, and other commute expenses are roughly $270 monthly. Utilities are $280 per month which includes cable, mobile phone, landline, internet, water, gas & eletric, and garbage bill. I don't have any children so no childcare payment. They gym costs $20/month because we have subsidized classes at my workplace.

Member Payment Dependent Notes Series 488264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488264	$1,000	$1,000	19.79%	1.00%	February 26, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488264. Member loan 488264 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Presbyterian Homes	Debt-to-income ratio:	22.17%
Length of employment:	5 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	Presbyterian Homes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,854.00	Public Records On File:	1
Revolving Line Utilization:	59.80%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 488269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488269	$6,000	$6,000	10.25%	1.00%	February 28, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488269. Member loan 488269 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Macys	Debt-to-income ratio:	20.66%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Macys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > I need this loan to pay a 3,500 debt on chase credit card with a 14.5% of interest and to buy a car of less than 5,000. Borrower added on 02/23/10 > I have 5,000 in my checking account, so you understand more what I said before about expending 5,000 on a car plus paying off my 3500 chase card, Borrower added on 02/23/10 > I don't know if you guys know but most banks in NYC will only finance a car for a min of 7,500 and I'm not planning to spend that much on a car, all I want is a car to move around for less than 5,000. This is the main reason as of why I need a personal loan.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,882.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Macys?	Assistant buyer
Please list all your debts, (types/balances/APRs) and then identify which ones on the list, if any, will be paid off with this loan. Also please list your monthly living expenses (rent/util/transportation/phone/insur/etc) so that we can understand how the loan payment will fit into your buget. Thanks!	Chase CRedit Card 3,500 14.5% APR Buy a Used car for less than $5,000 Montly Expenses Rent 550 Transportation $89 Metrocard Celphone $60
Do you have free parking available once you get a car?	Yes I do, in the Brooklyn area that I live there is plenty of parking space available.
Have you priced out car insurance yet, so you can figure that into your budget? Thank you in advance.	Hi, sure I have, I have my budget planned for the whole year, I'm very organized and need to make sure I have enough money in my accounts every month to cover all my bills.

Member Payment Dependent Notes Series 488333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488333	$15,000	$15,000	14.59%	1.00%	March 2, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488333. Member loan 488333 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,300 / month
Current employer:	SJ LEVINSON and SONS	Debt-to-income ratio:	20.10%
Length of employment:	< 1 year	Location:	FORT LEE, NJ

Home town:
Current & past employers:	SJ LEVINSON and SONS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	62
Revolving Credit Balance:	$3,811.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SJ LEVINSON and SONS and what do you do there? Where did you work before that?	I am an International Equity Trader . SJ Levinson is a full service broker dealer. I worked at Bear Stearns prior for 12 years.
Please explain the last delinquency? Thank you in advance.	Student loan was bot out by another lender. So miscommunication with the lender and myself. It happened over 5 yrs ago. As you can see by my credit score, all my bills are paid on time . Thank you so much
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for answers to both Qs...	1) AMEX balance $3811 rate 18.24% // $250 a month. TD BANK balance $6655 rate 19.25% // $350 a month. CAR LOAN balance $4000 rate 16.50% // $300 a month. 2) RENT $2000 CAR $300 UTILITIES $200 STUDENT LOANS $200 AMEX $250 TD BANK$350 PHONE/CABLE/INTERNET $ 200 FOOD $ 500 NO GYM NO CHILDCARE COSTS Thank you so much in advance. I hope this helps answer your questions.

Member Payment Dependent Notes Series 488380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488380	$10,000	$10,000	9.88%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488380. Member loan 488380 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Deloitte Consulting	Debt-to-income ratio:	8.79%
Length of employment:	2 years	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Deloitte Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Hello, here is a breakdown of my monthly expenses: Rent - $985 Utilities $150 Car Payment - $285 Gas - $80 Misc. Expenses - $550 Credit Card Payment - $700

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,428.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Deloitte Consulting and what do you do there?	The firm is a management and technology consulting firm, and I work in their Federal practice providing technology consulting services to the Government.
Hello. Your Credit Report Reflects a revolving debt of $5,428.00. You are asking for $10,000. Would you mind sharing with us what the rest of the loan is going to go towards? Thanks and good luck!	The credit report reflects the balances as of the previous billing cycles. I incurred additional medical expenses since then (roughly $1500) bringing the total to $7000. I applied for $10,000 to ensure I hqe sufficient funding to pay off the cards, but I do not intend to use the entire amount. I will repay any difference between my total balances and the amount of the loan with my first loan payment. Thanks!

Member Payment Dependent Notes Series 488388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488388	$2,500	$2,500	14.59%	1.00%	February 25, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488388. Member loan 488388 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Red Lobster-Darden Restaurants	Debt-to-income ratio:	13.44%
Length of employment:	< 1 year	Location:	Tampa, FL

Home town:
Current & past employers:	Red Lobster-Darden Restaurants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > This loan will assist me for my rent which is $436 p/mo. Borrower added on 02/16/10 > I'm late on my rent (2 months behind), which is due the first of every month, and they are going to evict me soon. But I have faith and I know that I will get the funding soon and will not get evicted. So I just would like to thank God for you all who are aiding me in my time of need. Thank you!

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why was your loan relisted?	Lending Club told me that they could not verify my employment. So I called them to see why, and there was an error on the phone number. I gave them the correct number and had to be twisted due to my loan being expired. But everything is well now.

Member Payment Dependent Notes Series 488391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488391	$20,500	$20,500	16.82%	1.00%	March 2, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488391. Member loan 488391 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,850 / month
Current employer:	Temple Inland	Debt-to-income ratio:	19.65%
Length of employment:	10+ years	Location:	LUFKIN, TX

Home town:
Current & past employers:	Temple Inland
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I plan to pay off credit cards and personal loans. I consider my job stable. This loan will help me financially and I am current on all with all creditors

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	68
Revolving Credit Balance:	$14,630.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Temple Inland and what do you do there?	Temple Inland is a manufacture of building products(housing material) office located in Diboll TX. I am the Fiber Processing Manager. Main job is to over see the process of paying contractor for the delivery of logs to all of the mills.
RE: $20,000 DC loan: Position (JOB/What you do) @ Temple Inland? Member 505570 USMC-Retired-Investor 02.24.2010 @ 08:20 AM ET.	I 'm not sure of your question, but my title is Fiber Processing Manager. I manage a goupt of people that processes transactions of the delivery of material (logs, sawdust, shavings) to our mills for production to insure contractors are paid correctly and timely.
Hello. I am one of the investors who may decide to help fund your loan on Lending Club. The investors have access to a very limited amount of non-personal information from your application and basic credit scoring info. However, we often need to ask borrowers additional questions to better understand how your ability to repay might change as a result of this loan or other life factors. 1. You've indicated this loan will be used to refinance other debt at a better rate. I'd like to get a better understanding of how your ability to service your existing debt compares with your ability to repay this loan. Would you please list the approximate balances, interest rates, and current monthly payments for the debt you plan to consolidate with this loan? (You can just call them "Credit Card 1" and Credit Card 2", etc, for privacy) 2. Your credit file indicates your total outstanding revolving debt (credit cards) is under $15,000. If your answer to item 1 doesn't make this obvious, how will you use the remaining funds from this $20,000 loan? 3. Do you intend to continue using the credit cards or other credit accounts you want to consolidate, or will you close those accounts? 4. Besides the debt you want to consolidate, what are the amounts of your household's other monthly financial obligations? (examples: rent/mortgage, car payments, utilities such as gas/electric/phone/cell/cable/internet/garbage/water, insurance, etc - Just the approximate grand total of all of these would be fine) 5. Please take this opportunity to tell us anything else that you think we should know about you or your situation that makes it extremely likely that you will repay this loan. For example, are there other sources of income in your household? Consider that each of the 500 or so investors who are considering investing in you are trying to decide if you are more likely to repay or one of the other LC borrowers. We want to believe in you, and are willing to consider any other information that you think will convince us. Thanks in advance for answering all my questions and good luck in receiving full funding as early as possible.	My current credit card balances exceeds the $15,000. you have stated and I'm not sure as the exact interest rate for all of them without looking each of them up but ithey all more the interest I'm getting on this loan. My rent and car payment was listed on my application and I didn't think utilites as such was a factor in getting a loan. All of my accounts are current and consolidating will reduce my monthly payments. At this I do not intend to close out the accounts because I think that would have a negative affect on my credit or at least a possibility of lowing my FICA score.I am not planning on using them unless an emergency arise and I have no other means of financilly taken care of what ever that situation would be. I thought this through and I think I'm making a wise decision. I have never gotten a loan that I did not pay back. I am a single women living along with only my income. I hope this helps.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please answer all the following not already answered: what steps have you taken to get spending in line with income - why are you confident you will repay this loan please summarize the total of your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) can you explain why the loan amount is higher than the credit balance listed (14k) is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job reason for delinquency 68 months ago	Thank you for considering my request and I'm not sure what information you received. I do not have all information before me concerning my credit card balances and monthly payment always varies based on balance due. The balances on my credit cards, personal loans and car payments exceeds (14) and the income I listed is my alone. I do no forsee losing my job anytime in the future and I am fully vested with the company I work for at have full retirement benefits if something unforseen should happen. I have always been a person that would pay any bill/loan I've had in the past and I will continue to handle my finances this way.
What is the total balance of all your credit cards? (rough amount) Thanks!	Credit cards $18,900.00 and personal loans $3,000.00
Thanks, that helps! We see only one of the CBR's, so knowing the total figure gives us a better picture of things. So it sounds like you will be able to pay off all (or almost all) of your credit card and personal debt. Given the ongoing changes to credit card rates and fees and terms, have you made changes to your credit card spending habits, to keep your debt at a low level in the future? Thank you for your answers and your patience with all the questions!	Yes, my spending habits have changed and will continue to change because I'm at a point in my life that I would like to retiire from work and I need to be completly out of debt before I can even consider this. Just so that you know I am fully vested in my retirement plan, but have no plans of retiring in the near future. I need my social security along with my retire to live comfortable so I have somes years to go.
Thanks for your replies I will be funding a portion. Fwiw, this is what investors see: https://www.lendingclub.com/browse/loanDetail.action?loan_id=488391&previous=browse So since investors have limited info many require more details before lending. Your loan shows "Revolving Credit Balance: $14,630.00" - from my experience it seems like this is sometimes under-reported and investors will ask about this bc they want to know exactly what the money will be used for.	thanks for funding a portion of my load request. Trust me the money will be use wisely to reduce my monthly payment expenses.
Greetings from Dallas. Just wanted to let you know I'll be funding part of your loan. please consider a few resources for the future www.soundmindinvesting.com, crown.org, and Dave Ramsey.	thanks and thanks for the advice.

Member Payment Dependent Notes Series 488396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488396	$8,000	$8,000	11.36%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488396. Member loan 488396 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Bushman Products	Debt-to-income ratio:	8.95%
Length of employment:	2 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Bushman Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I'd like to use this loan to pay off a high interest credit card. I am a responsible person who got into debt because of a business that failed - things were running great for about 3 years and then when the economy went poof, so did my business.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,867.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bushman Products and what do you do there?	Hello - Bushman Products is a manufacturing company. I am an Account Executive there - I handle the sales and service for our customers.
what are the 3 credit inquiries in the last 6 months?	Two of them were from when I had to buy a new car (my old one kicked the bucket). I picked the company that offered me the lower rate. The third one is from when I applied for a zero transfer rate card that I got declined for. That is when I found THIS company to transfer and get rid of my high interest card.

Member Payment Dependent Notes Series 488405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488405	$16,000	$16,000	19.41%	1.00%	March 2, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488405. Member loan 488405 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:		Debt-to-income ratio:	17.36%
Length of employment:	4 years	Location:	BROOKFIELD, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/10 > home remdel will be for a new heating system and to finish off my basement for my parents. they will becoming to live with me. they will also help to pay for the loan

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,126.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	i am self employed commercial and residential cabinet maker and installer the loan will be used to replace my old heating system and finish my basement to accomidate my parents.
RE: $25,000 HIP loan: Source(s) of reported $7,083 gross monthly income is? If self-employed- occupation? If business owner- wholesale? Retail? Products? Services, etc? Member 505570 USMC-Retired-Investor 02.24.2010 @ 08:26 AM ET.	i am self employed commercial and residential cabinet maker and installer. i also do some handy man work for some long time customers.i do work for builders and residential home owners. hope this answers your questions thank you for your intrest.
What home renovations are you planning? What are your monthly expenses? Will you be able to handle an additional $1,000 in expenses every month?	the renovations will be to replace my old heating system and finish my basement to accomadate my parents. they will also help with the cost of the loan.
As lenders we do not see any information you give lending club. We see thumb nails of your finances' So why should I invest in your loan? You do not have any loan description as what will be done with the money. Or explanation as to why you have 19,000 plus in revolving credit, have not provide a balance sheet, amounts and APR's of your revolving credit line, Or explanation of your 2 inquires in the last 6 months or if your retired or working. Please verify your income with lending club. When this is done, I will reconsider lending money to this note as will other lenders. It is very important as a borrower everything is documented to give lenders a better understanding of your needs.	as you can see from my credit report i have no late payments or negative information.my bills are always paid on time.i am a self employed commercial and residential cabinet maker and installer.the money will be used to replace my old heating system and to finisn my basement to accomidate my parents that will be living with me now. they will also help with exspences.
SECOND REQUEST- SOURCE(S) $7,083 REPORTED GROSS INCOME PER MONTH? MEMBER 505570 USMC-RETIRED-INVESTOR 02.25.2010 @ 08:50 AM ET.	yes this is my income. i subcontract from several kitchen and bath dealers also sears home improvements. in addition to what i get from my own customers keeps me busy all year round.

Member Payment Dependent Notes Series 488434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488434	$20,000	$20,000	10.62%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488434. Member loan 488434 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Procter and Gamble	Debt-to-income ratio:	12.63%
Length of employment:	10+ years	Location:	CAPE GIRARDEAU, MO

Home town:
Current & past employers:	Procter and Gamble
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Email and Bank Account have both been verified. Borrower added on 02/24/10 > My current position at P&G is Process and Engineering Technologist. I am in my 19th year with P&G. This money will be used to pay off credit card debt for a path to be debt free. Borrower added on 02/25/10 > I just have the mortgage payment and cresit card debt. This loan would be used to pay off the credit cards. We have 3 cars and a boat that are paid in full.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,233.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	I am currently paying a mortgage payment of 1400 which includes insurance, and taxes. Utility bills run ~ 140 per month. I have no car payments or student loans. Phone, Internet and TV is ~ 100 per month. I am currently paying ~600 per month for credit card debt of 19000 with a higher interest rate on 1/2 of the total. My annual income is 90,000 + with additional income from wife for 20,000 - 30,000 per year, 2009 total combined income of 116,000.

Member Payment Dependent Notes Series 488492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488492	$6,000	$6,000	14.96%	1.00%	February 26, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488492. Member loan 488492 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Changing World Technologies Inc.	Debt-to-income ratio:	1.70%
Length of employment:	2 years	Location:	West Hempstead, NY

Home town:
Current & past employers:	Changing World Technologies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I have been ripped off by credit card companies with there high APR%. I would like to consolidate them into one payment, without going through the scams out there. The percentage offered through Lending Club will save me a tremendous amout of money. Borrower added on 02/23/10 > I never miss payments, and this loan will allow me to finally save some money for my future. Thank you. Borrower added on 02/23/10 > As for my job, I have a degree in Chemistry and work for a renewable energy company for over 4 years. I make a good salary, but unfortunately the cost of living in NY makes it very difficlut to save, and with the 30% interest on my credit cards, i will never be able to get ahead. Borrower added on 02/24/10 > I also need repairs on my heating, plumbing and roof of my home (that can only be paid for through my credit card at this time). This loan will allow me to pay for them without using my card and save me a ton of money in the long run, while also improving the value of my home. Borrower added on 02/24/10 > Whatever is not used will clearly be paid back immediately reducing my payback period. I???d rather borrow too much, then too little and still have debts other than from Lending Club. Thank you everyone for your help.. Borrower added on 02/25/10 > My loan was reduced, but it is ok. Being able to pay off simply my credit cards will be enough to be able to save for my home repairs. Im almost there. Thank you everyone for your help

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,069.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Have you stopped using the cc? 2) Please explain the last delinquency?	1) I have 2 credit cards. One of them I do not use, I just carry a balance with a 29.99% APR, the other is used only when necessary since that card is also at 29.99% APR. However, my intention with this loan is to get away from the credit cards. The banks and credit card companies have me in their trap, and this assistance will help me escape once and for all. 2) As for the delinquency, that occurred while I was in school and there was a MAJOR miscommunication with my bank and my address at the time. Since then I have not missed a single payment (even if it???s only the minimum). As you can see I haven???t been delinquent in over 35 months. It was a situation where I learned from my mistake.
I am not overly concerned with a single aged delinquency. What is Changing World Technologies Inc. and can you talk more about what do you do there?	Changing World Technologies is a company that has a patented process that basically turns waste into oil. We have a commercial facility in Missouri, which processes animal carcasses and other type of wastes into number 2 home heating oil. We sell our fuel to large commercial users who burn upwards of a million gallons per year. I work in Project Development and Market Research. Some of my job duties include looking for new waste streams and fuel customers and also developing new opportunities to build more plants both domestically and internationally. I also do lab work as we have government grants from the DOE as well.
Revolving Credit Balance $4,069.00 Amount Requested $12,000 Could you describe in detail what debts you are consolidating?	II am consolidating my credit card debt along with debt that will be associated with much needed home repairs. I currently am in the process of repairs that should have been made before this winter, but due to my financial situation at the time, I was unable to. The needed repairs on my home are roof, heating and plumbing repair, which should total between $6000 and $7000. This loan will allow me to pay for the repairs at a much lower rate than charging them on my credit card which is what would have happened before discovering this site.
I understand Changing World Technologies filed for bankruptcy in 2009. Can you explain what happened and how this affects your position?	The reason for the bankruptcy filing was a failed IPO in March of 2009. We have an approved plan submitted to the court and will remerge in April. We had a staff of over 80 people which was reduced to about 15 during the bankruptcy, with me being one of them. My job is now stable, and in fact I will be receiving a raise once we emerge.

Member Payment Dependent Notes Series 488514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488514	$5,000	$5,000	13.48%	1.00%	March 2, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488514. Member loan 488514 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Album Crafters, Inc	Debt-to-income ratio:	11.21%
Length of employment:	3 years	Location:	Miami, FL

Home town:
Current & past employers:	Album Crafters, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,575.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Albun Crafers, Inc and what do you do there?	Album Crafters is a wholesale manufacturer of professional photographic alubums and products. I am a graphic designer for this company. If there are any other questions please let me know.
Please be more descriptive about Loan Purpose and Description. What do you plan to do with this money?	Dear Jacc, This loan is for my self to continue with my higher education as a Graphic Designer. Thank You
You didn't say what it was for.	Dear Dweaver, This loan is for my self to continue with my higher education as a Graphic Designer. Thank You
What is this Loan for?	Dear Member_613374, This loan is for my self to finish with my higher education in the field of Graphic Design. Thank You,

Member Payment Dependent Notes Series 488569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488569	$3,800	$3,800	13.11%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488569. Member loan 488569 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	Us foodservice	Debt-to-income ratio:	23.25%
Length of employment:	3 years	Location:	andover, MN

Home town:
Current & past employers:	Us foodservice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > This loan would be used to finish my unfinished basement and the bathroom. I have a great job and will have no problem paying the loan back. I have used lending club last June and payed off the 5000 i borrowed early. I am using Lending Club again because I had such a great experience with my last loan.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	63
Revolving Credit Balance:	$3,119.00	Public Records On File:	1
Revolving Line Utilization:	39.00%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Us foodservice?	I am a semi truck driver:
what is your public record....bankruptcy?	It was a credit card judgment I got into some credit card trouble when I got out of college. But its all paid now. Just made some mistakes when I was younger. Hope that answers your question.

Member Payment Dependent Notes Series 488570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488570	$7,675	$7,675	15.33%	1.00%	February 26, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488570. Member loan 488570 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Main Point Systems, Inc.	Debt-to-income ratio:	14.03%
Length of employment:	6 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Main Point Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > This loan would be to consolidate 3 credit lines that I have. ONE line of credit has always been at 23% and has a balance of $1000. The second and third credit lines have HAD relatively reasonable rates of respectively 13.99% (balance $5000) and 12% (balance $1800). Due to the recent bank regulations that took place on Feb. 22nd, many banks have upped the interest rates. I was given the choice of closing the accounts and keeping the current rate (not good for a credit score to close accounts) or keep the card and have the interest rate go up. NOW the rates are respectively 19.49% and 17.90%. To make a short story longer, the minimum payments are more interest than principal and I'm getting sucked under! I would rather have a smaller fixed interest rate and be able to take business away from these big banks, this would make me feel better for what it's worth. Thank you! Toddy

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,530.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Main Point Systems, Inc. and what do you do there?	Hello. Main Point Systems is a small custom software development firm which specializes in enterprise solutions for large blood testing laboratories. For almost 6 years I have been the Office Manager/HR Administrator. I'll be taking the Professional Human Resource certification test in May!
RE: $7,675 DC loan: Position (JOB/What you do) at Main Point Systems Inc? Member 505570 USMC-Retired-Investor 02.24.2010 @ 08:05 AM ET.	Hello. Main Point Systems is a small custom software development firm which specializes in enterprise solutions for large blood testing laboratories. For almost 6 years I have been the Office Manager/HR Administrator. I'll be taking the Professional Human Resource certification test in May!
Please explain the last delinquency? Thanks!	Hello again! Good question. 3 years ago I had $300 of credit card fraud placed one of my cards. When I filed a fraud claim, they immediately closed my account, which made it impossible for me to access my account online, and I had paperless statements. It took the company 3 months to successfully open my credit line back up and send me a card. This was very frustrating because during this time, I was unable to pay my bill because my old account was closed and I had no new account yet. It was of course considered a discrepancy and was put on my credit report. I called them numerous times and each time I was told a card was in the mail but it didn't arrive for 3 months like I said. I also asked them to please make sure their error was not placed on my credit report but it was. Eventually I tired of getting the run around trying to get them to remove it. This is the only discrepancy I have had.

Member Payment Dependent Notes Series 488594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488594	$9,800	$9,800	15.70%	1.00%	February 28, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488594. Member loan 488594 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,537 / month
Current employer:	Seahorse Discount Inc	Debt-to-income ratio:	11.84%
Length of employment:	10+ years	Location:	Franklinville, NJ

Home town:
Current & past employers:	Seahorse Discount Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,969.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Seahorse Discount Inc and what do you do there?	Seahorse Dicount Inc is a retail swimming pool and spa operation. We sell pools spas chemicals and acessories. It is my families business and I oversee and manage the service and installation department. We do all of our own installs.
RE: $15,000 DC loan: What is Seahorse Discount, Inc? AND what is your position (JOB/What you do)? Member 505570 USMC-Retired-Investor 02.24.2010 @ 07:59 AM ET.	It is a retail pool and spa store we sell and install pools and spas and accessories. I oversee and manage the service department.
What are the debts and interest rates that you are consolidating? The loan payment is almost 12% of your monthly income. How will this payment fit into your monthly budget?	I am caught up in credit card debt and high APR's all my APR's are all 16% and up. I plan to pay all credit cards off with the loan. I worked out mnthly budget and would be comfortable paying on time.
So this loan will pay all your credit card debt in full?	this loan will pay off the majority of my credit cards with the high interest.
How much debt will be left after you pay off whatever you are paying off with this loan?	only about 5,000.00. It is at ther lowest APR that i have. I iniatially asked for 15,000 but it I guess I can only get 9,800 thru here.
I am confused. So if you get 9800 here, how much debt will you have remaining?	I will have about 5,000 in outstanding cc debt on my lowest interest card. i worked it out and will be able to have that paid down along with this loan with in the 3 year period. This loan although it does not cover all my debt it will cut down down alot of the interest nthat i am paying at the moment.

Member Payment Dependent Notes Series 488606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488606	$7,000	$7,000	7.14%	1.00%	February 26, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488606. Member loan 488606 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Stifel Nicolaus	Debt-to-income ratio:	18.61%
Length of employment:	1 year	Location:	Saint Louis, MO

Home town:
Current & past employers:	Stifel Nicolaus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I'm using this to payoff a credit card with an 18% APR. I would much rather owe individual investors while paying off the last of my unsecured debt!

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	68
Revolving Credit Balance:	$11,132.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Stifel Nicolaus and what do you do there?	Stifel Nicolaus is a growing brokerage company with offices throughout the United States. I work in IT as a database designer and programmer, building applications that our financial advisors and executives use to analyze accounts.

Member Payment Dependent Notes Series 488618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488618	$5,525	$5,525	13.85%	1.00%	February 26, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488618. Member loan 488618 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,620 / month
Current employer:	Fresno Co District Attorney	Debt-to-income ratio:	21.03%
Length of employment:	10+ years	Location:	Clovis, CA

Home town:
Current & past employers:	Fresno Co District Attorney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Credit card consolidation/rate reduction. Limits have been reduced and rates have risen. I NEVER miss a payment! Borrower added on 02/23/10 > Credit card consolidation/rate reduction. Rates have risen and limits have been reduced. I NEVER miss a payment!

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,573.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Fresno Co District Attorney?	Senior Investigator
Given the cc changes, other than requesting this loan what actions have you taken, moving foward, to reduce/manage your debt level?	I am in the middle of refinancing my home at a lower interest rate. It has passed preliminary underwriting and is being given to the loan processors. I have written out a comprehensive budget, so I can maximize my cc payments, focusing all excess funds to retire one debt at a time. All others will receive minimum payments.
why don't you borrow more than $5k? if you pay down $5k your credit cards will still be near maxed out.	My first goal is to pay off accounts with high rates. After I get that done, it will free up money to concentrate on paying down one account at a time. The other accounts are around 15-16% and are manageable as-is for now.
What were the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	One inquiry is for a refinance on my home. That application is in progress. The other is from my credit union. I was just turned down for an unsecured loan to consolidate credit accounts, due to lack of available credit.

Member Payment Dependent Notes Series 488644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488644	$10,000	$10,000	12.73%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488644. Member loan 488644 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	winco holdings	Debt-to-income ratio:	8.81%
Length of employment:	7 years	Location:	antelope, CA

Home town:
Current & past employers:	winco holdings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > very successful expanding laptop business in need of growing capital. Established clients and guaranteed return

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,084.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is winco holdings and what do you do there?	It is an employee owned regional grocery chain based in the Northwest US. I have been a dept. manager for the last 6 years with this company.
Could you please describe more about your business - how long has it been open, cash flow, how the loan will be used (advertising?), who your customers are, etc.	We've been open about a year now and really taking off in the last 4 months. We make 30% margin per sale and our clients are mainly businessmen and gorvenment workers in select countries that do not have competitively priced and good retailers in the laptop business.

Member Payment Dependent Notes Series 488647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488647	$6,000	$6,000	10.62%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488647. Member loan 488647 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Ford Metal Roofing	Debt-to-income ratio:	13.99%
Length of employment:	2 years	Location:	St. Augustine, FL

Home town:
Current & past employers:	Ford Metal Roofing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > I am looking to obtain this loan to consolidate some bills. I am fully capible to pay back this loan. If anyone has questions feel free to ask.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,690.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ford Metal Roofing and what do you do there? Loan Description?	Ford Metal Roofing is a roofing company. I am a roofer. I am looking for this loan to consolidate some bills. If you need more info please contact me and I will be happy to answer any questions you may have. Thanks, David

Member Payment Dependent Notes Series 488665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488665	$7,000	$7,000	7.88%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488665. Member loan 488665 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	AIDS Healthcare Foundation	Debt-to-income ratio:	6.69%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	AIDS Healthcare Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Purpose of loan: This loan will be used to pay off my credit card debts. For years I slowly built up some debt on my credit cards and relocated in 2008. The relocation cost was put on a credit card and I currently have about $7000 in credit card balances. In order to bring down the debt, I have used my credit cards very minimally over these few years and I currently make monthly payments to my credit card accounts above the minimum payments, but even paying higher than minimum monthly payments will take me about 10 years to pay off my balance. With this loan, I would like to pay off this debt with a lower interest rate than what my credit card companies are currently charging me. Also I would like to pay off the balances sooner. My financial situation: I am a good candidate for this loan because I have very good credit history. My credit report will reflect responsible financial behavior. I actively review my financial statements regularly and am aware of payments coming up and receive banking alerts. Many of my bills are set up with automatic payments, so I do not accidently forget to pay a bill. I currently am earning a good salary ($70K a year), so I am able to make payments with no hardships. I also spend money responsibly. I am a responsible person with integrity who pays off my loans, debts and bills on time.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,673.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at AIDS Healthcare Foundation?	I work as the Quality Improvement Manager for our Managed Care (HMO) division in Florida.

Member Payment Dependent Notes Series 488669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488669	$12,500	$12,500	17.56%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488669. Member loan 488669 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Emich VW	Debt-to-income ratio:	7.33%
Length of employment:	2 years	Location:	centennial, CO

Home town:
Current & past employers:	Emich VW
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > I have had several questions regarding my job position. I am the pre-owned manager of Emich Volkswagen in Denver, Colorado. We are in the top 10 in the country for certified pre-owned Volkswagens and I have worked her for 2 years and 7 months.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	67
Revolving Credit Balance:	$14,771.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Emich VW and what do you do there? Loan Description?	Emich VW is a new vehicle dealership located in Denver, Colorado. I am the used vehicle manager and I have worked there for 2 years and 8 months. We are in the top 10 dealerships in the nation for certifed pre-owned Volkswagens.
RE: $12,500 CC REFI loan: Position (JOB/What you do) @ Emich VW? TransUnion Credit Report reflects 8 credit inquiries within past 6 months. Purpose of credit inquiries? Advance thanks for ansers to BOTH questions. Member 505570 USMC-Retired-Investor 02.25.2010 @ 07:52 AM ET.	I answered above the questions regarding my position and employment. Several of the inquires are from my dealership as I check my credit more frequently then I should. The other inquires were my credit union as I also checked with them regarding rates on an unsecured loan.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	I am the sales manager of a Volkswagen so I do not have a vehicle or car insurance as I drive demo. My mortgage is 1250 and other then one small installment loan I do not have any other expenses. I have been paying 500 dollars a month towards my credit card expenses. My wife stays home with are one child. She also runs a salon out of are house where she makes and additional 35,000 dollars per year. She has been stylist for 8 years. Credit card debt is bad debt and I would like to convert this to an instalment loan and I will pay this loan off much sooner then the 36 month term.

Member Payment Dependent Notes Series 488671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488671	$14,400	$14,400	7.88%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488671. Member loan 488671 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Medvance	Debt-to-income ratio:	19.69%
Length of employment:	2 years	Location:	Port Saint Lucie, FL

Home town:
Current & past employers:	Medvance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Hi I am looking to consolidate the last of my outstanding credit card balances, so that all i have left is my car loan and other lending club loan that i took out almost a year ago and have never been late on. I work at a private medical college and right now we are experiencing a boom in enrollments as medical is about the safest career to get into. My monthly budget is as followed: rent: 100.00 dollars (I live an apartment connected to my parents house and pay the directv bill) cell: 100.00 dollars Car: 240.00 dollars Len: 165.00 dollars (loan via lending club finished in 2012 never late and wont be) Disc: 240.00 (installment loan via Discover finished in 2012 Education loan Insur: 0.00 Paid for the year BoA: 275 (Bank of America credit card will be paid off balance 10k) Cap: 0.00 (This may or may not be showed as paid off but balance was 3k and i just sent them my tax return to pay them off. ) Oth: 300.00 dollars (includes food, gas, etc...) total outlays put me at around 1400 to 1500 every month. I bring in about 2400 a month after taxes, dental and 401k. From the bottom of my heart I thank everyone who funds this loan, i cannot put into words how much saying good bye to my credit cards means to me and how great it will feel when that happens and I want you to know that I will pay this off. Thank you, CTM

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,261.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Medvance is a college? What is your position there?	Medvance is a private medical college. I"m an admissions rep. there. medvance.edu is the website:)
What are the balances and interest rates on the debts you're refinancing ? THANKS	Thank you for the question, the balance on the bank of america is a little over 10k at 8.99 percent, however it is now set to increase to 19.99. The educational loan will be paid off which has an interest rate of 11.99.

Member Payment Dependent Notes Series 488676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488676	$10,000	$10,000	10.99%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488676. Member loan 488676 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Keany Produce Company	Debt-to-income ratio:	19.48%
Length of employment:	10+ years	Location:	Temple Hills, MD

Home town:
Current & past employers:	Keany Produce Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > With this loan, I will be paying off my credit cards earlier than my projected budget plan at a lower APR as well as help my mother with some of her outstanding medical bills. Despite having money in savings, I do not want to tap my savings because I'm trying to build savings up enough for a down payment on my first home in a few years time. By hard work, smart credit choices and keeping to my budget spreadsheet I have been building up my credit rating over the last few years. I have been fortunate enough to work for the same company for over 17 years and have just received a promotion to a supervisory position. Please consider me as a good candidate to receiving funding for a loan. Thank you for your time and consideration. Borrower added on 02/24/10 > My credit card and store credit debt equals $4604.12 and I???m paying off a Dell line of credit which belongs to my mother but I used of $2364.09; for a total of $6968.21. The remainder of the loan I???m planning to pay towards some of my mother???s outstanding medical and hospital bills. I expect to have just over $1000 leftover. I work full-time as a Customer Service Rep for a wholesale produce supplier in the DelMarVa region. The company has been in business for over 30 years and I???ve worked for them for the last 17 years. I just received a promotion to Shift Supervisor because the previous supervisor is stepping down for pre-retirement. After a 3 month probation period I will be receiving a pay increase. I stated in the loan that I make $38,000 annually but that is my base rate. In 2009, due to overtime and bonuses, I actually made $55,500. My motive for requesting a loan is so consolidate all the different debts into one debt instead of many with different due dates. If I am unable to receive funding I will just continue as I have been doing, setting short term goals while I watch my balances decrease but I would prefer to eliminate all my balances so please consider me worthy of funding.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,638.00	Public Records On File:	1
Revolving Line Utilization:	57.30%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (rent/util/etc) so that we can see how the loan payments will fit into your budget. Thanks!	Sure! I live with family and pay $600 towards household expenses. The reason I list it as rent is because that was the closest option. I have a car payment of $452, car insurance of $164, cell phone bill of $52, life insurance of $58. I live close to work (15 miles) so I don't use a lot of gas, roughly $60 a month. I buy food only for myself, roughly $120 a month. If I pay the minumum on all my credit cards and store credit, $168 a month (this will be paid off with loan). If I pay the minumum on Dell, $74 a month (this will be paid off with loan). Phone/Internet, cable, household utilities, etc are covered under the $600 I contibute to the household fund every month. I usually spend between $18 - 40 a month in entertainment (Netflix, movies, books, etc) but I'm a homebody so I don't usually go out to restaurants unless for special occasions. I usually bring home between $1150 every 2 weeks and start each paycheck new (which means I put anything remaining in savings). I hope this helps.

Member Payment Dependent Notes Series 488679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488679	$3,000	$3,000	10.99%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488679. Member loan 488679 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	18.60%
Length of employment:	2 years	Location:	CRYSTAL LAKE, IL

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > consolidate debt

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,655.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at State Farm Insurance?	I'm an Insurance Account Representative. I am licensed in selling auto, fire, life, and financial products.
WHAT R U CONSOLIDATING AMOUNT PAYMENT INTEREST	$3,000 CitiBank Mastercard. 29% interest rate.

Member Payment Dependent Notes Series 488731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488731	$10,000	$10,000	11.36%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488731. Member loan 488731 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Town and Country Liq	Debt-to-income ratio:	8.06%
Length of employment:	8 years	Location:	VINELAND, NJ

Home town:
Current & past employers:	Town and Country Liq
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,041.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Town and Country Liq and what do you do there?	This place is a Liquor Store. And I am the manager at this place.

Member Payment Dependent Notes Series 488740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488740	$8,000	$8,000	7.51%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488740. Member loan 488740 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	GRANT TANI BARASH & ALTMAN	Debt-to-income ratio:	19.29%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	GRANT TANI BARASH & ALTMAN
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Trying to get all of my debts under 10% APR - this is the last one out there! I've never missed a payment and have a secure position with my employer. Please help me stop feeding more interest to the banks!! Thanks for your support!

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,924.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GRANT TANI BARASH & ALTMAN and what do you do there?	I work at a CPA firm catering to high profile and high net worth clients. My position is an account manager, serving as the bookkeeper and go to person for 11 client groups.
Type your question here.What are the balances and interest rates on the debts you're refinancing ? THANKS	It is one account with a balance of $7,829 at 22.99%. Thank you

Member Payment Dependent Notes Series 488745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488745	$6,000	$6,000	16.07%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488745. Member loan 488745 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	sport chalet	Debt-to-income ratio:	24.57%
Length of employment:	4 years	Location:	anaheim, CA

Home town:
Current & past employers:	sport chalet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Looking for private loan for University of Phoenix expenses Borrower added on 02/25/10 > I have already graduated with my Associates in Liberal Arts and want to further pursue my education and obtain a Bachelors in Criminal Justice. I want to ultimately utilize my work experience plus the experience I will obtain from the university and apply it towards a career in law enforcement.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,585.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is sport chalet and what do you do there?	Sport Chalet is a specialty retail company who sells sporting goods. We have been around since 1959. You may look at my companies website at www.sportchalet.com. I currently am the Loss Prevention Distribution Center Supervisor/Corporate Analyst. I am responsible for all the safety and risk management at our 350,000 sq. ft distribution center along with all the internal investigating throughout the company.
RE: $6,000 Edu loan: What is you JOB/What you do @ Sports Chalet? Member 505570 USMC-Retired-Investor 02.25.2010 @ 07:25 AM ET.	I am the Loss Prevention Distribution Center Supervisor/Corporate Analyst. I handle all of the safety and risk management for the companies 350,000 sq.ft distribution center and also all of the internal investigating for the company.

Member Payment Dependent Notes Series 488769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488769	$15,000	$15,000	14.22%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488769. Member loan 488769 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Scepter Sales & Trading	Debt-to-income ratio:	14.52%
Length of employment:	5 years	Location:	Mamaroneck, NY

Home town:
Current & past employers:	Scepter Sales & Trading
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,373.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Scepter Sales & Trading and what do you do there? Loan Description?	Type your answer here. We trade aluminum We process scrap with the 5 plants we have in US & Canada. I arrange shipments to customers, deal with US & Canada Customs, Truckers & Rail, Arrange Vessels shipments. Plus other administrive services

Member Payment Dependent Notes Series 488770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488770	$12,000	$12,000	7.88%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488770. Member loan 488770 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	UNITED STATE POSTAL SERVICES	Debt-to-income ratio:	13.10%
Length of employment:	5 years	Location:	WESTMINSTER, CA

Home town:
Current & past employers:	UNITED STATE POSTAL SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > I plan to pay off high interest rate on the other credit accounts which is now 22.95% interest. I make payment on time. My job is stable because I am working for the United Postal Service for more than 5 year and I make $50,000 a year

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,100.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at USPS?	My position at the Post Office is Sale Associate and Distribution Clerk.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	I do not own a mortgage, Beside the payments for the crdit cards, I do not have much expenses: I share a room with my brother, I pay $400 for the rent. My net monthly income is $2300. I have $20000 in Thrift Saving Plan with the Post Office, and $7000 investment with TDAmeritrade. My debt with Bank of America is $8500 with interest rate of 22.99%, minimum for this card payment is $247.00/month but I pay $700 for this credit card because I want to pay off this card as soon as I can so I cut off the high interest rate. A second credit card is Chase Credit Card, debt is 2500 with 11.5% interest rate, I pay $100/month, and third card is OCTFCU $3553 with 10.5%, I make payment for $200/month. The reason I want to borrow this loan because I want to consolidate these debts so I can pay off my debs quicker and save on my high interest rate...

Member Payment Dependent Notes Series 488775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488775	$3,000	$3,000	10.99%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488775. Member loan 488775 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,572 / month
Current employer:	Open Technologies Inc	Debt-to-income ratio:	3.82%
Length of employment:	< 1 year	Location:	LUTZ, FL

Home town:
Current & past employers:	Open Technologies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > Earning $1572/month working for Red Bull Borrower added on 02/26/10 > Collecting $400/month from my renter and roommate since Sept.'09.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,737.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Open Technologies Inc and what do you do there? Is Red Bull your second job?	Open Technologies Inc has recently acquired the contract to provide service support(along with the team at HQ in Santa Monica) for all of Red Bull North America and South America, over 2000 employees. OTI is being subcontracted by Red Bull to provide technical computer help desk support.
Since you have been working for Red Bull for less than a year, would you please talk about your previous employment history? Thanks!	I worked April '06-Feb '10 at the Bob Sierra YMCA in Tampa, FL. I worked the fitness floor providing training advice and tutorials for anyone ages 8-80. From 2003-2008, I seasonally did computer installations in Hillsborough county schools with Southern Telecom. In 2009, I also worked 6months at the Tampa International Airport selling electronics for I-Tech and 6months for Protential Sports coaching children after-school sports. I have a diverse resume with experience in customer service, sales, fitness, and computers.
Please list your monthly living expenses (rent/util/phone/ins/etc) as well as the amounts you pay on your credit cards, so we can see how the loan payment would fit into your budget. Thanks!	Everything included= $1197 Breakdown: Monthly Expenses Car Ins ??? 123 Water-70 Electric ??? 110 Cable ??? 114 Cell - 65 Credit ??? 170 Savings ??? 150(+25 automatic transfer=$175) Food ??? 160 Gas-140 Elite SC-40 Misc-30 = $1197 Income=$1572 +$400 rent total monthly income=$1972 $775 surplus cash/month
I am confursed - with 775 surplus cash/month, how is it that you have cc debt?	Paid $1920 cash for school this past semester and I just started my new well paying job with OTI/Red Bull three months ago. Finances before Red Bull were month to month. After taxes $775=$683. I'm saving funds from new job but need transportation and credit building now.
What do you mean by "Need Transportation"? Is the purpose of the loan to buy a car?	Transmission just went out in my only vehicle, a Ford. I'm seeking to buy a small Honda motorcycle that will get great gas mileage and provide me with reliable work transportation. In addition, to giving me a great chance to nail all my payments and build some great credit. So yes, the purpose is to buy transportation, a Honda Rebel.

Member Payment Dependent Notes Series 488824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488824	$5,200	$5,200	7.88%	1.00%	March 2, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488824. Member loan 488824 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Walden University	Debt-to-income ratio:	4.93%
Length of employment:	1 year	Location:	Hollywood, CA

Home town:
Current & past employers:	Walden University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,872.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Walden University? Loan Description?	I work as student support coordinator, assisting students and guiding to the right resources so they can have a good academic experience with Walden. I requested the loan to consonlidated 2 of my credit cards so I have a lower interest rate.

Member Payment Dependent Notes Series 488826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488826	$5,500	$5,500	11.36%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488826. Member loan 488826 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Donnell R Fullerton, PC	Debt-to-income ratio:	22.18%
Length of employment:	6 years	Location:	Alexandria, VA

Home town:
Current & past employers:	Donnell R Fullerton, PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Debt Consolidation

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,656.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Donnell R Fullerton, PC and what do you do there?	Donnell R. Fullerton, PC is a law firm. I am the Legal Administrator.

Member Payment Dependent Notes Series 488844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488844	$2,500	$2,500	10.62%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488844. Member loan 488844 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:		Debt-to-income ratio:	21.64%
Length of employment:	< 1 year	Location:	Kalamazoo, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,213.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of incom? Loan Description?	Currently the VA owes me over $3k back pay for the post 9/11 GI Bill and the State of Michigan owes me over $1k as well. I intend to pay this loan off as soon as I am paid, shouldn't be any longer than a month. The loan is to help get me by until I receive that money. Other than that I will be collecting unemployment, about $1300 a month.

Member Payment Dependent Notes Series 488879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488879	$12,000	$12,000	13.85%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488879. Member loan 488879 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	DP Engineering	Debt-to-income ratio:	20.88%
Length of employment:	3 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	DP Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Financing weight loss surgery for health. Want to be there for my children. Feel this would be much better than running up credit cards.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$7,784.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DP Engineering and what do you do there?	DP Engineering is an engineering firm that provides services to nuclear power plants. I'm a CAD Designer, and in this case someone who drafts and designs electrical blueprints for the plants.
Please list all your debts (types/balances/minimum pmnts) and also your monthly living expenses (PITI/util/etc) so we can see how this loan payment will fit into your budget. Thanks!	Mortgage - $90,808 - $935/mo Installment (vehicle) loans - $8,006 - $457/mo Revolving accounts - $7905 - $201 Electric & Gas - $200-$300 Water - $60 Phone - $80 Cable & Internet - $80 Insurance - $200 Gas for car - $280 Groceries - $800
Please explain your delinquency 3 months ago.	I'm a co-signer on my ex's car loan. She was delinquent, and gave me and the car loan place the run around. Now I am stuck with the delinquency on my record. She is now current, and I'm watching very closely and will make sure it stays that way.
what's the health situation? you seem so young?	Thank you, why yes I'm a young 43. :) Morbid obesity is the disease, and high blood pressure, heart disease, diabetes are my fears, and already joint and lower back pain, shortness of breath, etc are rearing their ugly heads. Every diet in the books has been tried over many years. The surgery is called the Duodenal Switch, and improvement over the more conventional gastric bypass. I appreciate your concern and am touched by the support I'm getting here.

Member Payment Dependent Notes Series 488973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488973	$1,000	$1,000	6.76%	1.00%	February 28, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488973. Member loan 488973 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,575 / month
Current employer:	North Florida Community College	Debt-to-income ratio:	2.41%
Length of employment:	6 years	Location:	madison, FL

Home town:
Current & past employers:	North Florida Community College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > I have a year's salary in emergency savings but it's locked into a CD so instead of breaking the CD to pay for this estimated $850 bathroom repair I thought I would use my good credit (780 FAKO when I checked Credit Karma earlier this month) to request p2p loan. Thanks for reading and considering!

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1967	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,611.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at North Florida Community College?	Type your answer here. I am on the faculty (full time).
Hello. When you say "own", does this mean that you have no monthly mortgage payments and no home equity loan? Are you able to payoff your credit cards each month fully? Your answers are appreciated. Wishing you the best.	Type your answer here. YEs that is correct. I own my home free and clear with no home equity loan and I pay off my credit card balance in full each month.

Member Payment Dependent Notes Series 488991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488991	$10,000	$10,000	7.51%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488991. Member loan 488991 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Lending Club	Debt-to-income ratio:	0.29%
Length of employment:	< 1 year	Location:	Danville, CA

Home town:
Current & past employers:	Lending Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > I want to get a lower rate than my credit cards and pay those down. Those savings will be used to update my kitchen and home appliances that are old and need replacement. Borrower added on 02/25/10 > I want to get a lower rate on my credit card and pay for some new kitchen and home appliances that need to be replaced.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,323.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 489025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489025	$10,000	$10,000	7.51%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489025. Member loan 489025 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	USAF	Debt-to-income ratio:	1.87%
Length of employment:	5 years	Location:	PANAMA CITY, FL

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,691.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does that mean you have no mortgage to pay each month and you have no home equity loan? Your revolving credit balance indicates that you owe $2,691. Where is the rest of the debt and how did you accumulate it? Your answers are appreciated. Wishing you the best.	Type your answer here. No, I pay $242.00 for a equity loan.
Loan Description? Please list your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan. Thank you in advance.	Type your answer here. Citi Cards - $2300.00 Discover Card - $5200.00 Tyndall Federal CU - $2500.00
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds?	I have already answered these questions eariler
Thank you. I am assuming that all 3 of them are at higher rates than this loan, and that you plan on paying them all off with this loan? Is your long term plan to eliminate or minimize CC usage? Do you own your property outright, or pay a mortgage? How long are you stationed in PC for? Thank you in advance for your answers.	Yes, it is to eliminate debt of CC usage, I pay a mortage . I am a Civilillian Employee, I have been here for over 15 years. I plan on being here indifinite. I also have a CC for $5600.00. If I could get a 5 year term to pay all 4 credit cards off was my goal. But I can't afford to pay back anything over $325.00 a month
Sounds like you have good control of your finances! When I have funds available in a week or so, if your loan is not 100% funded by then, I will be back to help.	Thank You
Well, if you did, you didn't post them here. So, can you answer these questions? I and most lenders need to see that information to determine the risk. W/o it, we'll move on to other loans. It's nothing personal we are just trying to evaluate risk as would a bank. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? PLEASE INCLUDE THE RATES. Can you list your savings account balance(s) and/or any other kind of emergency funds?	$242.00 mortage $465.00 car $148.00 CC $78.00 CC $185.00 CC $School Deferment

Member Payment Dependent Notes Series 489087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489087	$12,000	$12,000	10.25%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489087. Member loan 489087 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	LoJack Corporation	Debt-to-income ratio:	15.92%
Length of employment:	10+ years	Location:	Hawthorne, CA

Home town:
Current & past employers:	LoJack Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,400.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is LoJack Corporation and what do you do there?	Hello, LoJack is a company that makes police tracking devices for stolen autos, motorcycles, laptops, cargo and construction equipment and just entered the market for tracking missing persons (Autistic children and Alzheimer's patients). The company is 26 years old, is public (LOJN) and I've worked with them for 13 years, having been promoted to Senior Account Manager. I hope that helps answer your question. :)
With a Revolving balance of $44K , how is this loan for $12K going to be used?	I'm paying off my Wells Fargo Visa immediately which has a $8k balance but a 24% interest. Then I'm paying off my other cc's with high rates but low balances as I've already cut them up. I have a low interest on my car loan that will free up $600/mo in 17 months but I expect to pay that off sooner. I'm not having any trouble paying down my BofA card which I'm only paying 10.24% interest. This loan is primarily to clear up my Wells card at a lower rate and allows me to chip away at my principal elsewhere.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? What is your position at LoJack? Thank you	I've been with LoJack 13 of their 26 years in existance and my position is secure as Senior AM. I have $100k in equity as an emergency fund but don't envision having to touch it.
What are the balances and interest rates on the debts you're refinancing ? THANKS	Right away, I'm paying off my Wells Fargo Visa at $8k killing me with 24% interest,then Macy's Visa $950 balance at 14.9% and First Electronic Bk (Fry's) balance of $1161 that is 0% but will go to 22.99% after promo period ends 10/2010. I cut up cards and am chipping away at debt. Car loan is $600/mo and I'm not upside down anymore, '06 Passat will be paid off in 17 months.Thanks and I hope that helps.

Member Payment Dependent Notes Series 489109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489109	$3,000	$3,000	6.39%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489109. Member loan 489109 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,458 / month
Current employer:	CACI	Debt-to-income ratio:	1.06%
Length of employment:	4 years	Location:	Columbia, MD

Home town:
Current & past employers:	CACI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,736.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does that mean that you have paid off the mortgage and have no home equity loan? Are you able to payoff your credit cards fully each month? Your answers are appreciated. Wishing you the best.	I have a mortgage. I am am able to pay off my CC bills at the end of each month. Thanks for the question.
Loan Description? What is CACI and what do you do there?	CACI is an IT company supporting the federal government. See www.caci.com. I'm an Acquisition Analyst

Member Payment Dependent Notes Series 489139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489139	$10,400	$10,400	10.25%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489139. Member loan 489139 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Noonan & Lieberman	Debt-to-income ratio:	14.83%
Length of employment:	5 years	Location:	ALsip, IL

Home town:
Current & past employers:	Noonan & Lieberman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > When I pay off my Credit Card Debt I plan on decreasing my Stress and Anxiety by about 90% and taking to heart the lessons I have learned about credit cards and debt in general. You have to save for what you need in life and if you've done it right, you can afford what you want. At that point you'll have earned it. I look forward to an opportunity like the one Lending Club Investors provide. My best friend referred me because she loves the relief it has provided for her. I also can't wait to move forward with my life in a much smoother, smarter way. = }

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,610.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Noonan & Lieberman and what do you do there?	It is a Law Firm and I am a Paralegal at their office. I prepare the documents prior to the scheduled courtdates so that everything is ready to go and gets entered according to the courts requirements and specifications. I would be happy to give more details but I do acknowledge that this will be visible to the public so I hope you understand the reasoning for my somewhat general answer. Please let me know if you have any other questions.
Your debt shows as $5,600 but you are requesting $10,000. Please explain the difference.	Per my calculations of the 3 credit cards I hope to pay off with this loan, it totals about 7,500 so I am not sure as to why it only indicates 5,600. I also have paid my own way through with college while working full time since I graduated from high school. My sister supports my goals and has tried to help me with occasional assistance. I hope to pay her back with some of this money. Selling my condo, paying off my debt and finishing school in ''no time'' was easier said than done. I have learned so much from this lesson and will be appreciative of whatever total is invested in my loan.
This is visible to the public - which is what person to person lending is. On the other hand, it's only seen by other 'lenders'. Transparency works best here...	My firm works in Mortgage Lending and Service Litigation. I process Judgments in the Foreclosure Department.
Getting a handle on your finances while you are young will pay off later in more ways that you realize now - good for you for doing it! Do you currently own your home outright, or pay a mortgage? Thank you in advance for your answer.	I pay a mortgage. My dad retired early and sold our house right after high school. I was approved for financing on a small condo. It seemed the smart thing to do at the time. I never realized how hard it would be to still pay for school and everything else until then. I do not neglect my responsibilities to any of my lenders. I have a secure job and I am never late on payments. I have grown up a lot over the past years and am so grateful for an opportunity like this to pay these cards off and not be eaten up by these new interest rates on my credit cards.

Member Payment Dependent Notes Series 489161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489161	$3,200	$3,200	13.11%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489161. Member loan 489161 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	National City	Debt-to-income ratio:	17.86%
Length of employment:	6 years	Location:	Washington, MO

Home town:
Current & past employers:	National City
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > Consolidation

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,028.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is National City and what do you do there?	It is a bank. We are in the process of merging with PNC bank. I am the teller supervisor/customer service leader.

Member Payment Dependent Notes Series 489200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489200	$12,000	$12,000	13.48%	1.00%	March 1, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489200. Member loan 489200 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	External IT	Debt-to-income ratio:	20.77%
Length of employment:	3 years	Location:	Lewisville, TX

Home town:
Current & past employers:	External IT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,909.00	Public Records On File:	1
Revolving Line Utilization:	65.70%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is External IT and what do you do there?	We are an internet application hosting and service provider which utilizes virtualization and cloud computing to provide applications and data to users at small to medium sized companies and value added resellers. Headquarters in Dallas, TX. with offices and data centers in New York, Los Angeles, Secaucus-NJ and Connecticut. www.externalit.com I am the VP of Customer Service and I oversee Account Management for all External IT customers.
Please list all your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan. Thanks!	I have 6 credit cards. I had 7 last year but I paid off 1 of them 6 months ago and closed it. Below are my credit card debts, the firs (the top 2 listed were JUST raised to almost 30% in the last 3 months, when credit card companies started increasing interest rates before the new credit card laws took effect) Type/Balance/APR *credit card - $2200 - 29.99% *credit card - $2270 - 28.24% *credit card - $5900 - 21.99% credit card - $0 - 18.72% credit card - $4200 - 12.99% credit card - $2680 - 19.99% The first 3 listed above are the ones I am agressively trying to pay off as they have the highest APR. I want to borrow $12K to cover the above loans for approx $10,400 + loan fees (charged by Lending Club). Thanks.
Please explain the Public Record? Thank you in advance.	I was laid off in 2000 (right when the stock market bubble burst) and was unable to find a job for about 2 years. After several months of unemployment, I decided to buy a franchise for computer repair services. Franchise did not do well and I ended up selling it at a loss. After 2 years worth of unemployment and inconsistent/no income from the franchise, I had racked up too much personal debt to cover family daily expenses (and was stuck with a lease for a car that was required by the Franchise contract). Bankruptcy was our only option at that time. Bankruptcy was filed in 2002. Thanks.

Member Payment Dependent Notes Series 489299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489299	$8,000	$8,000	7.51%	1.00%	February 28, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489299. Member loan 489299 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	walmart	Debt-to-income ratio:	10.99%
Length of employment:	10+ years	Location:	port orange, FL

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > I plan on using the funds to combine my credit cards into one bill at a lower interest rate. I've been with the same company for 10.5 years.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,693.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your job at walmart? Thanks!	I'm a stocker
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Walmart? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for.	I have 2 credit cards I'd like to combine into one loan the interest rates on them are 20.24% and 13.99%. I live with my mother so no I'm not the sole wage earner in the household. Our combined income a month is around $4,000. She works full time also and owns the home we live in. I'm a stocker at Wal-mart. I'll have been there 11 years this June. I started working their when I was 19 so not much prior job history.

Member Payment Dependent Notes Series 489353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489353	$7,200	$7,200	9.88%	1.00%	March 2, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489353. Member loan 489353 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Sun Life Financial	Debt-to-income ratio:	5.73%
Length of employment:	1 year	Location:	TAMPA, FL

Home town:
Current & past employers:	Sun Life Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,672.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe your role at work? Credit card situation (cards, balance, apr)? any other debt?	John369: I am an Employee Benefit Sales Rep. I travel 2-4 days a week meeting with Insurance Brokers and I sell Group Insurance Benefits for companies. The company I work with is rated a top 100 sustainable company. My credit card debt came from college. My senior year of college my Dad got stage 4 skin cancer and it hurt some of my funding. I told them to not worry about helping me out and took on debt. I had to spread it out. The APR on the 3 cards I have debt ranges from 13-16 percent, making this funding much more attractive. I am just looking for one solid payment a month to get me through the initial portion of my career. Thank you for your interest.

Member Payment Dependent Notes Series 489401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489401	$4,750	$4,750	10.99%	1.00%	March 2, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489401. Member loan 489401 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	CITY OF TEMPE	Debt-to-income ratio:	17.64%
Length of employment:	2 years	Location:	GILBERT, AZ

Home town:
Current & past employers:	CITY OF TEMPE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > I'm looking to pay off Credit Card balances and use any remaining funds to apply to a future wedding.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	51
Revolving Credit Balance:	$7,489.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the CITY OF TEMPE and what do you do in that role?	I work for the courts financial services department. When any money comes in to the court it has to be accounted for and sent over to the accounting department. Basically any financial issues that the court has like defendants missing payments, NSF checks, accounting offsets, and cash handling.

Member Payment Dependent Notes Series 489407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489407	$1,000	$1,000	6.76%	1.00%	March 2, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489407. Member loan 489407 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	7.84%
Length of employment:	7 years	Location:	Plymouth, MN

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,396.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 489422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489422	$10,000	$10,000	7.88%	1.00%	February 28, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489422. Member loan 489422 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Mass. General Hospital	Debt-to-income ratio:	5.42%
Length of employment:	2 years	Location:	TAUNTON, MA

Home town:
Current & past employers:	Mass. General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,140.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Mass. General Hospital?	I am a RN and I work on the RACU floor.
Why was this loan request relisted?	An error occurred when I was asked to email lending club certain information. It was corrected, my information was checked out and my loan was re-listed.

Prospectus Supplement (Sales Report) No. 6 dated March 2, 2010